--------------------------------------------------------------------------------





                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)



                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 29, 1997

                                 $325,175,338.47




                       Mortgage Pass-Through Certificates
                                 Series 1997-12





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I 1

                                  DEFINITIONS 1
Section 1.01. Definitions ................................................
Section 1.02. Acts of Holders ............................................
Section 1.03. Effect of Headings and Table of Contents ...................
Section 1.04. Benefits of Agreement ......................................

                                  ARTICLE II 1

             CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE
                                 CERTIFICATES 1
Section 2.01. Conveyance of Mortgage Loans ...............................
Section 2.02. Acceptance by Trustee ......................................
Section 2.03. Representations and Warranties of the Master Servicer
                 and the Seller ..........................................
Section 2.04. Execution and Delivery of Certificates .....................
Section 2.05. Designation of Certificates; Designation of Startup
                 Day and Latest Possible Maturity Date ...................

                                  ARTICLE III 1

          ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE
                                     LOANS 1
Section 3.01. Certificate Account ........................................
Section 3.02. Permitted Withdrawals from the Certificate Account .........
Section 3.03. Advances by Master Servicer and Trustee ....................
Section 3.04. Trustee to Cooperate;  Release of Owner Mortgage
                 Loan Files ..............................................
Section 3.05. Reports to the Trustee; Annual Compliance Statements .......
Section 3.06. Title, Management and Disposition of Any REO
                 Mortgage Loan ...........................................
Section 3.07. Amendments to Servicing Agreements, Modification
                 of Standard Provisions ..................................
Section 3.08. Oversight of Servicing .....................................
Section 3.09. Termination and Substitution of Servicing Agreements .......
Section 3.10. 1934 Act Reports ...........................................

                                  ARTICLE IV 1

              DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
                  CERTIFICATEHOLDERS; STATEMENTS AND REPORTS 1

Section 4.01. Distributions ..............................................

                                                                            Page
                                                                            ----


Section 4.02. Allocation of Realized Losses ..............................
Section 4.03. Paying Agent ...............................................
Section 4.04. Statements to Certificateholders;
                 Report to the Trustee and the Seller ....................
Section 4.05. Reports to Mortgagors and the Internal Revenue Service .....
Section 4.06 Calculation of Amounts; Binding Effect of Interpretations
                and Actions of Master Servicer ...........................

                                   ARTICLE V 1

                               THE CERTIFICATES 1
Section 5.01. The Certificates ...........................................
Section 5.02. Registration of Transfer and Exchange of Certificates ......
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates ..........
Section 5.04. Persons Deemed Owners ......................................
Section 5.05. Access to List of Certificateholders' Names and Addresses ..
Section 5.06. Maintenance of Office or Agency ............................
Section 5.07. Definitive Certificates ....................................
Section 5.08. Notices to Clearing Agency .................................

                                  ARTICLE VI 1

                      THE SELLER AND THE MASTER SERVICER 1
Section 6.01. Liability of the Seller and the Master Servicer ............
Section 6.02. Merger or Consolidation of the Seller or the
                 Master Servicer .........................................
Section 6.03. Limitation on Liability of the Seller, the Master
                 Servicer and Others .....................................
Section 6.04. Resignation of the Master Servicer .........................
Section 6.05. Compensation to the Master Servicer ........................
Section 6.06. Assignment or Delegation of Duties by Master Servicer ......
Section 6.07. Indemnification of Trustee and Seller by Master Servicer ...

                                  ARTICLE VII 1

                                    DEFAULT 1
Section 7.01. Events of Default ..........................................
Section 7.02. Other Remedies of Trustee ..................................
Section 7.03. Directions by Certificateholders and Duties of Trustee
                 During Event of Default .................................
Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default ...............................
Section 7.05. Trustee to Act; Appointment of Successor ...................
Section 7.06. Notification to Certificateholders .........................

                                 ARTICLE VIII 1

                            CONCERNING THE TRUSTEE 1
Section 8.01. Duties of Trustee ..........................................

                                                                            Page
                                                                            ----


Section 8.02. Certain Matters Affecting the Trustee ......................
Section 8.03. Trustee not Required to Make Investigation .................
Section 8.04. Trustee not Liable for Certificates or Mortgage Loans ......
Section 8.05. Trustee May Own Certificates ...............................
Section 8.06. The Master Servicer to Pay Fees and Expenses ...............
Section 8.07. Eligibility Requirements ...................................
Section 8.08. Resignation and Removal ....................................
Section 8.09. Successor ..................................................
Section 8.10. Merger or Consolidation ....................................
Section 8.11. Authenticating Agent .......................................
Section 8.12. Separate Trustees and Co-Trustees ..........................
Section 8.13. Appointment of Custodians ..................................
Section 8.14. Tax Matters; Compliance with REMIC Provisions ..............
Section 8.15. Monthly Advances ...........................................

                                  ARTICLE IX 1

                                  TERMINATION 1
Section 9.01. Termination upon Purchase by the Seller or
                 Liquidation of All Mortgage Loans .......................
Section 9.02. Additional Termination Requirements ........................

                                   ARTICLE X 1

                           MISCELLANEOUS PROVISIONS 1
Section 10.01. Amendment .................................................
Section 10.02. Recordation of Agreement ..................................
Section 10.03. Limitation on Rights of Certificateholders ................
Section 10.04. Governing Law; Jurisdiction ...............................
Section 10.05. Notices ...................................................
Section 10.06. Severability of Provisions ................................
Section 10.07. Special Notices to Rating Agencies ........................
Section 10.08. Covenant of Seller ........................................
Section 10.09. Recharacterization ........................................

                                  ARTICLE XI 1

                            TERMS FOR CERTIFICATES 1
Section 11.01. Class A Fixed Pass-Through Rate ...........................
Section 11.02. Cut-Off Date ..............................................
Section 11.03. Cut-Off Date Aggregate Principal Balance ..................
Section 11.04. Original Class A Percentage ...............................
Section 11.05. Original Class A Subclass Principal Balances ..............
Section 11.06. Original Class A Non-PO Principal Balance .................
Section 11.07. Original Class A-10 Notional Amount .......................
Section 11.08. Original Class A-11 Notional Amount .......................

                                                                            Page
                                                                            ----


Section 11.09.  Original Component Principal Balances ....................
Section 11.10. Original Subordinated Percentage ..........................
Section 11.11. Original Class M Percentage ...............................
Section 11.12. Original Class M Principal Balance ........................
Section 11.13. Original Class M Fractional Interest ......................
Section 11.14. Original Class B-1 Percentage .............................
Section 11.15. Original Class B-2 Percentage .............................
Section 11.16. Original Class B-3 Percentage .............................
Section 11.17. Original Class B-4 Percentage .............................
Section 11.18. Original Class B-5 Percentage .............................
Section 11.19. Original Class B Principal Balance ........................
Section 11.20. Original Class B Subclass Principal Balances ..............
Section 11.21. Original Class B-1 Fractional Interest ....................
Section 11.22. Original Class B-2 Fractional Interest ....................
Section 11.23. Original Class B-3 Fractional Interest ....................
Section 11.24. Original Class B-4 Fractional Interest ....................
Section 11.25. Closing Date ..............................................
Section 11.26. Right to Purchase .........................................
Section 11.27. Wire Transfer Eligibility .................................
Section 11.28. Single Certificate ........................................
Section 11.29. Servicing Fee Rate ........................................
Section 11.30. Master Servicing Fee Rate .................................

                                    EXHIBITS
EXHIBIT A-1    -    Form of Face of Class A-1  Certificate
EXHIBIT A-2    -    Form of Face of Class A-2  Certificate
EXHIBIT A-3    -    Form of Face of Class A-3  Certificate
EXHIBIT A-4    -    Form of Face of Class A-4  Certificate
EXHIBIT A-5    -    Form of Face of Class A-5  Certificate
EXHIBIT A-6    -    Form of Face of Class A-6  Certificate
EXHIBIT A-7    -    Form of Face of Class A-7  Certificate
EXHIBIT A-8    -    Form of Face of Class A-8  Certificate
EXHIBIT A-9    -    Form of Face of Class A-9  Certificate
EXHIBIT A-10   -    Form of Face of Class A-10 Certificate
EXHIBIT A-11   -    Form of Face of Class A-11 Certificate
EXHIBIT A-PO   -    Form of Face of Class A-PO Certificate
EXHIBIT A-WIO  -    Form of Face of Class A-WIO Certificate
EXHIBIT A-R    -    Form of Face of Class A-R  Certificate
EXHIBIT A-LR   -    Form of Face of Class A-LR Certificate
EXHIBIT B-1    -    Form of Face of Class B-1  Certificate
EXHIBIT B-2    -    Form of Face of Class B-2  Certificate
EXHIBIT B-3    -    Form of Face of Class B-3  Certificate
EXHIBIT B-4    -    Form of Face of Class B-4  Certificate
EXHIBIT B-5    -    Form of Face of Class B-5  Certificate
EXHIBIT C      -    Form of Face of Class M    Certificate
EXHIBIT D      -    Form of Reverse of Series 1997-12 Certificates
EXHIBIT E      -    Custodial  Agreement
EXHIBIT F-1    -    Schedule  of  Mortgage Loans Serviced by Norwest
                       Mortgage from locations other than Frederick, Maryland
EXHIBIT F-2    -    Schedule of Mortgage Loans Serviced by Norwest
                       Mortgage in Frederick  Maryland
EXHIBIT F-3    -    Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G      -    Request for Release
EXHIBIT H      -    Affidavit Pursuant to Section 860E(e)(4) of
                       the Internal Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I      -    Letter from Transferor of Residual Certificates
EXHIBIT J      -    Transferee's Letter (Class [A-7] [A-PO][B-3] [B-4] [B-5]
                       Certificates)
EXHIBIT K      -    Transferee's Letter (Class [M] [B-1] [B-2] Certificates)
EXHIBIT L      -    Servicing Agreements
EXHIBIT M      -    Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of August 29, 1997 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.      Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any

Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance or, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry  Certificate:  Any of the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6

Certificates, Class A-8 Certificates or Class A-9 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-PO Certificates, Class A-WIO Certificates, Class A-R Certificate or Class A-LR Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Class A Subclass Principal Balances of the Class A
Certificates (other than the Class A-7 and Class A-8 Certificates), (ii) the lesser of the Component Principal Balance of the Class A-7 Scheduled Accrual Component and the Original Component Principal Balance of the Class A-7
Scheduled  Accrual  Component  and  (iii) the  lesser  of the  Class A  Subclass
Principal Balance of the Class A-8 Certificates and the Original Class A Subclass Principal Balance of the Class A-8 Certificates.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

               (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Class A Subclass Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Class A-7 Scheduled Accrual Component Distribution Amount, if any, with respect to such Distribution Date, (ii) the Class A-8 Accrual Distribution Amount, if any, with respect to such Distribution Date and (iii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in August 2002, 100%. As to any Distribution Date subsequent to August 2002 to and including the Distribution Date in August 2003, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2003 to and including the Distribution Date in August 2004, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2004 to and including the Distribution Date in August 2005, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2005 to and including the Distribution Date in August 2006, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2006, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A

Prepayment Percentage for the Distribution Date occurring in the August preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including September 2002 and August 2003, (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including
September 2003 and August 2004, (3) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including September 2004 and August 2005, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including September 2005 and August 2006, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after September 2006. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8
Certificates, Class A-9 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-PO Certificates, Class A-WIO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Subclass Distribution Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-7, Class A-8, Class A-10, Class A-11, Class A-WIO and Class A-PO Certificates), the amount distributable to such Class A Subclass pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-7 Certificates, the sum of (a) (i) as to any Distribution Date prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, the amount distributable to the Class A-7 Certificates with respect to the Class A-7 Scheduled Accrual Component pursuant to the provisos in Paragraph first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i), and (ii) as to any Distribution Date on or after the Class A-7 Scheduled Accrual Component Accretion Termination Date, the amount distributable to the Class A-7

Certificates with respect to the Class A-7 Scheduled Accrual Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i) and (b) the amount distributable to the Class A-7 Certificates with respect to the IO Components pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-8 Certificates, (a) as to any Distribution Date prior to the Class A-8 Accretion Termination Date, the amount distributable to the Class A-8 Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the Class A-8 Accretion Termination Date, the amount distributable to the Class A-8 Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-10, Class A-11 and Class A-WIO Certificates, the amount distributable to such Class A Subclass pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-PO Certificates, the amount distributable pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i)

     Class A Subclass Interest Accrual Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-7, Class A-10, Class A-11, Class A-PO and Class A-WIO Certificates), (i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class A Subclass and (b) the Class A Subclass Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to the Class A-7 Certificates, the sum of the Component Interest Accrual Amounts for the Class A-7 Scheduled Accrual Component and the IO Components. As to any Distribution Date and the Class A-10 Certificates, the Class A-10 Interest Accrual Amount. As to any Distribution Date and the Class A-11 Certificates, the Class A-11 Interest Accrual Amount. As to any Distribution Date and the Class A-WIO Certificates, the Class A-WIO Interest Accrual Amount. The Class A-PO Certificates have no Class A Subclass Interest Accrual Amount.

     Class A Subclass Interest Percentage: As to any Distribution Date and any Class A Subclass (other than the Class A-7 and Class A-PO Certificates), the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount and each Component Interest Accrual Amount).

     Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including (i) in the case of the Class A-7 Certificates with respect to the Class A-7 Scheduled Accrual Component prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, the amount included in the Class A-7 Scheduled Accrual Component Distribution Amount pursuant to clause
(i) of the definition thereof and (ii) in the case of the Class A-8 Certificates prior to the Class A-8 Accretion Termination Date, the amount included in the Class A-8 Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

     Class A Subclass Interest Shortfall Percentage: As to any Distribution Date and Class A Subclass, the percentage calculated by dividing the Class A Subclass Unpaid Interest Shortfall for such Class A Subclass by the Class A Unpaid Interest Shortfall, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class A Subclass Loss Percentage: As to any Determination Date and any Subclass of Class A Certificates (other than the Class A-7, Class A-10, Class A-11, Class A-PO and Class A-WIO Certificates) then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass (or, in the case of the Class A-8 Certificates, the Original Class A Subclass Principal Balance of such Subclass, if lower) by the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-7 Certificates) or Component Principal Balance of the Class A-7 Scheduled Accrual Component not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Subclass Pass-Through Rate: As to the Class A-LR Certificate, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 6.650% per annum. As to the Class A-2 and Class A-3 Certificates, 6.750% per annum. As to the Class A-4, Class A-5 and Class A-6 Certificates, 7.100% per annum. As to the Class A-10 Certificates, 0.600% per annum. As to the Class A-11 Certificates, 0.100% per annum. As to the Class A-8, Class A-9 and Class A-R Certificates, 7.250%. As to the Class A-WIO Certificates the Class A-WIO Pass-Through Rate. The Class A-7 Certificates have no Class A Subclass Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Subclass Pass-Through Rate.

     Class A Subclass Principal Balance: As of the first Determination Date and as to any Class A Subclass (other than the Class A-7, Class A-10, Class A-11 and Class A-WIO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass (other than the Class A-7, Class A-10, Class A-11, Class A-PO and Class A-WIO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass (increased in the case of the Class A-8 Certificates by the Class A-8 Principal Accretion Amounts with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a)(i) (B) as a result of a Principal Adjustment, (C), if applicable, from the Class A-7 Scheduled Accrual Component Distribution Amounts for such prior Distribution Dates and (D), if applicable, from the Class A-8 Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such

Determination Date to such Class A Subclass pursuant to Section 4.02(b). After the Cross-Over Date, each such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. As to the Class A-7 Certificates, the Component Principal Balance of the Class A-7 Scheduled Accrual Component. The Class A-10, Class A-11 and Class A-WIO Certificates will not have Class A Subclass Principal Balances.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class A Subclass Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass (or (a) in the case of the Class A-7 Certificates with respect to the Class A-7 Scheduled Accrual Component prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, the amount included in the Class A-7 Scheduled Accrual Component Distribution Amount pursuant to clause (ii) of the definition thereof and (b) in the case of the Class A-8 Certificates prior to the Class A-8 Accretion Termination Date, the amount included in the Class A-8 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

     Class A Voting Interest: The sum of (A) the product of (i) the then applicable Class A Percentage and (ii) the Non-PO Voting Interest and (B) the Pool Balance (PO Portion) divided by the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit D hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit D hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-7 Component: Any of the Class A-7 Scheduled Accrual Component, Class A-7 IO A Component, Class A-7 IO B Component or Class A-7 IO C Component.

     Class A-7 IO A Component Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Component Rate for such Component and
(B) the Class A-7 IO A Component Notional Amount as of such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A

Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-7 IO A Component Notional Amount: As to any Distribution Date, the sum of the Class A Subclass Principal Balances of the Class A-2 and Class A-3 Certificates.

     Class A-7 IO B Component Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Component Rate for such Component and
(B) the Class A-7 IO B Component Notional Amount as of such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-7 IO B Component Notional Amount: As to any Distribution Date, the sum of the Class A Subclass Principal Balances of the Class A-4, Class A-5 and Class A-6 Certificates.

     Class A-7 IO C Component Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Component Rate for such Component and
(B) the Class A-7 IO C Component Notional Amount as of such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-7 IO C Component Notional Amount: As to any Distribution Date, the sum of (i) the Class A Subclass Principal Balances of the Class A Certificates (other than the Class A-PO and Class A-LR Certificates), (ii) the Class M Principal Balance and (iii) the Class B Principal Balance.

     Class A-7 Scheduled Accrual Component Accretion Termination Date: The earlier of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balances of the Class A-4, Class A-5 and Class A-6 Certificates have been reduced to zero or (ii) the Cross-Over Date.

     Class A-7 Scheduled Accrual Component Distribution Amount: As to any Distribution Date prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage of the Class A-7 Scheduled Accrual Component of the Current Class A Interest Distribution Amount and (ii) the Component Shortfall Percentage of the Class A-7 Scheduled Accrual Component of the amount distributed in respect of the Class A-7 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Class A-7 Scheduled Accrual Component Accretion Termination Date, zero.

     Class A-7 Scheduled Accrual Component Loss Percentage: As to any Determination Date, the percentage calculated by dividing (i) the lesser of the Component Principal Balance of such Component and the Original Component Principal Balance of such Component by (ii) the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-7 Certificates) or Component Principal Balance of the Class A-7 Scheduled Accrual Component not then outstanding), in each case determined as of the preceding Determination Date.

     Class A-7 Scheduled Accrual Component Principal Accretion Amount: As to any Distribution Date prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-7 Scheduled Accrual Component Distribution Amount with respect to such Distribution Date.

     Class A-8 Accretion Termination Date: The earlier of (i) the Distribution Date following the Distribution Date on which the Component Principal Balance of the Class A-7 Scheduled Accrual Component has been reduced to zero or (ii) the Cross-Over Date.

     Class A-8 Accrual Distribution Amount: As to any Distribution Date prior to the Class A-8 Accretion Termination Date, an amount equal to the sum of (i) the Class A Subclass Interest Percentage of the Class A-8 Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Subclass Interest Shortfall Percentage of the Class A-8 Certificates of the amount distributed in respect of the Class A Subclasses pursuant to Paragraph second of
Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Class A-8 Accretion Termination Date, zero.

     Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit D hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-8 Principal Accretion Amount: As to any Distribution Date prior to the Class A-8 Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-8 Accrual Distribution Amount with respect to such Distribution Date.

     Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit D hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-9 Percentage: The Class A Subclass Principal Balance of the Class A-9 Certificates divided by the Pool Balance (Non-PO Portion).

     Class A-9 Priority Amount: For any Distribution Date, the lesser of (i) the Class A Subclass Principal Balance of the Class A-9 Certificates and (ii) the sum of (A) the product of (1) the Class A-9 Percentage, (2) the Class A-9 Shift Percentage and (3) the Scheduled Amount and (B) the product of (1) the Class A-9 Percentage, (2) the Class A-9 Shift Percentage and (3) the Unscheduled Principal Amount.

     Class A-9 Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                        Class A-9 Shift Percentage

September 1997 through August 2002 ..............                     0%
September 2002 through August 2003 ..............                    30%
September 2003 through August 2004 ..............                    40%
September 2004 through August 2005 ..............                    60%
September 2005 through August 2006 ..............                    80%
September  2006  and  thereafter ................                   100%


     Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit D hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-10 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A-10 Pass-Through Rate and (B) the Class A-10 Notional Amount as of such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-10 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-10 Notional Amount: As to any Distribution Date, an amount equal to the Class A Subclass Principal Balance of the Class A-1 Certificates.

     Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit D hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-11 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Pass-Through Rate of the Class A-11 Certificates and (B) the Class A-11 Notional Amount as of such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-11 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-11 Notional Amount: As to any Distribution Date, the sum of (i) the Class A Subclass Principal Balances of the Class A Certificates (other than the Class A-PO and Class A-LR Certificates), (ii) the Class M Principal Balance and
(iii) the Class B Principal Balance.

     Class A-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L1 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Class A Subclass Principal Balance of the Class A-1 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class A-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L2 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the sum of the Class A Subclass Principal Balances of the Class A-2 and Class A-3 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class A-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L4 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the sum of the Class A
Subclass Principal Balances of the Class A-4, Class A-5 and Class A-6 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class A-L7 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L7 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Component Principal Balance of the Class A-7 Scheduled Accrual Component and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class A-L8 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L8 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the sum of the Class A Subclass Principal Balances of the Class A-8 and Class A-9 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class A-LPO Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

     Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class A-LUR Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LUR Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Class A Subclass Principal Balance of the Class A-R Certificate and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class A-LWIO Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit D hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (i) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

               (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
          Section 2.02 or 2.03;

               (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A-WIO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-WIO and Exhibit D hereto.

     Class A-WIO Certificateholder: The registered holder of a Class A-WIO Certificate.

     Class A-WIO Interest Accrual Amount: As to any Distribution Date, (i) the product of (a) 1/12th of the Class A-WIO Pass-Through Rate and (b) the Class A-WIO Notional Amount as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-WIO Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-WIO  Notional  Amount:  As to any  Distribution  Date the aggregate
Scheduled   Principal   Balance  of  the  Premium  Mortgage  Loans  as  of  such
Distribution Date.

     Class A-WIO Pass-Through Rate: As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans minus 7.500%.

     Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class B Pass-Through Rate: As to any Distribution Date, 7.250% per annum.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

     Class  B  Subclass:   Any  of  the  Class  B-1   Certificates,   Class  B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Subclass Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

     Class B Subclass Interest Accrual Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class B Subclass Interest Percentage of such Class B Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class B Subclass Interest Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

     Class B Subclass Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

     Class B Subclass  Loss  Percentage:  As to any  Determination  Date and any
Class B Subclass then outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Subclass Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

     Class B Subclass  Prepayment  Percentage:  Any of the Class B-1  Prepayment
Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

     Class B Subclass Principal Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Class B Subclass Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-1  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

     Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Prepayment Percentage for such Distribution Date will be zero.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class M Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-2  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-3  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass

Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-4  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a)(i).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-5  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class B-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L1 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Class B Subclass Principal Balance of the Class B-1 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class B-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Class B Subclass Principal Balance of the Class B-2 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class B-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L3 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Class B Subclass Principal Balance of the Class B-3 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class B-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Class B Subclass Principal Balance of the Class B-4 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class B-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Class B Subclass Principal Balance of the Class B-5 Certificates and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Class M Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

     Class M Certificateholder: The registered holder of a Class M Certificate.

     Class M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.

     Class M Pass-Through Rate: As to any Distribution Date, 7.250% per annum.

     Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and
(b) the Realized Losses allocated through such Determination Date to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

     Class M-L Interest:  A regular  interest in the  Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class M-L Interest Fraction: As of any Distribution Date, the fraction the numerator of which is an amount equal to 0.25% of the Class M Principal Balance and the denominator of which is the sum of the Class A Subclass Interest Accrual Amount for the Class A-11 Certificates and the Component Interest Accrual Amount for the Class A-7 IO C Component.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.25.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Component: Any one of the Class A-7 Components.

     Component Interest Accrual Amount: As to any Distribution Date and the Class A-7 Scheduled Accrual Component, (i) the product of (a) 1/12th of the Component Rate for such Component and (b) the Component Principal Balance for such Component as of the Determination Date preceding such Distribution Date minus (ii) the Component Interest

Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to the Class A-7 IO A Component, the Class A-7 IO B Component and the Class A-7 IO C Component, the Class A-7 IO A Component Interest Accrual Amount, the Class A-7 IO B Component Interest Accrual Amount and the Class A-7 IO C Component Interest Accrual Amount, respectively.

     Component Interest Percentage: As to any Distribution Date and Class A-7 Component, the percentage calculated by dividing the Component Interest Accrual Amount of such Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount (other than for the Class A-7 Certificates) and each Component Interest Accrual Amount).

     Component Interest Shortfall Amount: As to any Distribution Date and Class A-7 Component, the product of (a) the Class A Subclass Interest Shortfall Amount of the Class A-7 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the applicable Component Interest Accrual Amount and the denominator of which is the Class A Subclass Interest Accrual Amount of the Class A-7 Certificates.

     Component Interest Shortfall Distribution: As to any Distribution Date and Class A-7 Component, the product of (i) the amount that would be distributable in respect of the Class A-7 Certificates with respect to such Distribution Date pursuant to Paragraph second of Section 4.01(a)(i) without regard to the proviso set forth in such Paragraph and (ii) the Component Shortfall Percentage for such Distribution Date.

     Component Loss Percentage: As to the Class A-7 Scheduled Accrual Component, the Class A-7 Scheduled Accrual Component Loss Percentage.

     Component Principal Balance: As of the first Determination Date and as to the Class A-7 Scheduled Accrual Component the Original Component Principal Balance. As of any subsequent Determination Date and as to the Class A-7 Scheduled Accrual Component prior to the Cross-Over Date, the Original Component Principal Balance (increased by the Class A-7 Scheduled Accrual Component Principal Accretion Amounts with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Component on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (B) as a result of a Principal Adjustment and (C) from the Class A-7 Scheduled Accrual Component Distribution Amounts and Class A-8 Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Component pursuant to
Section 4.02(b). After the Cross-Over Date, the Component Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Component Loss Percentage for such Component and the excess, if any, of (i) the Class A Non-PO Principal Balance for such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. The IO Components have no Component Principal Balances.

     Component Rate: As to any Distribution Date and for the Class A-7 Scheduled Accrual Component, 7.250% per annum. As to any Distribution Date and for the Class A-7 IO A Component, 0.500% per annum. As to any Distribution Date and for the Class A-7 IO B Component, 0.150% per annum. As to any Distribution Date and for the Class A-7 IO C Component, 0.150% per annum.

     Component Shortfall Percentage: As to any Distribution Date and Class A-7 Component, the percentage calculated by dividing the Component Unpaid Interest Shortfall for such Component by the Class A Subclass Unpaid Interest Shortfall for the Class A-7 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Component Unpaid Interest Shortfall: As to any Distribution Date and Class A-7 Component, (i) the sum of the Component Interest Shortfall Amounts for such Component for prior Distribution Dates minus (ii) the Component Interest Shortfall Distributions for such Component for prior Distribution Dates.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered which office is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

     Corresponding Upper-Tier Class, Classes, Component or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components, as follows:

     Uncertificated Lower-Tier Interest          Corresponding Upper-Tier Class,
                                                 Classes,      Component      or
                                                 Components

     Class A-L1 Interest                         Class  A-1   Certificates   and
                                                 Class A-10 Certificates

     Class A-L2 Interest                         Class A-2  Certificates,  Class
                                                 A-3  Certificates and Class A-7
                                                 IO A Component

     Class A-L4 Interest                         Class A-4  Certificates,  Class
                                                 A-5  Certificates,   Class  A-6
                                                 Certificates and Class A-7 IO B
                                                 Component

     Class A-L7                                  Class  A-7  Scheduled   Accrual
                                                 Component

     Uncertificated Lower-Tier Interest          Corresponding Upper-Tier Class,
                                                 Classes,      Component      or
                                                 Components

     Class A-L8 Interest                         Class  A-8   Certificates   and
                                                 Class A-9 Certificates

     Class A-LPO Interest                        Class A-PO Certificates

     Class A-LWIO Interest                       Class A-WIO Certificates

     Class A-LUR Interest                        Class A-R Certificate

     Class B-L1 Interest                         Class B-1 Certificates

     Class B-L2 Interest                         Class B-2 Certificates

     Class B-L3 Interest                         Class B-3 Certificates

     Class B-L4 Interest                         Class B-4 Certificates

     Class B-L5 Interest                         Class B-5 Certificates

     Class M-L Interest                          Class M Certificates

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

               (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

               (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal

          Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

     Current Class M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a)(i) on such Distribution Date.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-10, Class A-11 and Class A-WIO Certificates)
representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-10 and Class A-11 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class A-10 Notional Amount or Original Class A-11 Notional Amount, as the case may be, evidenced by such Certificate. As to the Class A-WIO Certificates, the Percentage Interest specified on the face of each Class A-WIO Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 7.500%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the

Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

               (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

               (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

               (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

               (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

               (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $6,503,506.77 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Distributions: With respect to any Distribution Date, (i) with respect to a Class A Subclass or Component, the amount actually distributed to such Class A Subclass or Component pursuant to Paragraphs first and second of
Section 4.01(a)(i) excluding any amounts distributed in accordance with the provisos thereof, (ii) with respect to the Class M Certificates, the amount actually distributed to the Class M Certificates pursuant to Paragraphs fifth and sixth of Section 4.01(a)(i) and (iii) with respect to a Class B Subclass, the amount actually distributed to such Class B Subclass pursuant to Paragraphs eighth and ninth, eleventh and twelfth, fourteenth and fifteenth, seventeenth and eighteenth or twentieth and twenty-first of Section 4.01(a)(i).

     IO Component: Each of the Class A-7 IO A Component, Class A-7 IO B Component and Class A-7 IO C Component.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property.

Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.30.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement.

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

               (i)      the Mortgage Loan identifying number;

               (ii)     the city, state and zip code of the Mortgaged Property;

               (iii)    the type of property;

               (iv)     the Mortgage Interest Rate;

               (v)      the Net Mortgage Interest Rate;

               (vi)     the Monthly Payment;

               (vii)    the original number of months to maturity;

               (viii)   the scheduled maturity date;

               (ix)     the Cut-Off Date Principal Balance;

               (x)      the Loan-to-Value Ratio at origination;

               (xi)     whether such Mortgage Loan is a Subsidy Loan;

               (xii)    whether  such   Mortgage  Loan  is  covered  by  primary
                        mortgage insurance;

               (xiii)   the Servicing Fee Rate;

               (xiv)    whether such Mortgage Loan is a T.O.P. Mortgage Loan;

               (xv)     the Master Servicing Fee; and

               (xvi) for Mortgage Loans identified on Exhibit F-3, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.29 with respect to such Mortgage Loan and (b) the Master Servicing Fee Rate, as set forth in
Section 11.30 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net Partial Liquidation Proceeds: Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.500%.

     Non-PO Voting Interest: The ratio obtained by dividing the Pool Balance (Non-PO Portion) by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer or the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(g).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities, listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class A Subclass Principal Balance (other than with respect to the Class A-7 Certificates) or Component Principal Balance would be subject to further reduction as a result of the third sentences of the definition of Class A Subclass Principal Balance or Component Principal Balance, as applicable, or (b) with respect to any Class B Subclass, the Class M Principal Balance or the Class B Subclass Principal Balance of a Class B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the (i) Original Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-R and Class A-LR Certificates and (ii) the Original

Component Principal Balance of the Class A-7 Scheduled Accrual Component as set forth in Section 11.05.

     Original Class A Subclass Principal Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

     Original Class A-10 Notional Amount: The Original Class A-10 Notional Amount, as set forth in Section 11.07.

     Original Class A-11 Notional Amount: The Original Class A-11 Notional Amount, as set forth in Section 11.08.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.19.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.21.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.22.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.23.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.24.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.13.

     Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

     Original Component Principal Balance: Any of the Original Component Principal Balances, as set forth in Section 11.09.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Subordinated Principal Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     PAC Certificates: The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates or Class A-6 Certificates.

     PAC I Certificates: The Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates.

     PAC II Certificates: The Class A-4 Certificates, Class A-5 Certificates or Class A-6 Certificates.

     PAC Principal Amount: As defined in Section 4.01(b).

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than the Class A-10, Class A-11 or Class A-WIO Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to a Class A-10 Certificate, the undivided percentage interest obtained by dividing the Original Class A-10 Notional Amount evidenced by such Certificate by the aggregate Original Class A-10 Notional Amount. With respect to a Class A-11 Certificate, the undivided percentage interest obtained by dividing the Original Class A-11 Notional Amount evidenced by such Certificate by the aggregate Original Class A-11 Notional Amount. With respect to a Class A-WIO Certificate, the percentage interest specified on the face of such Certificate. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or the Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

               (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

               (b) the portion of Net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

               (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee and
          (ii) the Master Servicing Fee;

               (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

               (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

               (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

               (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

               (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

               (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

               (j) Net Foreclosure Profits;

               (k) Month End Interest; and

               (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of Class A or Class B Certificates or the Class M Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of
          Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 7.500% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class or Subclass.

     Principal Balance: Each of the Class A Subclass Principal Balances, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class M Certificates are DCR and Moody's. The Rating Agency for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of DCR, Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or, with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Percentage.

     Scheduled Component: The Class A-7 Scheduled Accrual Component.

     Scheduled Principal Amount: As defined in Section 4.01(b).

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the related Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Countrywide Home Loans, Inc., The Huntington Mortgage Company, National City Mortgage Company, Norwest Mortgage Inc., First Bank National Association and Suntrust Mortgage Inc. as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.29.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Similar Law: As defined in Section 5.02(e).

     Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.28.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

          (1)           normal wear and tear;

          (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

          (3)           errors  in   design,   faulty   workmanship   or  faulty
                        materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,251,753.38 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-PO, Class A-WIO, Class A-R and Class A-LR and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, and the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: First Union National Bank, a national banking association, with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

     Uncertificated Lower-Tier Interests: Any of the Class A-L1, Class A-L2, Class A-L4, Class A-L7, Class A-L8, Class A-LPO, Class A-LWIO, Class A-LUR, Class M-L, Class B-L1, Class B-L2, Class B-L3, Class B-L4 and Class B-L5 Interests.

     Unpaid Interest Shortfalls: Each of the Class A Subclass Unpaid Interest Shortfalls, the Class M Unpaid Interest Shortfall, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall and the Class B-5 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the

Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal
Principal Amount, but without that amount being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate), the Class M Certificates and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Non-PO Voting Interest and (c) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1997-12 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates (other than the Class A-10, Class A-11, Class A-PO and Class A-WIO Certificates) on any date will be equal to the product of (a) 97% of the Class A Voting Interest represented by clause (A) of the definition thereof and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Class A Subclass by the Class A Non-PO Principal Balance on such date. The aggregate Voting Interests of the Class A-PO Certificates on any date will be equal to the Class A Voting Interest represented by clause (B) of the definition thereof. With respect to the Class A-10, Class A-11 and Class A-WIO Certificates, the aggregate Voting Interest of each such Subclass will be 1% of the amount of the Class A Voting interest on such date represented by clause (A) of the definition of Class A Voting
Interest. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass's pro rata portion of the Voting Interest allocated to the Class B Certificates based on such Subclass's outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.      Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.      Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.      Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.      Acceptance by Trustee.

     The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or
(ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal

Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
     (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.      Execution and Delivery of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

Section 2.05.                                                     Designation of
Certificates; Designation of
Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-7, Class A-R and Class A-LR Certificates), the Class M Certificates, the Subclasses of Class B Certificates and each Class A-7 Component as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class AL-1 Interest, Class A-L2 Interest, Class A-L4 Interest, Class A-L7 Interest, Class A-L8 Interest, Class A-LPO Interest, Class A-LWIO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class M-L Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is September 25, 2027 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01.      Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any; and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 3.02.      Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to
     Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trustee for
     any   Periodic   Advances   determined   in  good  faith  to  have   become
     Nonrecoverable Advances;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of
     Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.      Advances by Master Servicer and Trustee.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04.      Trustee to Cooperate;
Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or
(ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05.      Reports to the Trustee; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

Section 3.06.      Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07.                                            Amendments to Servicing
Agreements,
Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii)The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.      Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master

Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File.

Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.      Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10.      1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-7 Certificates), the Class M Certificates and the Class B-1 and Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01.      Distributions.

     (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date; provided that (i) prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-7 Certificates with respect to the Class A-7 Scheduled Accrual Component pursuant to this provision will be distributed in reduction of the Component Principal Balance thereof, the Class A Subclass Principal Balances of the PAC II Certificates and
(ii) prior to the Class A-8 Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-8 Certificates pursuant to this provision will instead be distributed in reduction of the Class A Subclass Principal Balance thereof and the Component Principal Balance of the Class A-7 Scheduled Accrual Component, in each case in accordance with Section 4.01(b);

     second, to the Subclasses of Class A Certificates, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts, in an aggregate amount up to the sum of the Class A Subclass Interest Shortfall Amounts; provided that (i) prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to the Class A-7 Certificates with respect to the Class A-7 Scheduled Accrual Component pursuant to this provision will be distributed in reduction of the Component Principal Balance thereof and the Class A Subclass Principal Balances of the PAC II Certificates and (ii) prior to the Class A-8 Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to the Class A-8 Certificates pursuant to this provision will instead be distributed in reduction of the Class A Subclass Principal Balance thereof and the Component Principal Balance of the Class A-7 Scheduled Accrual Component, in each case in accordance with Section 4.01(b);

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the

Subclasses of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class M Certificates pursuant to Paragraph seventh below;

     fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

     sixth, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

     seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable to the Class M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class M Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     ninth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     tenth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     thirteenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     sixteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     nineteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     twenty-second, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class or Subclass (other than the Class A-7, Class A-R or Class A-LR Certificates) has been reduced to zero or, in the case of the Class A-7 Certificates, after the latter to occur of (i) the Class A Subclass Principal Balance of such Subclass has been reduced to zero or (ii) the Class A-1 IO A Component Notional Amount, Class A-1 IO B Component Notional Amount and Class A-1 IO C Component Notional Amount have been reduced to zero, such Class or Subclass will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A Certificates (other than the Class A-PO Certificates), the Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates (other than the Class A-PO Certificates) pro rata based on the Class A Subclass Principal Balances.

     (ii)Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, the Class A-LWIO Interest shall receive distributions in respect of interest in an amount equal to the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed thereon. On each Distribution Date the Class A-L1 Interest shall receive distributions in respect of interest in an amount equal to the sum of
(i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class A-L1 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class A-L2 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class A-L2 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class A-L4 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class A-L4 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class A-L7 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions, if any, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class A-L7 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class A-L8 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest
Distributions, if any, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class A-L8 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class A-LUR Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class A-LUR Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class M-L Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class M-L Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class B-L1 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class B-L1 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class B-L2 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class B-L2 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class B-L3 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class B-L3 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class B-L4 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class B-L4 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component; the Class B-L5 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distributions in respect of its Corresponding Upper-Tier Class, Classes, Component or Components and (ii) an amount equal to the product of the Class B-L5 Interest Fraction and the Interest Distributions in respect of the Class A-11 Certificates and the Class A-7 IO C Component. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest (other than the Class A-LWIO Interest) equals the Class A Subclass Principal Balances, Component Principal Balances, Class M Principal Balance or Class B Subclass Principal Balance, as the case may be, of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The Class A-LWIO Interest has no principal balance. The notional amount of the Class A-LWIO Interest equals the notional amounts of its Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest (other than the Class A-LWIO Interest) equals the Original Class A Subclass Principal Balances, Original Component Principal Balances, Original Class M Principal Balance,
Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance or Original Class B-5 Principal Balance as the case may be, of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial notional amount of the Class A-LWIO Interest equals the initial notional amounts of its Corresponding Class, Classes, Component or Components.

     The pass-through rate with respect to each Uncertificated Lower-Tier Interest (other than the Class A-LPO Interest and Class A-LWIO Interest) shall be 7.500% per annum. Prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, interest will accrue in respect of the Class A-L7 Interest and will be added to the principal balance thereof to the same extent that interest accrues and is added to the Component Principal Balance of the Class A-7 Scheduled Accrual Component. Prior to the Class A-8 Accretion Termination Date, interest will accrue in respect of the Class A-L8 Interest and will be added to the principal balance thereof to the same extent that interest accrues and is added to the Class A Subclass Principal Balance of the Class A-8 Certificates. The pass-through rate with respect to the Class A-LWIO Interest shall be the Class A-WIO Pass-Through Rate. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b)  The  Class  A-10,   Class  A-11  and  Class  A-WIO   Certificates  are
interest-only Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date occurring prior to the Class A-8 Accretion Termination Date, an amount equal to the Class A-8 Accrual Distribution Amount, if any, for such Distribution Date will be allocated as follows: first, to the Class A-7 Scheduled Accrual Component without regard to its Scheduled Principal Amount for such Distribution Date until the Component Principal Balance thereof has been reduced to zero and second, to the Class A-8 Certificates until the Class A Subclass Principal Balance thereof has been reduced to zero.

     On each Distribution Date occurring prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, an amount equal to the Class A-7 Scheduled Accrual Component Distribution Amount, if any, for such Distribution Date will be allocated as follows; first, concurrently, 86.1052093057% to the Class A-5 Certificates and 13.8947906943% to the Class A-4 Certificates up to their respective PAC Principal Amounts for such Distribution Date, second, concurrently, 86.1052147803% to the Class A-6 Certificates and 13.8947852197% to the Class A-4 Certificates up to their respective PAC Principal Amounts for such Distribution Date, and third, to the Class A-7 Scheduled Accrual

Component, without regard to its Scheduled Principal Amount, until the Component Principal Balance thereof has been reduced to zero.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount (other than the Class A-7 Scheduled Accrual Component Distribution Amount and the Class A-8 Accrual Distribution Amount) will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates (other than the Class A Subclass Principal Balance of the Class A-PO Certificates) as follows:

     first, to the Class A-9 Certificates up to the Class A-9 Priority Amount;

     second, concurrently to the Class A-R and Class A-LR Certificates, pro rata, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

     third,   sequentially,   to  the  Class  A-1,   Class  A-2  and  Class  A-3
Certificates, in that order, up to their respective PAC Principal Amounts for such Distribution Date;

     fourth, concurrently, 86.1052093057% to the Class A-5 Certificates and approximately 13.8947906943% to the Class A-4 Certificates, up to their respective PAC Principal Amounts for such Distribution Date;

     fifth, concurrently, 86.1052147803% to the Class A-6 Certificates and 13.8947852197% to the Class A-4 Certificates, up to their respective PAC Principal Amounts for such Distribution Date;

     sixth, if, on the Distribution Date, the Pool Balance (Non-PO Portion) is less than 275% SPA Balance for such Distribution Date, then beginning on such Distribution Date or, if such Distribution Date is prior to the Distribution Date in November 1997, beginning on the Distribution Date in November 1997, and each Distribution Date thereafter, to the Class A-8 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     seventh, to the Class A-7 Scheduled Accrual Component, up to its Scheduled Principal Amount for such Distribution Date;

     eighth, to the Class A-8 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     ninth, concurrently, 86.1052093057% to the Class A-5 Certificates and 13.8947906943% to the Class A-4 Certificates, without regard to their PAC
Principal Amounts for such Distribution Date until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

     tenth, concurrently, 86.1052147803% to the Class A-6 Certificates and 13.8947852197% to the Class A-4 Certificates, without regard to their PAC Principal

Amounts for such Distribution Date until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

     eleventh, to the Class A-7 Scheduled Accrual Component, without regard to its Scheduled Principal Amount for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero;

     twelfth, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero; and

     thirteenth, to the Class A-9 Certificates, without regard to the Class A-9 Priority Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero.

     As used above, the "PAC Principal Amount" for any Distribution Date and any of the PAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its Original Class A Subclass Principal Balance shown in the tables set forth below with respect to such Distribution Date.

     As used above, the "Scheduled Principal Amount" for any Distribution Date and the Scheduled Components means the amount, if any, that would reduce the Component Principal Balance of such Component to the percentage of its Original Component Principal Balance shown in the tables set forth below with respect to such Distribution Date.

     As used above, the "275% SPA Balance" for any Distribution Date means the amount equal to the percentage for such Distribution Date shown in the following table of the Pool Balance (Non-PO Portion) as of the Cut-Off Date.

     The following table sets forth for each Distribution Date the 275% SPA Balance expressed as a percentage of the Pool Balance (Non-PO Portion) as of the Cut-Off Date.

                                275% SPA Balances
        as an approximate Percentage of the Pool Balance (Non-PO Portion)
                             as of the Cut-Off Date

                          275% SPA                              275% SPA                               275% SPA
Distribution Date         Balance      Distribution Date         Balance      Distribution Date         Balance
September 1997......     99.82608416%  September 2002......    46.67524286%   September 2007......    17.47955970%
October 1997........     99.60563566   October 2002........    45.93084925    October 2007........    17.18946340
November 1997.......     99.33870012   November 2002.......    45.19795496    November 2007.......    16.90393552
December 1997.......     99.02538792   December 2002.......    44.47638518    December 2007.......    16.62290593
January 1998........     98.66587452   January 2003........    43.76596779    January 2008........    16.34630556
February 1998.......     98.26040066   February 2003.......    43.06653323    February 2008.......    16.07406639
March 1998..........     97.80927239   March 2003..........    42.37791452    March 2008..........    15.80612145
April 1998..........     97.31286102   April 2003..........    41.69994717    April 2008..........    15.54240475
May 1998............     96.77160284   May 2003............    41.03246920    May 2008............    15.28285133
June 1998...........     96.18599872   June 2003...........    40.37532103    June 2008...........    15.02739720
July 1998...........     95.55661354   July 2003...........    39.72834553    July 2008...........    14.77597934
August 1998.........     94.88407550   August 2003.........    39.09138792    August 2008.........    14.52853570
September 1998......     94.16907523   September 2003......    38.46429574    September 2008......    14.28500514
October 1998........     93.41236479   October 2003........    37.84691885    October 2008........    14.04532748
November 1998.......     92.61475652   November 2003.......    37.23910936    November 2008.......    13.80944343
December 1998.......     91.77712166   December 2003.......    36.64072162    December 2008.......    13.57729462
January 1999........     90.90038893   January 2004........    36.05161218    January 2009........    13.34882355
February 1999.......     89.98554292   February 2004.......    35.47163974    February 2009.......    13.12397359
March 1999..........     89.03362231   March 2004..........    34.90066514    March 2009..........    12.90268897
April 1999..........     88.04571799   April 2004..........    34.33855132    April 2009..........    12.68491479
May 1999............     87.02297104   May 2004............    33.78516328    May 2009............    12.47059694
June 1999...........     85.96657058   June 2004...........    33.24036805    June 2009...........    12.25968218
July 1999...........     84.87775149   July 2004...........    32.70403471    July 2009...........    12.05211804
August 1999.........     83.75790247   August 2004.........    32.17603426    August 2009.........    11.84785287
September 1999......     82.60872412   September 2004......    31.65623968    September 2009......    11.64683578
October 1999........     81.43164792   October 2004........    31.14452585    October 2009........    11.44901668
November 1999.......     80.22836675   November 2004.......    30.64076956    November 2009.......    11.25434622
December 1999.......     79.00284214   December 2004.......    30.14484943    December 2009.......    11.06277582
January 2000........     77.76761463   January 2005........    29.65664594    January 2010........    10.87425761
February 2000.......     76.54488829   February 2005.......    29.17604137    February 2010.......    10.68874448
March 2000..........     75.34091565   March 2005..........    28.70291975    March 2010..........    10.50619000
April 2000..........     74.15541274   April 2005..........    28.23716690    April 2010..........    10.32654848
May 2000............     72.98809988   May 2005............    27.77867034    May 2010............    10.14977490
June 2000...........     71.83870156   June 2005...........    27.32731930    June 2010...........     9.97582494
July 2000...........     70.70694645   July 2005...........    26.88300467    July 2010...........     9.80465495
August 2000.........     69.59256729   August 2005.........    26.44561900    August 2010.........     9.63622193
September 2000......     68.49530083   September 2005......    26.01505646    September 2010......     9.47048354
October 2000........     67.41488779   October 2005........    25.59121282    October 2010........     9.30739811
November 2000.......     66.35107279   November 2005.......    25.17398543    November 2010.......     9.14692457
December 2000.......     65.30360429   December 2005.......    24.76327316    December 2010.......     8.98902248
January 2001........     64.27223453   January 2006........    24.35897646    January 2011........     8.83365204
February 2001.......     63.25671949   February 2006.......    23.96099725    February 2011.......     8.68077403
March 2001..........     62.25681881   March 2006..........    23.56923893    March 2011..........     8.53034983
April 2001..........     61.27229574   April 2006..........    23.18360638    April 2011..........     8.38234142
May 2001............     60.30291713   May 2006............    22.80400591    May 2011............     8.23671135
June 2001...........     59.34845329   June 2006...........    22.43034524    June 2011...........     8.09342273
July 2001...........     58.40867801   July 2006...........    22.06253349    July 2011...........     7.95243927
August 2001.........     57.48336851   August 2006.........    21.70048115    August 2011.........     7.81372519
September 2001......     56.57230530   September 2006......    21.34410008    September 2011......     7.67724527
October 2001........     55.67527226   October 2006........    20.99330345    October 2011........     7.54296484
November 2001.......     54.79205649   November 2006.......    20.64800576    November 2011.......     7.41084973
December 2001.......     53.92244830   December 2006.......    20.30812280    December 2011.......     7.28086632
January 2002........     53.06624115   January 2007........    19.97357162    January 2012........     7.15298149
February 2002.......     52.22323163   February 2007.......    19.64427056    February 2012.......     7.02716262
March 2002..........     51.39321937   March 2007..........    19.32013915    March 2012..........     6.90337759
April 2002..........     50.57600704   April 2007..........    19.00109818    April 2012..........     6.78159478
May 2002............     49.77140026   May 2007............    18.68706961    May 2012............     6.66178304
June 2002...........     48.97920760   June 2007...........    18.37797659    June 2012...........     6.54391169
July 2002...........     48.19924049   July 2007...........    18.07374344    July 2012...........     6.42795054
August 2002.........     47.43131321   August 2007.........    17.77429561    August 2012.........     6.31386984

                                275% SPA Balances
        as an approximate Percentage of the Pool Balance (Non-PO Portion)
                             as of the Cut-Off Date

                          275% SPA                              275% SPA                               275% SPA
Distribution Date         Balance      Distribution Date         Balance      Distribution Date         Balance
September 2012......      6.20164031%  October 2017........     1.93266592%   November 2022.......     0.44435098%
October 2012........      6.09123311   November 2017.......     1.89309345    December 2022.......     0.43122573
November 2012.......      5.98261982   December 2017.......     1.85419950    January 2023........     0.41834961
December 2012.......      5.87577250   January 2018........     1.81597322    February 2023.......     0.40571847
January 2013........      5.77066359   February 2018.......     1.77840394    March 2023..........     0.39332821
February 2013.......      5.66726598   March 2018..........     1.74148113    April 2023..........     0.38117481
March 2013..........      5.56555296   April 2018..........     1.70519446    May 2023............     0.36925431
April 2013..........      5.46549823   May 2018............     1.66953372    June 2023...........     0.35756281
May 2013............      5.36707591   June 2018...........     1.63448890    July 2023...........     0.34609648
June 2013...........      5.27026049   July 2018...........     1.60005010    August 2023.........     0.33485154
July 2013...........      5.17502686   August 2018.........     1.56620761    September 2023......     0.32382427
August 2013.........      5.08135029   September 2018......     1.53295185    October 2023........     0.31301102
September 2013......      4.98920644   October 2018........     1.50027340    November 2023.......     0.30240818
October 2013........      4.89857134   November 2018.......     1.46816298    December 2023.......     0.29201222
November 2013.......      4.80942137   December 2018.......     1.43661145    January 2024........     0.28181964
December 2013.......      4.72173328   January 2019........     1.40560982    February 2024.......     0.27182703
January 2014........      4.63548420   February 2019.......     1.37514924    March 2024..........     0.26203307
February 2014.......      4.55065157   March 2019..........     1.34522099    April 2024..........     0.25243232
March 2014..........      4.46721319   April 2019..........     1.31581649    May 2024............     0.24302151
April 2014..........      4.38514722   May 2019............     1.28692729    June 2024...........     0.23379743
May 2014............      4.30443213   June 2019...........     1.25854507    July 2024...........     0.22475691
June 2014...........      4.22504673   July 2019...........     1.23066166    August 2024.........     0.21589683
July 2014...........      4.14697016   August 2019.........     1.20326898    September 2024......     0.20721412
August 2014.........      4.07018186   September 2019......     1.17635910    October 2024........     0.19870578
September 2014......      3.99466160   October 2019........     1.14992421    November 2024.......     0.19036883
October 2014........      3.92038946   November 2019.......     1.12395662    December 2024.......     0.18220034
November 2014.......      3.84734582   December 2019.......     1.09844877    January 2025........     0.17419745
December 2014.......      3.77551138   January 2020........     1.07339320    February 2025.......     0.16635732
January 2015........      3.70486710   February 2020.......     1.04878256    March 2025..........     0.15867718
February 2015.......      3.63539426   March 2020..........     1.02460965    April 2025..........     0.15115427
March 2015..........      3.56707442   April 2020..........     1.00086735    May 2025............     0.14378591
April 2015..........      3.49988942   May 2020............     0.97754866    June 2025...........     0.13656943
May 2015............      3.43382138   June 2020...........     0.95464670    July 2025...........     0.12950224
June 2015...........      3.36885271   July 2020...........     0.93215468    August 2025.........     0.12258176
July 2015...........      3.30496605   August 2020.........     0.91006592    September 2025......     0.11580546
August 2015.........      3.24214436   September 2020......     0.88837386    October 2025........     0.10917086
September 2015......      3.18037081   October 2020........     0.86707201    November 2025.......     0.10267551
October 2015........      3.11962887   November 2020.......     0.84615403    December 2025.......     0.09631700
November 2015.......      3.05990224   December 2020.......     0.82561363    January 2026........     0.09009296
December 2015.......      3.00117488   January 2021........     0.80544464    February 2026.......     0.08400107
January 2016........      2.94343098   February 2021.......     0.78564100    March 2026..........     0.07803902
February 2016.......      2.88665502   March 2021..........     0.76619672    April 2026..........     0.07220456
March 2016..........      2.83083165   April 2021..........     0.74710591    May 2026............     0.06649937
April 2016..........      2.77594581   May 2021............     0.72836279    June 2026...........     0.06091727
May 2016............      2.72198266   June 2021...........     0.70996164    July 2026...........     0.05546015
June 2016...........      2.66892756   July 2021...........     0.69189686    August 2026.........     0.05012177
July 2016...........      2.61676614   August 2021.........     0.67416292    September 2026......     0.04490005
August 2016.........      2.56548422   September 2021......     0.65675438    October 2026........     0.03979295
September 2016......      2.51506786   October 2021........     0.63966588    November 2026.......     0.03479845
October 2016........      2.46550329   November 2021.......     0.62289216    December 2026.......     0.02991459
November 2016.......      2.41677702   December 2021.......     0.60642804    January 2027........     0.02513940
December 2016.......      2.36887571   January 2022........     0.59026839    February 2027.......     0.02048149
January 2017........      2.32178626   February 2022.......     0.57440820    March 2027..........     0.01596535
February 2017.......      2.27549576   March 2022..........     0.55884252    April 2027..........     0.01156015
March 2017..........      2.22999149   April 2022..........     0.54356648    May 2027............     0.00728325
April 2017..........      2.18526094   May 2022............     0.52857530    June 2027...........     0.00335873
May 2017............      2.14129180   June 2022...........     0.51386424    July 2027...........     0.00061618
June 2017...........      2.09807192   July 2022...........     0.49942867    August 2027.........     0.00000000
July 2017...........      2.05559153   August 2022.........     0.48526403
August 2017.........      2.01389065   September 2022......     0.47136580
September 2017......      1.97292792   October 2022........     0.45772957

     The following tables set forth for each Distribution Date the planned Class A Subclass Principal Balances for the PAC Certificates and the scheduled Component Principal Balance for the Class A-7 Scheduled Accrual Component, expressed as a percentage of the Original Class A Subclass Principal Balance or Original Component Principal Balance of such Subclass or Component.

                   Planned Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

                             Class A-1 Certificates

                       Percentage of                          Percentage of                          Percentage of
                      Initial Class A                        Initial Class A                        Initial Class A
                          Subclass                              Subclass                               Subclass
Distribution Date    Principal Balance  Distribution Date   Principal Balance  Distribution Date   Principal Balance
Up to and Including                    April 2000..........    64.68874502%   February 2001.......    23.81334543%
July 1999...........    100.00000000%  May 2000............    60.50849965    March 2001..........    19.83719639
August 1999.........     97.71374480   June 2000...........    56.34913743    April 2001..........    15.88088829
September 1999......     93.84671976   July 2000...........    52.21055169    May 2001............    11.94431992
October 1999........     89.86942994   August 2000.........    48.09263627    June 2001...........     8.02739058
November 1999.......     85.78457837   September 2000......    43.99528554    July 2001...........     4.13000012
December 1999.......     81.60162706   October 2000........    39.91839449    August 2001.........     0.25204891
January 2000........     77.35585587   November 2000.......    35.86185861    September 2001
February 2000.......     73.11231501   December 2000.......    31.82557397    and thereafter......     0.00000000
March 2000..........     68.88998087   January 2001........    27.80943720


                             Class A-2 Certificates

                       Percentage of                          Percentage of                          Percentage of
                      Initial Class A                        Initial Class A                        Initial Class A
                          Subclass                              Subclass                               Subclass
Distribution Date    Principal Balance  Distribution Date   Principal Balance  Distribution Date   Principal Balance
Up to and including                    October 2002........    58.05396143%   January 2004........    18.68364874%
August 2001.........    100.00000000%  November 2002.......    55.29181433    February 2004.......    16.41964273
September 2001......     97.07157772   December 2002.......    52.54400331    March 2004..........    14.22991840
October 2001........     93.95412274   January 2003........    49.81045488    April 2004..........    12.11236398
November 2001.......     90.85221172   February 2003.......    47.09109580    May 2004............    10.06492477
December 2001.......     87.76576543   March 2003..........    44.38585335    June 2004...........     8.08560166
January 2002........     84.69470512   April 2003..........    41.69465521    July 2004...........     6.17244958
February 2002.......     81.63895245   May 2003............    39.01742933    August 2004.........     4.32357621
March 2002..........     78.59842942   June 2003...........    36.35410411    September 2004......     2.92094915
April 2002..........     75.57305856   July 2003...........    33.70460837    October 2004........     1.56852681
May 2002............     72.56276269   August 2003.........    31.06887127    November 2004.......     0.26477620
June 2002...........     69.56746511   September 2003......    28.49940536    December 2004
July 2002...........     66.58708953   October 2003........    25.94336358    and thereafter......     0.00000000
August 2002.........     63.62156002   November 2003.......    23.44324758
September 2002......     60.83051854   December 2003.......    21.02410681


                             Class A-3 Certificates

                       Percentage of                          Percentage of                          Percentage of
                      Initial Class A                        Initial Class A                        Initial Class A
                          Subclass                              Subclass                               Subclass
Distribution Date    Principal Balance  Distribution Date   Principal Balance  Distribution Date   Principal Balance
Up to and including                    June 2005...........    49.17546347%   February 2006.......    15.61220844%
November 2004.......    100.00000000%  July 2005...........    42.74062824    March 2006..........    12.59060469
December 2004.......     93.38363354   August 2005.........    36.55061077    April 2006..........     9.69096440
January 2005........     85.30601787   September 2005......    32.70315776    May 2006............     6.90917073
February 2005.......     77.52412864   October 2005........    29.00526098    June 2006...........     4.24123412
March 2005..........     70.02885429   November 2005.......    25.45195646    July 2006...........     1.68328825
April 2005..........     62.81134344   December 2005.......    22.03843211    August 2006
May 2005............     55.86299735   January 2006........    18.76002329    and thereafter......     0.00000000

                   Planned Class A Subclass Principal Balances as Percentage of Initial Class A Subclass Principal Balance


                             Class A-4 Certificates

                       Percentage of                          Percentage of                          Percentage of
                      Initial Class A                        Initial Class A                        Initial Class A
                          Subclass                              Subclass                               Subclass
Distribution Date    Principal Balance  Distribution Date   Principal Balance  Distribution Date   Principal Balance
September 1997......     98.96198371%  January 1999........    64.30659353%   May 2000............    23.69038309%
October 1997........     97.78809902   February 1999.......    61.06674750    June 2000...........    21.86947002
November 1997.......     96.47879217   March 1999..........    57.71014398    July 2000...........    20.06939498
December 1997.......     95.03435102   April 1999..........    54.23889418    August 2000.........    18.28988979
January 1998........     93.45518245   May 1999............    50.65520923    September 2000......    16.53068965
February 1998.......     91.74181315   June 1999...........    46.96139728    October 2000........    14.79153197
March 1998..........     89.89488899   July 1999...........    43.15986101    November 2000.......    13.07215707
April 1998..........     87.91517516   August 1999.........    40.55257034    December 2000.......    11.37230755
May 1998............     85.80355546   September 1999......    38.74233743    January 2001........     9.69172892
June 1998...........     83.56103187   October 1999........    36.89646073    February 2001.......     8.03016876
July 1998...........     81.18872392   November 1999.......    35.01705685    March 2001..........     6.38737740
August 1998.........     78.68786721   December 1999.......    33.10903677    April 2001..........     4.76310761
September 1998......     76.05981285   January 2000........    31.18785941    May 2001............     3.15711461
October 1998........     73.30602578   February 2000.......    29.28086551    June 2001...........     1.56915598
November 1998.......     70.42808323   March 2000..........    27.39580665    July 2001
December 1998.......     67.42767346   April 2000..........    25.53240438    and thereafter......     0.00000000


                             Class A-5 Certificates

                       Percentage of                          Percentage of                          Percentage of
                      Initial Class A                        Initial Class A                        Initial Class A
                          Subclass                              Subclass                               Subclass
Distribution Date    Principal Balance   Distribution Date  Principal Balance   Distribution Date  Principal Balance
September 1997......     98.65790916%  September 1998......    69.04682086%   September 1999......    20.79763646%
October 1997........     97.14014896   October 1998........    65.48634465    October 1999........    18.41103220
November 1997.......     95.44729643   November 1998.......    61.76534324    November 1999.......    15.98107941
December 1997.......     93.57972345   December 1998.......    57.88599927    December 1999.......    13.51412763
January 1998........     91.53795635   January 1999........    53.85063625    January 2000........    11.03016435
February 1998.......     89.32267592   February 1999.......    49.66171595    February 2000.......     8.56453925
March 1998..........     86.93471737   March 1999..........    45.32183552    March 2000..........     6.12727491
April 1998..........     84.37506995   April 1999..........    40.83372459    April 2000..........     3.71801126
May 1998............     81.64487646   May 1999............    36.20024181    May 2000............     1.33639179
June 1998...........     78.74543244   June 1999...........    31.42437172    June 2000
July 1998...........     75.67818516   July 1999...........    26.50922083    and thereafter......     0.00000000
August 1998.........     72.44473238   August 1999.........    23.13815555


                             Class A-6 Certificates

                       Percentage of                          Percentage of                          Percentage of
                      Initial Class A                        Initial Class A                        Initial Class A
                          Subclass                              Subclass                               Subclass
Distribution Date    Principal Balance  Distribution Date   Principal Balance  Distribution Date   Principal Balance
Up to and including                    October 2000........    65.28525013%   April 2001..........    21.02288494%
May 2000............    100.00000000%  November 2000.......    57.69646067    May 2001............    13.93452825
June 2000...........     96.52508101   December 2000.......    50.19385063    June 2001...........     6.92576954
July 2000...........     88.58010605   January 2001........    42.77629557    July 2001
August 2000.........     80.72592042   February 2001.......    35.44268267    and thereafter......     0.00000000
September 2000......     72.96135447   March 2001..........    28.19190955

                     Scheduled Component Principal Balances
              as Percentages of Initial Component Principal Balance


                      Class A-7 Scheduled Accrual Component

                       Percentage of                          Percentage of                          Percentage of
                          Initial                                Initial                                Initial
                         Component                              Component                              Component
Distribution Date     Principal Balance  Distribution Date   Principal Balance  Distribution Date   Principal Balance
September 1997......    100.00549621%  April 2000..........    59.32651715%   November 2002.......    16.30071786%
October 1997........     99.90798328   May 2000............    57.64041465    December 2002.......    15.36580182
November 1997.......     99.70747330   June 2000...........    56.02512846    January 2003........    14.47269479
December 1997.......     99.40425308   July 2000...........    54.47899089    February 2003.......    13.62040461
January 1998........     98.99888663   August 2000.........    53.00036970    March 2003..........    12.80795912
February 1998.......     98.49221691   September 2000......    51.58766740    April 2003..........    12.03440596
March 1998..........     97.88536658   October 2000........    50.23932049    May 2003............    11.29881215
April 1998..........     97.17973784   November 2000.......    48.95379882    June 2003...........    10.60026368
May 1998............     96.37701132   December 2000.......    47.72960487    July 2003...........     9.93786510
June 1998...........     95.47914390   January 2001........    46.56527318    August 2003.........     9.31073922
July 1998...........     94.48836574   February 2001.......    45.45936954    September 2003......     8.78189915
August 1998.........     93.40717612   March 2001..........    44.41049053    October 2003........     8.28539419
September 1998......     92.23833838   April 2001..........    43.41726275    November 2003.......     7.79721686
October 1998........     90.98487401   May 2001............    42.47834230    December 2003.......     7.30288602
November 1998.......     89.65005551   June 2001...........    41.59241415    January 2004........     6.80283530
December 1998.......     88.23739852   July 2001...........    40.75740642    February 2004.......     6.29748091
January 1999........     86.75065292   August 2001.........    38.76478201    March 2004..........     5.78722206
February 1999.......     85.19379300   September 2001......    36.83485842    April 2004..........     5.27244169
March 1999..........     83.57100684   October 2001........    34.96624890    May 2004............     4.75350686
April 1999..........     81.88668464   November 2001.......    33.15759454    June 2004...........     4.23076939
May 1999............     80.14540653   December 2001.......    31.40756375    July 2004...........     3.70456631
June 1999...........     78.35192931   January 2002........    29.71485159    August 2004.........     3.17522031
July 1999...........     76.51117260   February 2002.......    28.07817940    September 2004......     2.60170785
August 1999.........     74.62844158   March 2002..........    26.49629420    October 2004........     2.02787449
September 1999......     72.70974454   April 2002..........    24.96796817    November 2004.......     1.45394061
October 1999........     70.76051486   May 2002............    23.49199822    December 2004.......     0.88011539
November 1999.......     68.78676019   June 2002...........    22.06720544    January 2005........     0.30659732
December 1999.......     66.79929924   July 2002...........    20.69243462    February 2005
January 2000........     64.82694664   August 2002.........    19.36655384    and thereafter......     0.00000000
February 2000.......     62.91802351   September 2002......    18.30004939
March 2000..........     61.08513983   October 2002........    17.27845579

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Subclasses of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class M Fractional Interest is less than the Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

     (ii)Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal would reduce the Class M Principal Balance and/or the Class B Subclass Principal Balances of the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balances of the affected Class B Subclasses to zero; provided, however, that if the Class B
Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

     (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Subclass Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.27, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on, with respect to each Class or Subclass, the aggregate of the Percentage Interests represented by Certificates of the applicable Class or Subclass of Certificates held by such Holder of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-7, Class A-10, Class A-11, Class A-WIO, Class A-R or A-LR Certificates), the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates would be reduced to zero or (i) in the case of the Class A-7 Certificates, upon the later of (a) the Class A Subclass Principal Balance being reduced to zero or (b) the Class A-7 IO A Component Notional Amount, Class A-7 IO B Component Notional Amount and Class A-7 IO C Component Notional Amount being reduced to zero, (ii) in the case of the Class A-10 Certificates, the Class A-10 Notional Amount would be reduced to zero, (iii) in the case of the Class A-11 Certificates, the Class A-11 Notional Amount would be reduced to zero or (iv) in the case of the Class A-WIO Certificates, the Class A-WIO Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class or Subclass with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class or Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or for taxable years beginning after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

Section 4.02.      Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

     sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Subclass's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates based on the Class A Non-PO Principal Balance, Class M Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates (other than the Class A-7 Certificates) and the Class A-7 Scheduled Accrual Component in accordance with the Class A Subclass Loss Percentage and Component Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

     (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Class or Subclass to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class or Subclass on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class or Subclass of Certificates has been reduced to zero, such Class or Subclass shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such recovery allocated to each outstanding Class or Subclass in accordance with the preceding provisions, each outstanding Class or Subclass shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class or Subclass. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a
Liquidated Loan such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class and Subclass of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class or Subclass would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among the Class A Certificates, Class M Certificates and Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-7 Certificates) and the Class A-7 Components based on their Class A Subclass Interest Percentages and Component Interest Percentages, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-7 Certificates) and the Class A-7 Components based on their Class A Subclass Interest Percentages and Component Interest Percentages, as the case may be.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

Section 4.03.      Paying Agent.

     (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

Section 4.04.      Statements to Certificateholders;
Report to the Trustee and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass, (c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

          (iii) the amount of such distribution to Holders of the Class M Certificates allocable to principal, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

          (v) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (vi) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

          (vii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

          (viii) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (ix) the Class A Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Component Principal Balance of each Component, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (x) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (xi) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (xii) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the Class M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xv) the Class M Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xvi) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xvii) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xviii) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xix) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xx) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xxi) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xxii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xxiii) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xxiv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxv) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxvi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxviii) in the case of the Class A-7 Certificates, the Class A-7 IO A Component Notional Amount, Class A-7 IO B Component Notional Amount and Class A-7 IO C Component Notional Amount;

          (xxix) in the case of the Class A-10 Certificates, the Class A-10 Notional Amount;

          (xxx) in the case of the Class A-11 Certificates, the Class A-11 Notional Amount;

          (xxxi) in the case of the Class A-WIO Certificate, the Class A-WIO Notional Amount;

          (xxxii) the Class A-PO Deferred Amount, if any; and

          (xxxiii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Subclass of Class A Certificates pursuant to clauses (i) and (ii) above, with the Class M
Certificates pursuant to clauses (iii) and (iv) above and with respect to a Class B Subclass pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than the Class A-R, Class A-LR and Class A-WIO Certificates) with a $1,000 Denomination, as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination and as a dollar amount per Class A-WIO Certificate with a 1% Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information set forth in clauses (iii) and (iv)(a) above in the case of a Class M Certificateholder and the information contained in clauses (v) and (vi)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the

Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-7, Class B-3, Class B-4 or Class B-5 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05.      Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06       Calculation of Amounts; Binding Effect of
Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

Section 5.01.      The Certificates.

     (a) Except as set forth in the next sentence, the Class A, Class M and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof or, in the case of the Class A-WIO Certificates, 1% Percentage Interest in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-WIO, Class A-R or Class A-LR Certificate) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance (or Original Class A-10 Notional Amount in the case of the Class A-10 Certificates or Original Class A-11 Notional Amount in the case of the Class A-11 Certificates), Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Class or Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-PO,
A-WIO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, C, and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

Section 5.02.      Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-7, Class B-3, Class B-4 or Class B-5 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-7, Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-7, Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-7, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO (other than to an affiliate of the Seller on the Closing Date), Class M or Class B Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-3, Class B-4 or Class B-5 Certificate, or in the form of Exhibit K hereto, in the case of a Class M, Class B-1 or Class B-2 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, or subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class M, Class B-1 and Class B-2 Certificates only, if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class A-PO, Class M or Class B
Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO, Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO, Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person investing the assets of a Plan (such plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     (e) No transfer of a Class A-7 Certificate shall be made unless the Trustee shall have received a representation letter in the form of Exhibit J hereto to the effect that if the transferee is a Plan or a person acting on behalf of or using the assets of a Plan such transferee is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer.

Section 5.03.      Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04.      Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05.      Access to List of Certificateholders' Names and Addresses.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage

Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06.      Maintenance of Office or Agency.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07.      Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08.      Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01.      Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02.      Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class M and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

Section 6.04.      Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.      Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06.      Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07.      Indemnification of Trustee and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01.      Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.



then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02.      Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03.      Directions by Certificateholders and
Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04.      Action upon Certain Failures of the
Master Servicer and upon Event of Default.

     In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05.      Trustee to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of

     Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master
Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06.      Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01.      Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer, any Paying Agent that is not the Trustee or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.      Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

          (iv) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03.      Trustee not Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

Section 8.04.      Trustee not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05.      Trustee May Own Certificates.

     The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent.

Section 8.06.      The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07.      Eligibility Requirements.

     The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in Section 8.08.

Section 8.08.      Resignation and Removal.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09.      Successor.

     Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10.      Merger or Consolidation.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

Section 8.11.      Authenticating Agent.

     The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12.      Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13.      Appointment of Custodians.

     The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

Section 8.14.      Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust
Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-7 Scheduled Accrual Component, Class A-7 IO A Component, Class A-7 IO B Component and Class A-7 IO C Component, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-PO, Class A-WIO and Class A-R Certificates, the Class M Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L4, Class A-L7, Class A-L8, Class A-LPO, A-LWIO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class M-L Interests and the Class A-LR Certificate;
(viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the
Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence. In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller and the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

Section 8.15.      Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01.      Termination upon Purchase by the
Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.26. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class M Certificates, the Class M Principal Balance together with any related Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iii) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (iv) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class, Classes, Component or Components in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02.      Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.     Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

     Notwithstanding any contrary provision of this Agreement the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

Section 10.02.     Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.     Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.     Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05.     Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee Attention: Corporate Trust Department Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

Section 10.06.     Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements,

provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.     Special Notices to Rating Agencies.

     (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the  resignation  or removal of the  Trustee  pursuant to Section
     8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

Section 10.08.     Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.     Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01.     Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 7.500% per annum.

Section 11.02.     Cut-Off Date.

     The Cut-Off Date for the Certificates is August 1, 1997.

Section 11.03.     Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $325,175,338.47.

Section 11.04.     Original Class A Percentage.

     The Original Class A Percentage is 95.74441168%.

Section 11.05.     Original Class A Subclass Principal Balances.

     As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                                        Original Class A
           Class A Subclass                        Subclass Principal Balance

             Class A-1                                   $ 40,929,000.00
             Class A-2                                   $ 50,407,000.00
             Class A-3                                   $  7,556,000.00
             Class A-4                                   $ 10,008,000.00
             Class A-5                                   $ 47,967,490.00
             Class A-6                                   $ 14,051,510.00
             Class A-7                                   $ 92,509,300.00
             Class A-8                                   $ 15,000,000.00
             Class A-9                                   $ 32,500,500.00
             Class A-PO                                  $    426,358.82
             Class A-LR                                  $        100.00
             Class A-R                                   $        100.00

Section 11.06.     Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $310,929,000.00.

Section 11.07.     Original Class A-10 Notional Amount.

     The Original Class A-10 Notional Amount is $40,929,000.00.

Section 11.08.     Original Class A-11 Notional Amount.

     The Original Class A-11 Notional Amount is $324,748,879.65.

Section 11.09.     Original Component Principal Balance.

     As to the following Class A-7 Component, the Component Principal Balance of such Component as of the Cut-Off Date, as follows:

                                                           Original Component
     Class A-7 Component                                   Principal Balance
      Class A-7 Scheduled Accrual Component                   $ 92,509,300.00


Section 11.10.     Original Subordinated Percentage.

     The Original Subordinated Percentage is 4.25558832%.

Section 11.11.     Original Class M Percentage.

     The Original Class M Percentage is 1.50177531%.

Section 11.12.     Original Class M Principal Balance.

     The Original Class M Principal Balance is $4,877,000.00.

Section 11.13.     Original Class M Fractional Interest.

     The Original Class M Fractional Interest is 2.75381300%.

Section 11.14.     Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.30162072%.

Section 11.15.     Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 0.50069441%.

Section 11.16.     Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.40061712%.

Section 11.17.     Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.25034721%.

Section 11.18.     Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.30053355%.

Section 11.19.     Original Class B Principal Balance.

     The Original Class B Principal Balance is $8,942,979.65.

Section 11.20.     Original Class B Subclass Principal Balances.

     As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                                    Original Class B
        Class B Subclass                        Subclass Principal Balance

           Class B-1                                 $  4,227,000.00
           Class B-2                                 $  1,626,000.00
           Class B-3                                 $  1,301,000.00
           Class B-4                                 $    813,000.00
           Class B-5                                 $    975,979.65

Section 11.21.     Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 1.45219229%.

Section 11.22.     Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 0.95149787%.

Section 11.23.     Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.55088076%.

Section 11.24.     Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.30053355%.

Section 11.25.     Closing Date.

     The Closing Date is August 29, 1997.

Section 11.26.     Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $32,517,533.85 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.27.     Wire Transfer Eligibility.

     With respect to the Class A Certificates (other than the Class A-10, Class A-11, Class A-WIO, Class A-R and Class A-LR Certificates) the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000. With respect to the Class A-10, Class A-11 and Class A-WIO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-PO, Class A-R, Class A-LR, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are not eligible for wire transfer.

Section 11.28.     Single Certificate.

     A Single Certificate for each Subclass of Class A Certificates (other than the Class A-10, Class A-11, Class A-WIO, Class A-R and Class A-LR Certificates), the Class M Certificates and the Class B Certificates (other than the Class B-3, Class B-4, and Class B-5 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-10 Certificates represents a $20,000,000 Denomination. A Single Certificate for the Class A-11 Certificates represents a $162,000,000 Denomination. A Single Certificate for the Class A-WIO Certificates represents 25% Percentage Interest. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-3, Class B-4 and Class B-5 Certificates represents a $250,000 Denomination.

Section 11.29.     Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

Section 11.30.     Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       NORWEST ASSET SECURITIES CORPORATION
                                          as Seller

                                       By:
                                             Name:
                                             Title:

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION
                                          as Master Servicer

                                       By:
                                             Name:
                                             Title:

                                       FIRST UNION NATIONAL BANK
                                          as Trustee

                                       By:
                                             Name:
                                             Title:

Attest:
By:
Name:
Title:

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

     On this 29th day of August, 1997, before me, a notary public in and for the State of New York, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is an Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

     On this 29th day of August, 1997, before me, a notary public in and for the State of New York, personally appeared Richard Poska, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                       ss.:
COUNTY OF                        )

     On this 29th day of August, 1997, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                       ss.:
COUNTY OF                        )

     On this 29th day of August, 1997, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
         Series 1997-12 Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled       Partial Unscheduled
Servicer                              Principal Receipts     Principal Receipts

Countrywide Home Loans, Inc.             Prior Month            Prior Month

First Bank National Association          Prior Month            Prior Month

The Huntington Mortgage Company          Prior Month            Prior Month

National City Mortgage Company           Prior Month            Prior Month

Norwest Mortgage, Inc. (Exhibit F-1)     Prior Month            Prior Month

Norwest Mortgage, Inc. (Exhibit F-2)     Mid-Month              Mid-Month

Suntrust Mortgage, Inc.                  Prior Month            Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.650% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee
By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT
FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     A PURCHASER OF THIS CERTIFICATE THAT IS A PLAN (AS DEFINED IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT) OR PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN WILL BE REQUIRED TO REPRESENT THAT IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1) OF REGULATION D UNDER THE ACT.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE CLASS A-7 SCHEDULED ACCRUAL COMPONENT ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of principal balance, the Class A-7 Certificates consist of four components (each, a "Component" and individually, the "Class A-7 Scheduled Accrual Component," "Class A-7 IO A Component," the "Class A-7 IO B Component" and the "Class A-7 IO C Component"). The amount of interest which accrues on the Class A-7 Certificates in any month will equal the sum of the interest which accrues on the Class A-7 Components. The component rate (the "Component Rate") on (i) the Class A-7 Scheduled Accrual Component applicable to each Distribution Date will be 7.250% per annum, (ii) the Class A-7 IO A Component applicable to each Distribution Date will be 0.500% per annum, (iii) the Class A-7 IO B Component applicable to each Distribution Date will be 0.150% per annum and (iv) the Class A-7 IO C Component applicable to each Distribution Date will be 0.150% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Component Principal Balance in the case of the Class A-7 Scheduled Accrual Component or the outstanding notional amount in the case of the Class A-7 IO A Component, Class A-7 IO B Component or Class A-7 IO C Component. Prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, no distribution of interest on this Certificate with respect to its Class A-7 Scheduled Accrual Component will be made. Prior to the Class A-7 Scheduled Accrual Component Accretion Termination Date, interest otherwise available for distribution on this Certificate with respect to its Class A-7 Scheduled Accrual Component will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates with respect to their Components.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-7 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with the Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Act, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee will also require if the transferee is a Plan or a person acting on behalf of or investing the assets of a Plan, a representation letter, in the form as described in the Agreement, stating that such transferee is an "accredited investor" as defined in Rule 501(a)(1) of the Act.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, at an issue price of 102.38829%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2
Certificates) used to price this Certificate:(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 42.85544552%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.64%; and (iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.56503793%.

     Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE CLASS A-8 ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 7.250% per annum. Prior to the Class A-8 Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Class A-8 Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Class A Subclass Principal Balance of the Class A-8 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this

Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, at an issue price of 99.75139%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate:(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 180.40492091%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.27%; and (iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.52382706%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997


Percentage Interest evidenced       Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $       (initial Class A-10
by this Certificate: %                                      Notional Amount)

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-10 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-10 Certificates each month in an amount equal to the product of (i) 1/12th of 0.600% and (ii) the Class A-10 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, at an issue price of 1.55325% of the initial Class A-10 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-10 Notional Amount is approximately 0.25341311%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.80%; and (iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial Class A-10 Notional Amount, calculated using the exact method, is approximately 0.01098493%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $       (initial Class A-11
by this Certificate: %                                      Notional Amount)

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-11 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-11 Certificates each month in an amount equal to the product of (i) 1/12th of 0.100% and (ii) the Class A-11 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, at an issue price of 0.35153% of the initial Class A-11 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-10 Notional Amount is approximately 0.26729374%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 14.55%; and (iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial Class A-11 Notional Amount, calculated using the exact method, is approximately 0.00369075%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-12, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, at an issue price of 59.78060% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 40.21940000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.95%; and
(iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.42921013%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT A-WIO
                    [FORM OF FACE OF CLASS A-WIO CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-12 CLASS A-WIO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-WIO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-WIO Certificates required to be distributed to Holders of Class A-WIO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-WIO Certificates will not be entitled to distributions in respect of principal. Interest will accrue on the Class A-WIO Certificates during each month in an amount equal to the product of (A) 1/12th of (i) the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans on the first day of such month minus (ii) 7.500% and (B) the Class A-WIO Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-WIO Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, at an issue price of 1.59178% of the initial Class A-WIO Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate and (b) that the Pass-Through Rate hereon changes in accordance with the Prepayment Assumption: (i) the amount of OID as a percentage of the initial Class A-WIO Notional Amount is approximately 1.24510595%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 14.93%; and (iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial Class A-WIO
Notional   Amount,   calculated   using  the  exact  method,   is  approximately
0.01714858%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee


                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-12, CLASS A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-LR Certificate required to be distributed to the Holders of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee


                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and the Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee and the Seller (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12, CLASS B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee and the Seller (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12, CLASS B-3

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee and the Seller will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, and based on its issue price of 87.17326%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 12.90729167%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.23%; and
(iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05713344%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12, CLASS B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee and the Seller will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, and based on its issue price of 68.07951%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 32.00104167%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.10%; and (iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12006079%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-12, CLASS B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee and the Seller will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on August 29, 1997, and based on its issue price of 32.59514%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 275% SPA (as defined in the Prospectus Supplement dated August 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-WIO, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 67.48541667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 28.26%; and (iii) the amount of OID allocable to the short first accrual period (August 29, 1997 to September 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.14064325%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                    EXHIBIT C

                      [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-12, CLASS M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   August 1, 1997

CUSIP No.:                          First Distribution Date:  September 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                    EXHIBIT D

                [Form of Reverse of Series 1997-12 Certificates]


                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-12

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                                       -----------------------------------
                                       Signature by or on behalf of assignor

                                       -----------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in
immediately                  available                  funds                 to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements
should          be           mailed          to           ----------------------
----------------------------------------------------------------.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T

     WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of August 29, 1997 relating to the issuance of Mortgage Pass-Through Certificates, Series 1997-12 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage

Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                             FIRST UNION NATIONAL BANK

230 South Tryon Street                               By:
Charlotte, North Carolina,  28288                    Name:
                                                     Title:



Address:                                    NORWEST ASSET SECURITIES
                                            CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                  By:
                                            Name:
                                            Title:



Address:                                    NORWEST BANK MINNESOTA, NATIONAL
                                            ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                  By:
                                            Name:
                                            Title:


Address:                                    [CUSTODIAN]

                                            By:
                                            Name:
                                            Title:

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                 Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                 Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                 Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                 Notary Public



 [NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]


NASCOR
NMI / 1997-12  Exhibit F-1
20 & 30 YEAR FIXED RATE NON-RELOCATION LOANS

                                                             NET                                        CUT-OFF
MORTGAGE                                          MORTGAGE MORTGAGE   CURRENT   ORIGINAL  SCHEDULED      DATE
LOAN                                ZIP  PROPERTY INTEREST INTEREST   MONTHLY    TERM TO  MATURITY     PRINCIPAL
NUMBER  CITY                 STATE  CODE   TYPE     RATE     RATE     PAYMENT   MATURITY    DATE        BALANCE
------  ----                 -----  ----   ----     ----     ----     -------   --------    ----        -------
2098127 MINNETONKA             MN   55343  SFD     8.250    7.984      $3,103.48     360  1-Aug-27    $413,100.00
2105969 BASALT                 CO   81621  SFD     8.750    8.484      $2,354.20     360  1-Jun-27    $298,904.41
2115319 BRECKENRIDGE           CO   80424  SFD     7.875    7.609      $2,128.80     360  1-Jul-27    $293,397.95
2139086 PACE                   FL   32571  SFD     8.250    7.984      $2,028.42     360  1-May-27    $269,177.87
2167902 EAST HAMPTON           NY   11937  SFD     8.500    8.234      $2,306.74     360  1-Jul-27    $299,818.26
6042912 PARKER                 CO   80134  SFD     8.500    8.234      $1,706.99     360  1-Jul-27    $221,865.51
6048070 PALMER LAKE            CO   80133  SFD     8.250    7.984      $2,231.26     360  1-Jul-27    $296,810.62
6072166 COROLLA                NC   27927  SFD     8.625    8.359      $3,888.95     360  1-Jul-27    $499,704.80
6075538 RANDOLPH               NJ   07869  SFD     8.625    8.359      $2,373.04     360  1-Jul-27    $304,919.87
6080582 GLENDALE               AZ   85308  SFD     7.750    7.484      $1,791.03     360  1-Aug-27    $250,000.00
6082414 OSSINING               NY   10562  LCO     8.250    7.984      $2,129.84     360  1-Jul-27    $282,876.62
6087164 WARREN                 NJ   07060  SFD     8.000    7.734      $3,668.82     360  1-Jul-27    $499,664.51
6089302 MESA                   AZ   85207  SFD     8.500    8.234      $2,204.48     360  1-Jun-27    $286,351.39
6089771 MEDFORD                OR   97504  SFD     8.500    8.234      $2,656.60     360  1-Jul-27    $345,290.69
6091877 PIPERSVILLE            PA   18947  SFD     8.500    8.234      $1,906.14     360  1-May-27    $247,446.25
6097279 GLEN GARNDER           NJ   08826  SFD     8.375    8.109      $1,656.96     360  1-Jul-27    $217,664.50
6111711 MONROE                 CT   06468  SFD     8.375    8.109      $1,835.57     360  1-Jun-27    $241,198.75
6127935 PARKER                 CO   80134  SFD     8.250    7.984      $4,056.84     360  1-Jun-27    $539,308.95
6152087 WAUCONDA               IL   60084  PUD     7.750    7.484      $1,791.03     360  1-Jun-27    $249,645.96
6152739 SAN JOSE               CA   95138  SFD     7.750    7.484      $1,919.98     360  1-Jul-27    $267,810.85
6153784 WESTBORO               MA   01581  SFD     7.750    7.484      $1,841.18     360  1-Jul-27    $256,818.61
6160597 BURLINGTON             VT   05401  SFD     8.250    7.984      $2,150.13     360  1-May-27    $285,648.72
6161894 LAS FLORES (AREA)      CA   92688  PUD     8.250    7.984      $1,779.75     360  1-Jun-27    $236,596.84
6162032 COLORADO SPRINGS       CO   80906  SFD     8.875    8.609      $1,764.74     360  1-Jul-27    $221,501.49
6163226 VAIL                   CO   81657  SFD     7.875    7.609      $2,537.74     360  1-Jul-27    $349,759.14
6165729 CASTLE ROCK            CO   80104  PUD     8.125    7.859      $1,634.24     360  1-Jul-27    $219,957.03
6166311 MIDDLETOWN             NJ   07748  SFD     8.500    8.234      $1,422.49     360  1-Jul-27    $184,887.93
6168435 SAN DIEGO              CA   92130  SFD     8.000    7.734      $2,285.31     360  1-Jul-27    $311,241.02
6170595 EUGENE                 OR   97405  SFD     8.000    7.734      $1,631.89     360  1-Jul-27    $222,250.78
6172667 SHERBORN               MA   01770  SFD     8.625    8.359      $3,111.16     360  1-Jun-27    $399,525.98
6177807 SAN JOSE               CA   95123  SFD     8.125    7.859      $1,852.90     360  1-Jun-27    $249,222.42
6180151 TUSTIN                 CA   92782  SFD     8.250    7.984      $3,520.81     360  1-Jul-27    $468,351.16
6180835 EL PASO                TX   79922  SFD     7.625    7.359      $1,709.32     360  1-Jul-27    $241,325.21
6182395 PARK CITY              UT   84098  SFD     8.125    7.859      $1,459.01     360  1-Jun-27    $196,242.05
6182854 STILLWATER             MN   55082  SFD     8.250    7.984      $1,652.79     360  1-Jun-27    $219,718.46
6184061 VIRGINIA BEACH         VA   23452  SFD     8.500    8.234      $2,110.67     360  1-Jun-27    $274,166.23
6184112 HERNDON                VA   20171  SFD     7.625    7.359      $1,755.33     360  1-May-27    $247,458.08
6187686 FRANKLIN               MA   02038  SFD     8.375    8.109      $1,900.18     360  1-Jul-27    $249,844.61
6191913 WINCHESTER             MA   01890  SFD     7.750    7.484      $1,953.30     360  1-Jun-27    $272,263.88
6194870 ENGLEWOOD              CO   80111  SFD     8.375    8.109      $2,090.20     360  1-Jun-27    $274,656.95
6195196 HASTINGS               MN   55033  SFD     7.875    7.609      $1,710.24     360  1-Jul-27    $235,709.67
6202476 EAST BRUNSWICK         NJ   08816  SFD     8.500    8.234      $1,982.11     360  1-Jul-27    $257,623.83
6211575 SCOTTSDALE             AZ   85262  SFD     8.375    8.109      $1,444.14     360  1-Jul-27    $189,881.90
6219573 STORMVILLE             NY   12570  SFD     8.500    8.234      $2,283.67     360  1-Jun-27    $296,638.89
6234549 OMAHA                  NE   68135  SFD     8.125    7.859      $1,713.73     360  1-Jul-27    $230,655.02
6236230 AUSTIN                 TX   78730  SFD     8.000    7.734      $2,993.76     360  1-Jun-27    $407,450.66
6255763 ANAHEIM                CA   92808  PUD     7.875    7.609      $1,928.32     360  1-Jul-27    $265,766.98
6256781 SHARON                 MA   02067  SFD     7.875    7.609      $1,595.15     360  1-Jul-27    $219,688.27
6257048 EMERSON                NJ   07630  SFD     8.250    7.984      $2,404.05     360  1-Jun-27    $319,590.50
6257161 ALBUQUERQUE            NM   87122  SFD     8.250    7.984      $1,742.94     360  1-Jun-27    $231,703.10
6262223 SPRINGFIELD            VA   22153  SFD     7.625    7.359      $1,592.54     360  1-May-27    $224,342.15
6262291 MANALAPAN              NJ   07726  SFD     8.500    8.234      $2,952.63     360  1-Jun-27    $383,533.09
6262768 SNOWMASS VILLAGE       CO   81615  SFD     7.875    7.609      $4,567.94     360  1-Jun-27    $629,130.03
6263089 HIGHLAND               CA   92346  SFD     8.500    8.234      $1,922.28     360  1-Jun-27    $249,696.03
6265760 WOODINVILLE            WA   98072  SFD     8.250    7.984      $2,265.07     360  1-Jul-27    $301,307.74
6266073 AUBURNDALE             MA   02166  SFD     7.750    7.484      $1,791.03     360  1-Jul-27    $249,823.55
6266173 FAIRFAX STATION        VA   22039  SFD     7.500    7.234      $2,069.67     360  1-Jul-27    $295,780.33
6266761 FORKED RIVER           NJ   08731  SFD     8.625    8.359      $1,847.25     360  1-Aug-27    $237,500.00
6267209 SAN DIEGO              CA   92106  SFD     8.000    7.734      $1,731.68     360  1-Jul-27    $235,841.65
6270884 ASHLAND                MA   01721  SFD     8.375    8.109      $1,802.89     360  1-Jul-27    $237,052.57
6272829 HAWORTH                NJ   07624  SFD     8.375    8.109      $1,824.17     360  1-Jul-27    $239,850.83
6275265 ATLANTA                GA   30305  SFD     7.875    7.609      $3,987.88     360  1-Jun-27    $549,008.20
6276181 SWAMPSCOTT             MA   01907  SFD     8.250    7.984      $2,253.80     360  1-May-27    $299,414.67
6277587 W WINDSOR TWP          NJ   08512  SFD     8.625    8.359      $2,566.71     360  1-Jun-27    $329,608.93
6277756 ALAMEDA                CA   94502  SFD     8.125    7.859      $2,907.80     360  1-Jul-27    $391,368.83
6278458 LA VERNE               CA   91750  SFD     8.250    7.984      $2,082.51     360  1-May-27    $276,666.06
6278554 CHESTERFIELD           MO   63017  SFD     8.125    7.859      $3,534.29     360  1-Jul-27    $475,688.63
6279035 NUTLEY                 NJ   07110  MF2     8.750    8.484        $991.24     360  1-Jun-27    $125,854.49
6279500 SHREWSBURY             NJ   07702  SFD     8.250    7.984      $2,434.10     360  1-Jul-27    $323,793.40
6280024 GREAT FALLS            VA   22066  PUD     7.500    7.234      $4,037.96     360  1-Jul-27    $577,071.42
6281470 LITTLE SILVER          NJ   07739  SFD     8.500    8.234      $2,076.07     360  1-Jul-27    $269,836.43
6282105 WINCHESTER             MA   01890  SFD     8.000    7.734      $2,450.04     360  1-Aug-27    $333,900.00
6282278 NATICK                 MA   01760  SFD     8.250    7.984      $2,253.80     360  1-Jul-27    $299,808.70
6283447 RED WING               MN   55066  SFD     8.250    7.984      $2,148.62     360  1-Jun-27    $285,634.01
6284332 CARMEL                 CA   93921  SFD     8.375    8.109      $2,280.22     360  1-Jul-27    $299,813.53
6287855 WENHAM                 MA   01984  SFD     8.375    8.109      $1,763.37     360  1-May-27    $231,564.37
6287946 RENTON                 WA   98059  SFD     8.250    7.984      $1,826.78     360  1-Jul-27    $243,004.95
6287988 ARLINGTON              MA   02174  SFD     7.875    7.609      $1,740.17     360  1-May-27    $239,501.24
6288522 MAPLE GROVE            MN   55369  SFD     8.250    7.984      $1,845.11     360  1-Jul-27    $244,893.91
6289679 GLENWOOD SPRINGS       CO   81601  SFD     8.250    7.984      $1,712.89     360  1-Jun-27    $227,708.22
6290545 DUXBURY                MA   02332  SFD     8.250    7.984      $1,927.00     360  1-May-27    $256,005.93
6291217 LONG BEACH             CA   90803  SFD     8.000    7.734      $4,035.71     360  1-Jul-27    $549,630.96
6291957 LIVONIA                MI   48152  SFD     8.375    8.109      $1,718.19     360  1-Jun-27    $225,774.00
6294543 REHOBOTH BEACH         DE   19971  SFD     7.625    7.359      $1,851.59     360  1-May-27    $260,927.73
6294974 STEVENSVILLE           MI   49127  SFD     7.625    7.359      $4,027.35     360  1-Jun-27    $567,756.64
6295432 ANDOVER                MA   01810  SFD     7.750    7.484      $2,686.55     360  1-Jul-27    $374,735.32
6297934 NEW PRAGUE             MN   56071  SFD     8.375    8.109      $2,090.20     360  1-Jun-27    $274,656.95
6298049 ROCHESTER              MN   55906  SFD     8.000    7.734      $1,599.61     360  1-Jun-27    $217,706.47
6299099 HOLLISTON              MA   01746  SFD     8.250    7.984      $1,787.26     360  1-Jul-27    $237,748.30
6299508 DURANGO                CO   81301  SFD     8.250    7.984      $2,159.89     360  1-Aug-27    $287,500.00
6300957 MIDLOTHIAN             VA   23112  SFD     8.500    8.234      $1,716.60     360  1-Jul-27    $223,114.75
6301522 SAN JOSE               CA   95138  SFD     8.375    8.109      $2,347.86     360  1-May-27    $308,319.98
6301858 EDISON                 NJ   08820  LCO     8.250    7.984      $1,427.41     360  1-Aug-27    $190,000.00
6301993 DURANGO                CO   81301  SFD     8.500    8.234      $2,149.88     360  1-Jun-27    $279,260.04
6302030 BERNARDS TWP           NJ   07920  SFD     8.375    8.109      $2,524.20     360  1-Jul-27    $331,893.58
6302167 JAMAICA PLAIN          MA   02130  SFD     7.750    7.484      $1,862.67     360  1-Jul-27    $259,816.50
6302261 PORTLAND               OR   97229  SFD     8.250    7.984      $1,840.60     360  1-Jul-27    $244,843.78
6302820 NEWMAN LAKE            WA   99025  SFD     8.750    8.484      $1,927.42     360  1-May-27    $244,574.03
6304617 PLAYA DEL REY          CA   90293  SFD     7.625    7.359      $2,583.45     360  1-Jul-27    $364,735.82
6304788 CAMARILLO              CA   93012  SFD     8.375    8.109      $1,840.13     360  1-Jul-27    $241,949.53
6307021 SAN JOSE               CA   95132  SFD     8.000    7.734      $2,173.92     360  1-Jul-27    $296,070.21
6307567 PLYMOUTH               MN   55442  SFD     7.750    7.484      $1,708.28     360  1-Aug-27    $238,450.00
6308697 BOXFORD                MA   01921  SFD     8.250    7.984      $2,884.26     360  1-Jul-27    $383,675.19
6309705 FOSTER CITY            CA   94404  SFD     8.375    8.109      $1,983.79     360  1-Jun-27    $258,781.54
6310286 RENO                   NV   89511  SFD     8.875    8.609      $2,784.76     360  1-May-27    $349,406.98
6311168 CLOVIS                 CA   93611  SFD     8.375    8.109      $3,800.36     360  1-Jun-27    $499,376.27
6312620 ENFIELD                CT   06082  SFD     8.500    8.234      $2,045.31     360  1-Jul-27    $265,838.86
6312774 ARLINGTON              VA   22207  SFD     7.750    7.484      $2,412.88     360  1-Jul-27    $336,562.29
6313519 CLIFTON                CO   81520  SFD     8.250    7.984      $1,840.60     360  1-Jun-27    $244,366.59
6314548 CHEVY CHASE            MD   20815  SFD     8.125    7.859      $2,672.99     360  1-Jul-27    $359,764.51
6314553 MILPITAS               CA   95035  LCO     8.250    7.984      $1,750.24     360  1-Jul-27    $232,823.44
6314909 SAN JOSE               CA   95123  SFD     8.250    7.984      $1,798.47     360  1-Jul-27    $239,237.82
6315046 AUSTIN                 TX   78731  SFD     8.000    7.734      $2,436.10     360  1-Jul-27    $331,777.23
6315761 HAYWARD                CA   94542  SFD     8.000    7.734      $2,142.59     360  1-Jun-27    $291,606.85
6315968 SAN JOSE               CA   95132  SFD     8.125    7.859      $2,441.11     360  1-Jul-27    $328,554.94
6317074 GASTONIA               NC   28054  SFD     8.375    8.109      $2,280.22     360  1-Jul-27    $299,813.53
6317934 SAN JOSE               CA   95132  SFD     8.375    8.109      $2,196.61     360  1-Jul-27    $288,820.37
6318110 ANNAPOLIS              MD   21401  PUD     8.375    8.109      $1,927.54     360  1-Jul-27    $253,442.38
6318217 BURNSVILLE             MN   55306  SFD     8.000    7.734      $1,602.54     360  1-Jun-27    $218,055.56
6318564 EDEN PRAIRIE           MN   55347  SFD     8.375    8.109      $2,036.99     360  1-Jul-27    $267,833.43
6318825 GLEN RIDGE             NJ   07028  SFD     8.750    8.484      $1,868.41     360  1-Jun-27    $237,225.72
6319068 CHARLOTTE              NC   28211  SFD     8.250    7.984      $1,923.24     360  1-Jun-27    $255,471.02
6320382 LIVERMORE              CA   94550  SFD     8.125    7.859      $2,227.49     360  1-Jul-27    $299,803.76
6320433 VALENCIA               CA   91354  LCO     8.000    7.734      $1,702.70     360  1-Jul-27    $231,894.30
6320471 KIHEI                  HI   96753  SFD     8.250    7.984        $991.67     360  1-Jun-27    $131,831.08
6321519 STATE COLLEGE          PA   16803  SFD     8.625    8.359      $2,418.93     360  1-Jun-27    $310,631.44
6321933 HICKORY                NC   28601  SFD     8.250    7.984      $1,634.00     360  1-Jun-27    $217,155.22
6322090 FARGO                  ND   58104  SFD     8.375    8.109      $2,257.41     360  1-Jul-27    $296,815.40
6322869 PINEHURST              NC   28374  SFD     8.000    7.734      $2,017.85     360  1-Jul-27    $274,815.48
6323371 REDWOOD CITY           CA   94062  SFD     8.000    7.734      $1,834.41     360  1-May-27    $249,493.41
6323833 SAN RAMON              CA   94583  SFD     8.375    8.109      $1,979.00     360  1-Jul-27    $260,208.17
6324220 LITTLE FALLS TWP       NJ   07424  SFD     8.875    8.609        $740.75     360  1-Jul-27    $93,047.80
6324996 EVERETT                WA   98208  SFD     8.000    7.734      $1,895.31     360  1-Jul-27    $258,126.69
6325175 SAN DIEGO              CA   92130  SFD     8.000    7.734      $3,150.05     360  1-Jun-27    $428,721.98
6326142 WAYZATA                MN   55391  SFD     8.125    7.859      $1,781.99     360  1-Jul-27    $239,843.01
6326414 CHADDS FORD            PA   19317  PUD     7.500    7.234      $1,789.99     360  1-Jul-27    $255,810.01
6326552 PARAMUS                NJ   07652  SFD     8.625    8.359      $2,411.15     360  1-Aug-27    $310,000.00
6328044 SALVO                  NC   27968  SFD     8.500    8.234      $1,937.66     360  1-May-27    $251,336.64
6329548 EAGAN                  MN   55123  SFD     8.250    7.984      $2,175.67     360  1-Jun-27    $289,229.39
6329646 FALLS CHURCH           VA   22044  SFD     7.625    7.359      $1,560.69     360  1-Jul-27    $220,340.40
6330219 BRIDGEWATER            NJ   08807  SFD     8.125    7.859      $2,390.84     360  1-Jul-27    $321,789.37
6330532 BRENTWOOD              TN   37027  SFD     8.125    7.859      $2,121.69     360  1-Jul-27    $285,563.08
6330547 AGOURA HILLS           CA   91301  SFD     8.000    7.734      $1,761.04     360  1-Jun-27    $239,676.85
6330572 SAN JOSE               CA   95126  SFD     8.250    7.984      $2,283.85     360  1-Jun-27    $303,610.97
6330717 SANTA CLARITA          CA   91355  SFD     8.250    7.984      $1,891.31     360  1-Jul-27    $251,589.47
6330982 MT AIRY                MD   21771  SFD     7.750    7.484      $2,065.60     360  1-Jul-27    $288,121.50
6331530 OLD LYME               CT   06371  SFD     8.125    7.859        $594.00     360  1-Jun-27    $79,894.98
6333177 OAKTON                 VA   22124  SFD     7.875    7.609      $1,728.57     360  1-Jul-27    $238,235.93
6333757 FLUSHING               NY   11358  SFD     7.875    7.609      $1,015.10     360  1-Jul-27    $139,903.65
6334073 SAN BUENAVENTURA       CA   93003  SFD     8.125    7.859      $1,960.19     360  1-Jun-27    $263,653.45
6334856 TEMPE                  AZ   85284  SFD     8.250    7.984      $2,890.50     360  1-Jul-27    $384,504.66
6335678 ASPEN                  CO   81611  LCO     8.250    7.984      $1,765.48     360  1-Jul-27    $234,850.15
6336637 OCEAN CITY             NJ   08226  MF2     8.500    8.234        $758.92     360  1-Jul-27    $98,640.20
6336989 MOUNTAINTOP            PA   18707  SFD     8.625    8.359      $3,484.50     360  1-Jul-27    $447,735.50
6337707 CARLSBAD               CA   92008  SFD     8.500    8.234      $2,088.75     360  1-Jun-27    $271,319.71
6338068 OCEANSIDE              CA   92057  SFD     8.250    7.984      $2,065.98     360  1-Jun-27    $274,648.09
6339073 ROXBURY TWP            NJ   07876  SFD     8.375    8.109      $2,280.22     360  1-Jul-27    $299,813.53
6339128 SANTA ROSA             CA   95409  SFD     8.125    7.859      $2,672.99     360  1-Jun-27    $359,527.43
6339183 GLEN ROCK              NJ   07452  SFD     8.125    7.859      $2,078.99     360  1-Jul-27    $279,816.84
6339357 SAN BRUNO              CA   94066  SFD     7.750    7.484      $2,286.79     360  1-Aug-27    $319,200.00
6340352 LOS ANGELES            CA   90019  SFD     8.125    7.859      $1,885.94     360  1-Aug-27    $254,000.00
6340615 BELMONT                MA   02178  SFD     8.500    8.234      $2,287.52     360  1-Jul-27    $297,319.77
6340955 COLORADO SPRINGS       CO   80919  SFD     8.000    7.734      $1,800.76     360  1-Jul-27    $245,249.33
6341420 LOS FLORES             CA   92688  SFD     8.375    8.109      $1,667.60     360  1-Jun-27    $219,126.31
6342482 SANTA ANA              CA   92705  SFD     8.250    7.984      $2,389.03     360  1-Jul-27    $317,797.22
6343211 LAGUNA NIGUEL          CA   92677  SFD     8.250    7.984      $2,332.68     360  1-Jul-27    $310,302.01
6343981 DALY CITY              CA   94015  SFD     8.250    7.984      $1,810.55     360  1-Jul-27    $240,846.33
6344074 MOORPARK               CA   93021  SFD     7.875    7.609      $2,238.29     360  1-Jul-27    $308,487.55
6344383 BASALT                 CO   81621  SFD     8.250    7.984      $1,130.66     360  1-Jun-27    $150,307.40
6344413 BENICIA                CA   94510  SFD     7.875    7.609      $2,436.23     360  1-Jul-27    $335,768.77
6344483 SAN JOSE               CA   95129  SFD     8.500    8.234      $2,091.44     360  1-Jul-27    $271,835.23
6344747 STATELINE              NV   89449  SFD     8.125    7.859      $2,019.59     360  1-Jun-27    $271,642.95
6345002 SOMERS                 NY   10589  SFD     8.625    8.359      $2,100.03     360  1-Jul-27    $269,840.60
6345724 WEST MILFORD           NJ   07480  SFD     8.375    8.109      $1,667.98     360  1-Jun-27    $219,174.03
6345975 MAPLE GROVE            MN   55311  SFD     8.375    8.109      $1,696.86     360  1-Jul-27    $223,111.24
6346467 HIGHLAND               CA   92346  SFD     8.375    8.109      $1,996.33     360  1-Jul-27    $262,486.75
6346591 BELLEVUE               WA   98004  SFD     8.125    7.859      $2,227.49     360  1-Jul-27    $299,803.76
6347151 OXNARD                 CA   93035  SFD     7.625    7.359      $3,482.35     360  1-Jul-27    $491,643.90
6347515 ATLANTA                GA   30318  SFD     7.875    7.609      $1,705.36     360  1-Jul-27    $235,038.14
6348997 LAKE ZURICH            IL   60047  SFD     8.250    7.984      $1,875.17     360  1-Jul-27    $249,440.83
6349209 MINNETONKA             MN   55391  SFD     8.375    8.109      $1,938.18     360  1-Jun-27    $254,681.91
6349466 MORGAN HILL            CA   95037  PUD     7.875    7.609      $2,094.00     360  1-Jul-27    $288,601.25
6349680 PHOENIX                AZ   85021  SFD     8.250    7.984      $1,938.27     360  1-Jul-27    $257,835.48
6350815 ARDMORE                PA   19003  SFD     8.500    8.234      $2,768.09     360  1-Jun-27    $359,562.28
6351063 TOPSFIELD              MA   01983  SFD     7.875    7.609      $2,030.19     360  1-Aug-27    $280,000.00
6351362 FREMONT                CA   94539  SFD     8.250    7.984      $2,878.85     360  1-Jul-27    $382,955.65
6351409 AVON                   CT   06001  SFD     7.875    7.609      $2,856.77     360  1-Jul-27    $393,728.86
6352109 SUNNYVALE              CA   94087  SFD     7.250    6.984      $2,060.17     360  1-Aug-27    $302,000.00
6352525 HIGHLAND               CA   92346  SFD     8.000    7.734      $1,624.11     360  1-Jul-27    $221,191.49
6353324 SAN DIEGO              CA   92129  SFD     8.250    7.984      $1,890.94     360  1-Jun-27    $251,377.89
6353438 LAKE OSWEGO            OR   97035  SFD     7.875    7.609      $2,488.44     360  1-Jun-27    $342,726.07
6353887 VENICE AREA            CA   90291  SFD     7.750    7.484      $1,791.03     360  1-Jul-27    $249,734.00
6353996 ELLICOTT CITY          MD   21042  SFD     8.250    7.984      $2,794.71     360  1-Jul-27    $371,762.79
6355827 SILVER SPRING          MD   20910  SFD     7.875    7.609      $1,603.56     360  1-Jul-27    $221,007.80
6355869 PLYMOUTH               MN   55446  SFD     8.000    7.734      $2,597.53     360  1-Jul-27    $353,762.47
6356334 ISSAQUAH               WA   98029  SFD     8.000    7.734      $2,465.08     360  1-Aug-27    $335,950.00
6356630 MOUNTAIN VIEW          CA   94043  SFD     7.875    7.609      $2,059.20     360  1-Jul-27    $283,804.55
6357816 MARBLEHEAD             MA   01945  SFD     8.500    8.234      $1,680.08     360  1-Jul-27    $218,367.63
6358351 BEN LOMOND             CA   95005  SFD     7.875    7.609      $2,211.46     360  1-Jul-27    $304,790.10
6359002 STILLWATER             MN   55082  SFD     7.750    7.484      $1,848.34     360  1-Jul-27    $257,025.49
6359004 STERLING               CO   80751  SFD     8.250    7.984      $1,921.36     360  1-Jun-27    $254,588.38
6359638 BOYCE                  VA   22620  SFD     7.875    7.609      $3,393.32     360  1-Jun-27    $467,353.75
6360221 PLEASANTON             CA   94566  SFD     8.250    7.984      $3,283.04     360  1-Jun-27    $436,440.76
6360394 HUNTINGDON VALLEY      PA   19006  SFD     7.625    7.359      $1,642.08     360  1-Jul-27    $231,832.09
6360582 VIRGINIA BEACH         VA   23451  SFD     8.375    8.109        $569.29     360  1-Jun-27    $74,806.57
6360769 TALLAHASSEE            FL   32312  SFD     8.000    7.734      $1,812.40     360  1-Jul-27    $246,834.27
6360934 ROCKAWAY               NJ   07866  LCO     8.875    8.609        $835.43     360  1-Jul-27    $104,941.11
6361516 FAIRFAX STATION        VA   22039  SFD     7.500    7.234      $1,543.87     360  1-Jul-27    $220,636.13
6361564 AVALON                 NJ   08202  SFD     8.000    7.734      $2,568.18     360  1-Jul-27    $349,765.15
6364908 BELLEVUE               WA   98008  SFD     8.000    7.734      $1,777.54     360  1-Jul-27    $242,087.46
6365950 LIVERMORE              CA   94550  SFD     8.000    7.734      $2,695.85     360  1-Jun-27    $366,905.32
6366270 COLFAX                 NC   27235  SFD     7.750    7.484      $1,579.04     360  1-Jun-27    $220,097.88
6366285 SEA ISLE CITY          NJ   08243  LCO     8.500    8.234      $2,275.98     360  1-Jun-27    $295,640.11
6366433 MINNNEAPOLIS           MN   55419  SFD     8.250    7.984      $1,803.04     360  1-Jul-27    $239,846.96
6366564 SEATTLE                WA   98105  SFD     8.125    7.859      $3,142.25     360  1-Jul-27    $422,923.17
6367536 BELLEVUE               WA   98006  SFD     8.250    7.984      $1,679.08     360  1-Jul-27    $223,357.48
6367948 SUWANEE                GA   30174  SFD     8.000    7.734      $2,412.62     360  1-Jul-27    $328,579.38
6368324 SEDALIA                CO   80135  SFD     8.250    7.984      $3,305.57     360  1-Jul-27    $439,719.43
6368440 OAKTON                 VA   22124  SFD     8.000    7.734      $2,017.85     360  1-Jul-27    $274,815.48
6369158 CLIVE                  IA   50325  SFD     8.250    7.984      $1,794.02     360  1-Jul-27    $238,647.73
6369423 MILPITAS               CA   95035  SFD     7.750    7.484      $1,862.67     360  1-Jul-27    $259,816.50
6369430 DISCOVERY BAY          CA   94514  PUD     8.125    7.859      $1,704.03     360  1-Jul-27    $229,349.88
6369437 EL CAJON               CA   92019  SFD     8.375    8.109      $1,696.86     360  1-Jul-27    $223,111.24
6369684 BLUFFDALE              UT   84065  SFD     8.500    8.234      $1,768.50     360  1-Jun-27    $229,720.35
6369823 CRANBERRY TWP          PA   16066  SFD     8.250    7.984      $1,690.35     360  1-Jul-27    $224,856.53
6369965 POTOMAC                MD   20854  SFD     7.875    7.609      $1,792.37     360  1-Jul-27    $247,029.88
6370065 CHANHASSEN             MN   55317  SFD     8.125    7.859      $1,670.62     360  1-Jul-27    $224,852.82
6370840 LOS ANGELES            CA   90272  HCO     7.875    7.609      $1,616.03     360  1-Jul-27    $222,726.62
6371044 LITTLE RIVER           CA   95456  SFD     7.750    7.484      $2,238.79     360  1-Jul-27    $312,279.44
6372162 PRINCETON              NJ   08540  SFD     7.500    7.234      $1,622.18     360  1-Jul-27    $231,827.82
6372412 TEMPLETON              CA   93465  SFD     8.500    8.234      $1,898.10     360  1-Jul-27    $246,522.07
6372832 ARROYO GRANDE          CA   93420  SFD     8.250    7.984        $920.30     360  1-Jul-27    $122,421.89
6373258 WEST DES MOINES        IA   50266  SFD     7.750    7.484      $2,349.83     360  1-Aug-27    $328,000.00
6373639 PLEASANTON             CA   94566  SFD     7.875    7.609      $2,232.92     360  1-Jul-27    $307,648.07
6373925 WHITTIER               CA   90602  SFD     8.000    7.734        $653.05     360  1-Aug-27    $89,000.00
6374326 DRAPER                 UT   84020  SFD     8.500    8.234      $3,844.56     360  1-Jul-27    $499,696.10
6375064 SOUTHBORO              MA   01772  SFD     8.375    8.109      $1,850.97     360  1-Jul-27    $243,373.63
6376080 HOUSTON                TX   77056  PUD     8.000    7.734      $2,310.62     360  1-Jun-27    $314,476.01
6376321 POWAY                  CA   92064  SFD     8.250    7.984      $1,762.85     360  1-Jul-27    $234,500.37
6376411 VIRGINIA BEACH         VA   23454  SFD     8.000    7.734      $2,744.28     360  1-Aug-27    $374,000.00
6376432 AUBURN                 CA   95602  SFD     8.625    8.359      $1,851.14     360  1-Jul-27    $237,859.49
6377336 ALTADENA               CA   91001  SFD     8.125    7.859      $2,271.67     360  1-Jul-27    $305,749.87
6377478 ALBUQUERQUE            NM   87122  SFD     8.125    7.859      $2,672.99     360  1-Jul-27    $359,764.51
6377669 SOUTH BRUNSWICK        NJ   08824  SFD     8.375    8.109        $790.10     360  1-Jul-27    $103,885.38
6380196 PERINTON               NY   14450  SFD     7.875    7.609      $1,653.16     360  1-Jul-27    $227,843.09
6380558 LOVELAND               CO   80538  SFD     8.375    8.109      $2,137.70     360  1-Jul-27    $281,075.19
6380662 SHOREWOOD              MN   55331  SFD     7.750    7.484      $2,614.90     360  1-Jul-27    $364,742.39
6380909 WOODINVILLE            WA   98072  PUD     8.000    7.734      $2,054.17     360  1-Jul-27    $279,762.16
6383175 CARBONDALE             CO   81623  SFD     8.125    7.859      $1,481.28     360  1-Jul-27    $199,369.50
6384121 RALEIGH                NC   27615  SFD     7.875    7.609      $2,023.81     360  1-Jul-27    $278,927.92
6384219 HILLSBORO              OR   97123  SFD     8.250    7.984      $1,805.29     360  1-Jul-27    $240,146.77
6384577 HOOVER                 AL   35226  SFD     8.250    7.984      $2,002.65     360  1-Jul-27    $266,400.02
6385061 WADSWORTH              OH   44281  SFD     7.625    7.359      $2,194.16     360  1-Aug-27    $310,000.00
6386060 CORONADO               CA   92118  SFD     7.875    7.609      $2,175.21     360  1-Jul-27    $299,793.54
6386324 STONE HARBOR           NJ   08247  SFD     8.125    7.859      $3,682.79     360  1-Jul-27    $495,675.54
6387163 MANALAPAN              NJ   07726  SFD     8.375    8.109      $2,280.22     360  1-Jul-27    $299,813.53
6388096 BRECKENRIDGE           CO   80424  SFD     7.875    7.609      $1,864.88     360  1-Jul-27    $257,023.00
6388589 CHELMSFORD             MA   01824  SFD     8.125    7.859      $1,752.29     360  1-Jul-27    $235,845.63
6388693 DENVER                 CO   80207  SFD     8.125    7.859      $1,006.83     360  1-Jul-27    $135,511.29
6389459 RYE                    NH   03870  SFD     8.125    7.859      $1,763.43     360  1-Jul-27    $237,344.64
6389781 RANDOLPH               NJ   07869  SFD     7.625    7.359      $2,123.38     360  1-Aug-27    $300,000.00
6390194 DANVILLE               CA   94506  PUD     7.875    7.609      $1,987.42     360  1-Jul-27    $273,912.37
6393051 COTO DE CAZA           CA   92679  SFD     8.250    7.984      $2,145.24     360  1-Jul-27    $285,367.92
6393097 HOLLISTER              CA   95023  SFD     8.125    7.859      $1,787.45     360  1-Jul-27    $240,577.53
6394061 SAN JOSE               CA   95126  SFD     8.125    7.859      $2,665.56     360  1-Aug-27    $359,000.00
6394347 CUPERTINO              CA   95014  SFD     7.750    7.484      $2,206.55     360  1-Jul-27    $307,782.62
6394738 COLORADO SPRINGS       CO   80906  SFD     8.375    8.109      $1,860.66     360  1-Jul-27    $244,647.84
6395213 LAKE OSWEGO            OR   97035  SFD     8.000    7.734      $1,834.41     360  1-Jul-27    $249,832.26
6395480 SIMI VALLEY            CA   93065  SFD     8.000    7.734      $1,871.10     360  1-Jul-27    $254,828.90
6397362 PASO ROBLES            CA   93446  SFD     8.250    7.984        $976.65     360  1-Jul-27    $129,917.10
6398240 ALAMO                  CA   94507  PUD     7.625    7.359      $2,795.79     360  1-Jul-27    $394,714.11
6398550 SAN ANTONIO            TX   78230  SFD     8.000    7.734      $2,293.01     360  1-Jul-27    $312,290.32
6399084 CHAPEL HILL            NC   27614  SFD     8.125    7.859      $1,811.69     360  1-Jul-27    $243,840.39
6399110 SCOTTSDALE             AZ   85259  SFD     7.750    7.484      $3,209.53     360  1-Jul-27    $447,683.80
6399834 RIVER VALE             NJ   07675  SFD     8.375    8.109        $342.03     360  1-Jul-27    $44,972.03
6402704 SAUSALITO              CA   94965  MF2     8.625    8.359      $3,258.94     360  1-Jul-27    $418,752.62
6403244 LITTLETON              CO   80124  SFD     7.750    7.484      $1,611.93     360  1-Jul-27    $224,841.19
6404539 WATSONVILLE            CA   95076  SFD     8.250    7.984      $2,028.42     360  1-Aug-27    $270,000.00
6404606 SAN JOSE               CA   95118  SFD     8.500    8.234      $1,799.26     360  1-Jul-27    $233,858.24
6406352 SANDY                  UT   84092  SFD     7.875    7.609      $3,018.10     360  1-Jul-27    $415,963.54
6407722 DENVER                 CO   80218  SFD     7.875    7.609      $2,465.24     360  1-Jul-27    $339,766.01
6407958 WEST HILLS             CA   91307  SFD     7.750    7.484      $2,655.38     360  1-Jul-27    $370,388.40
6408088 TUSTIN                 CA   92782  SFD     8.000    7.734      $3,145.65     360  1-Jul-27    $428,412.35
6408118 HAYWARD                CA   94541  SFD     7.875    7.609      $2,229.28     360  1-Aug-27    $307,458.00
6408964 ORONO                  MN   55356  SFD     8.000    7.734      $3,649.38     360  1-Jul-27    $497,016.29
6409051 CHINO HILLS            CA   91709  SFD     8.000    7.734      $1,749.21     360  1-Jul-27    $238,229.05
6410341 BISHOP                 CA   93514  SFD     8.125    7.859        $934.80     360  1-Aug-27    $125,900.00
6410792 AURORA                 CO   80016  SFD     8.000    7.734      $2,028.86     360  1-Jul-27    $276,314.47
6412110 PACIFIC PALISADES      CA   90272  SFD     7.750    7.484      $3,037.59     360  1-Aug-27    $424,000.00
6412474 FAR HILLS              NJ   07931  SFD     8.500    8.234      $1,688.53     360  1-Jul-27    $219,466.97
6414520 BONSALL                CA   92003  SFD     7.875    7.609      $4,712.95     360  1-Aug-27    $650,000.00
6414625 JACKSON                TN   38305  SFD     8.125    7.859      $1,486.48     360  1-Jul-27    $200,015.43
6415141 SUNNYVALE              CA   94086  SFD     7.750    7.484      $2,132.04     360  1-Aug-27    $297,600.00
6415439 NEWPORT BEACH          CA   92625  SFD     7.875    7.609      $2,270.92     360  1-Aug-27    $313,200.00
6415495 LAKEWOOD               CO   80228  SFD     7.625    7.359      $1,061.69     360  1-Jul-27    $149,891.44
6417601 ST LOUIS PARK          MN   55416  SFD     8.250    7.984      $2,028.42     360  1-Aug-27    $270,000.00
6419114 FOUNTAIN HILLS         AZ   85268  SFD     8.375    8.109      $2,005.83     360  1-Jul-27    $263,735.97
6420637 DOYLESTOWN             PA   18901  SFD     8.000    7.734      $1,919.53     360  1-Jul-27    $261,424.47
6420845 CLACKAMAS              OR   97015  SFD     8.000    7.734      $1,678.49     360  1-Aug-27    $228,750.00
6423348 SARASOTA               FL   34228  HCO     8.250    7.984      $1,690.35     360  1-Aug-27    $225,000.00
6428660 JACKSONVILLE           FL   32210  SFD     7.625    7.359      $3,185.07     360  1-Aug-27    $450,000.00
6996183 RENO                   NV   89511  SFD     8.125    7.859      $2,301.74     360  1-Feb-27    $304,501.42
6997217 ENCINITAS              CA   92024  SFD     8.500    8.234      $2,094.52     360  1-May-27    $271,901.42
6997771 SAN ANSELMO            CA   94960  SFD     8.250    7.984      $4,207.09     360  1-Apr-27    $558,303.39
6997845 CASTLE ROCK            CO   80104  SFD     7.875    7.609      $1,276.12     360  1-May-27    $175,634.26
6997978 ORLANDO                FL   32826  SFD     8.875    8.609      $1,841.32     360  1-May-27    $231,032.89
6998095 LOS ANGELES            CA   90046  SFD     8.875    8.609      $2,947.86     360  1-May-27    $369,872.27
6998217 ENGLEWOOD              CO   80110  SFD     8.750    8.484      $7,552.32     360  1-May-27    $958,330.93
6998370 JEROME                 ID   83338  SFD     8.500    8.234      $1,845.39     360  1-Jun-27    $239,708.19
6998398 SANTA MARIA            CA   93455  SFD     8.250    7.984      $2,313.90     360  1-Jun-27    $307,605.85
6998401 PLANO                  TX   75093  SFD     8.250    7.984      $4,056.84     360  1-Jun-27    $539,308.95
6998457 SUGAR LAND             TX   77479  PUD     8.000    7.734      $3,461.90     360  1-Jun-27    $471,164.75
6998458 SAN DIEGO              CA   92103  SFD     8.375    8.109      $3,800.36     360  1-Jun-27    $499,376.27
6998459 LOVELAND               CO   80538  SFD     8.375    8.109      $3,405.12     360  1-Jun-27    $447,441.15
6998463 NEWPORT BEACH          CA   92660  SFD     8.250    7.984      $6,783.94     360  1-May-27    $901,260.66
6998492 SNOWMASS VILLAGE       CO   81615  PUD     8.375    8.109      $4,940.47     360  1-May-27    $648,779.49
6998504 MANHATTAN BEACH        CA   90266  SFD     8.750    8.484      $3,064.98     360  1-Jun-27    $389,150.07
6998514 BERTHOUD               CO   80513  SFD     8.000    7.734      $2,773.63     360  1-Jun-27    $377,491.05
6998515 EDWARDS                CO   81632  SFD     7.750    7.484      $5,731.30     360  1-Jun-27    $798,867.09
6998523 KEY LARGO              FL   33037  SFD     8.625    8.359      $2,800.04     360  1-Jun-27    $359,573.39
6998525 PHOENIX                AZ   85044  SFD     8.250    7.984      $2,636.27     360  1-May-27    $350,234.09
6998527 ORANGE                 CA   92869  SFD     8.125    7.859      $1,982.47     360  1-Jun-27    $266,649.50
6998529 KATONAH                NY   10536  SFD     8.375    8.109      $3,709.15     360  1-Jun-27    $487,391.25
6998537 WASILLA                AK   99654  SFD     8.000    7.734      $2,641.55     360  1-Jun-27    $359,515.29
6998538 OLYMPIA                WA   98516  SFD     8.000    7.734      $1,777.18     360  1-Jun-27    $241,873.89
6998542 SAN DIEGO              CA   92109  SFD     8.125    7.859      $1,811.69     360  1-Jul-27    $243,840.39
6998543 CHINO HILLS            CA   91709  SFD     8.375    8.109      $1,900.94     360  1-May-27    $249,630.38
6998559 WILMETTE               IL   60035  SFD     8.750    8.484      $3,272.67     360  1-Jun-27    $415,519.58
6998566 RIVERVALE              NJ   07675  SFD     9.250    8.984      $2,868.26     360  1-Jun-27    $348,287.11
6998568 REHOBOTH BEACH         DE   19971  SFD     8.625    8.359      $2,986.71     360  1-May-27    $383,314.97
6998569 EVERGREEN              CO   80439  SFD     8.125    7.859      $2,078.99     360  1-Jun-27    $279,632.44
6998570 NEWPORT COAST          CA   92657  SFD     7.750    7.484      $7,164.12     360  1-Jun-27    $998,583.86
6998573 FORT COLLINS           CO   80525  SFD     8.375    8.109      $3,420.32     360  1-Jun-27    $449,438.66
6998577 RAPID CITY             SD   57701  SFD     8.375    8.109      $3,648.35     360  1-Jun-27    $479,401.22
6998579 SAN ANSELMO            CA   94960  SFD     7.750    7.484      $3,582.06     360  1-Jun-27    $499,291.94
6998583 BURBANK                CA   91504  SFD     8.125    7.859      $2,851.19     360  1-Jun-27    $383,495.92
6998585 LAS VEGAS              NV   89123  SFD     8.125    7.859      $2,226.01     360  1-Jun-27    $299,406.45
6998596 HILLSBOROUGH           NC   27278  SFD     8.375    8.109      $2,090.20     360  1-Jun-27    $274,656.95
6998599 NORTH OAKS             MN   55127  SFD     8.375    8.109      $2,470.23     360  1-Jun-27    $324,594.59
6998600 MINNEAPOLIS            MN   55405  SFD     7.875    7.609      $2,900.28     360  1-Jun-27    $399,447.63
6998601 ARDEN HILLS            MN   55112  SFD     8.000    7.734      $3,081.81     360  1-Jul-27    $419,718.19
6998602 MINNETONKA             MN   55305  SFD     8.500    8.234      $2,706.58     360  1-Jun-27    $351,571.99
6998603 SAN FRANCISCO          CA   94123  SFD     8.125    7.859      $3,890.69     360  1-Jun-27    $523,312.14
6998604 CORONADO               CA   92118  SFD     8.375    8.109      $2,584.25     360  1-Jun-27    $339,575.86
6998606 WASHINGTON             DC   20015  SFD     8.375    8.109      $1,732.96     360  1-Jun-27    $227,715.59
6998612 CASPER                 WY   82609  SFD     8.375    8.109      $1,831.77     360  1-Jun-27    $239,493.60
6998623 GOLETA                 CA   93117  SFD     8.500    8.234      $1,899.22     360  1-Jun-27    $246,699.66
6998638 LIVERMORE              CA   94550  SFD     8.250    7.984      $2,629.43     360  1-Jun-27    $349,552.11
6998658 TUSTIN                 CA   92780  SFD     8.500    8.234      $2,282.14     360  1-May-27    $296,256.75
6998659 SANTA ANA              CA   92705  SFD     8.375    8.109      $2,493.04     360  1-Jul-27    $327,796.13
6998660 AUSTIN                 TX   78749  SFD     8.250    7.984      $2,253.80     360  1-Jun-27    $299,616.08
6998663 OLYMPIA                WA   98506  SFD     7.875    7.609      $2,262.22     360  1-Jul-27    $311,785.28
6998665 REDMOND                WA   98053  SFD     7.625    7.359      $2,463.12     360  1-Jun-27    $347,494.66
6998673 PLEASANTON             CA   94566  SFD     7.875    7.609      $1,957.69     360  1-Jun-27    $269,627.16
6998681 LEXINGTON              KY   40502  SFD     8.000    7.734      $2,025.19     360  1-Jun-27    $275,628.39
6998688 PARKER                 CO   80134  SFD     8.250    7.984      $2,163.65     360  1-Jun-27    $287,631.44
6998693 ROCHESTER              MN   55906  SFD     8.125    7.859      $1,875.10     360  1-Jun-27    $252,207.48
6998696 MONTCLAIR              NJ   07042  LCO     8.875    8.609        $210.44     240  1-Jun-17    $23,527.94
6998700 SEDONA                 AZ   86336  SFD     8.500    8.234        $842.34     360  1-May-27    $108,991.33
6998701 COTTONWOOD             AZ   86326  SFD     8.500    8.234        $538.24     360  1-Jun-27    $69,914.88
6998702 DENVER                 CO   80209  SFD     8.125    7.859      $1,893.37     360  1-Jun-27    $254,665.25
6998705 SAN MATEO              CA   94403  SFD     8.125    7.859      $2,301.74     360  1-Jun-27    $309,593.07
6998709 MIDLOTHIAN             VA   23112  SFD     8.375    8.109      $2,226.94     360  1-Jun-27    $292,425.51
6998713 SAN DIEGO              CA   92130  SFD     7.625    7.359      $3,855.35     360  1-Jul-27    $544,305.76
6998716 CHULA VISTA            CA   91910  SFD     7.500    7.234      $1,222.93     360  1-Apr-27    $174,375.90
6998721 BLOOMFIELD HILLS       MI   48304  SFD     8.375    8.109      $2,850.27     360  1-Jul-27    $374,766.92
6998725 BEDFORD                NH   03110  SFD     8.250    7.984      $1,957.43     360  1-Jun-27    $260,216.56
6998729 ENGLEWOOD              CO   80111  SFD     8.375    8.109      $1,915.38     360  1-Jun-27    $251,660.94
6998730 CENTREVILLE            VA   20120  SFD     7.750    7.484      $1,748.05     360  1-Jun-27    $243,654.45
6998731 SAN DIEGO              CA   92131  SFD     8.125    7.859      $2,135.79     360  1-Jun-27    $287,272.41
6998732 BELMONT                MA   02178  SFD     7.625    7.359      $2,261.40     360  1-Jan-27    $317,850.12
6998734 HAWTHORN WOODS         IL   60047  SFD     7.750    7.484      $2,372.76     360  1-Jun-27    $330,730.97
6998735 LAS VEGAS              NV   89110  SFD     8.000    7.734      $1,833.05     360  1-Jul-27    $249,647.38
6998737 ASPEN                  CO   81611  LCO     8.500    8.234        $584.37     360  1-Jun-27    $75,907.60
6998740 SCOTTSDALE             AZ   85255  SFD     8.125    7.859      $2,672.99     360  1-Jun-27    $359,527.43
6998742 LOMPOC                 CA   93436  SFD     8.000    7.734      $2,586.52     360  1-Jun-27    $352,025.38
6998743 LITTLE SILVER          NJ   07739  SFD     8.625    8.359      $4,977.85     360  1-Jun-27    $639,241.58
6998746 BOTHELL                WA   98011  SFD     8.000    7.734      $1,628.96     360  1-Jun-27    $221,701.09
6998750 CAMARILLO              CA   93010  SFD     7.375    7.109      $1,938.38     360  1-Jun-27    $280,221.59
6998751 SAN JOSE               CA   95138  SFD     8.125    7.859      $1,866.64     360  1-Jun-27    $251,069.98
6998752 CASTRO VALLEY          CA   94552  SFD     8.250    7.984      $2,156.14     360  1-May-27    $286,447.18
6998753 SAN JOSE               CA   95132  SFD     8.250    7.984      $2,453.30     360  1-Jul-27    $326,346.77
6998757 GENEVA                 IL   60134  SFD     8.625    8.359      $1,952.25     360  1-Jun-27    $250,702.56
6998758 SAINT CHARLES          IL   60174  SFD     8.125    7.859      $1,633.49     360  1-Jun-27    $219,709.50
6998765 EAST ORLEANS           MA   02643  SFD     8.375    8.109      $1,860.66     360  1-May-27    $244,138.23
6998767 HERNDON                VA   22071  SFD     7.625    7.359      $1,574.13     360  1-Jun-27    $222,077.05
6998768 BURKE                  VA   22015  PUD     8.000    7.734      $1,683.26     360  1-Jun-27    $229,086.97
6998769 CENTREVILLE            VA   22020  SFD     7.750    7.484      $1,647.03     360  1-Jun-27    $229,574.43
6998770 WASHINGTON             DC   20015  SFD     8.125    7.859      $1,960.19     360  1-May-27    $263,478.41
6998771 LONDONDERRY            NH   03053  SFD     8.625    8.359      $1,833.25     360  1-Jun-27    $235,420.68
6998773 EUGENE                 OR   97405  SFD     8.375    8.109      $1,816.57     360  1-Jun-27    $238,517.15
6998775 SANFORD                NC   27330  SFD     8.375    8.109      $1,723.84     360  1-Jun-27    $226,517.09
6998776 NORTH WALES            PA   19454  SFD     7.625    7.359      $1,911.04     360  1-May-27    $269,410.02
6998778 SNOWMASS VILLAGE       CO   81615  LCO     8.500    8.234      $2,498.97     360  1-Jun-27    $324,604.83
6998780 BAILEY                 CO   80421  SFD     8.250    7.984      $1,791.02     360  1-Jun-27    $238,094.91
6998781 WASHINGTON TWP         NJ   07853  SFD     8.500    8.234      $2,337.50     360  1-Jul-27    $303,815.83
6998782 MADISON                NJ   07940  SFD     8.500    8.234      $2,041.47     360  1-Jul-27    $265,321.39
6998784 AUGUSTA                GA   30909  PUD     8.250    7.984      $2,140.36     360  1-Jul-27    $284,718.33
6998785 PLEASANTON             CA   94566  SFD     8.125    7.859      $1,692.89     360  1-Jun-27    $227,700.60
6998787 SIOUX FALLS            SD   57105  SFD     8.375    8.109      $1,808.97     360  1-Jul-27    $237,852.07
6998790 AUBURN                 WA   98092  SFD     8.500    8.234      $1,929.97     360  1-May-27    $250,540.60
6998791 OAKLAND                CA   94611  SFD     8.500    8.234      $1,883.84     360  1-Jun-27    $244,702.11
6998792 SIERRA MADRE           CA   91024  SFD     8.000    7.734      $1,834.41     360  1-Jun-27    $249,663.40
6998793 YUCAIPA                CA   92399  SFD     8.625    8.359      $1,773.36     360  1-Jun-27    $227,729.81
6998794 SAN JOSE               CA   95126  SFD     8.625    8.359      $1,847.25     360  1-May-27    $237,076.31
6998795 SANTA CLARITA          CA   91321  SFD     8.125    7.859      $1,900.79     360  1-May-27    $255,494.22
6998796 SAN CARLOS             CA   94070  SFD     8.375    8.109      $2,565.24     360  1-Jul-27    $337,290.23
6998797 MORGAN HILL            CA   95037  SFD     7.750    7.484      $1,633.42     360  1-Jul-27    $227,839.08
6998798 ALAMEDA                CA   94502  SFD     8.125    7.859      $3,561.02     360  1-Jul-27    $479,286.27
6998799 RAMSEY                 MN   55303  SFD     8.125    7.859      $1,762.69     360  1-May-27    $236,930.96
6998800 LOS GATOS              CA   95030  SFD     8.000    7.734      $2,794.18     360  1-Jul-27    $380,543.67
6998801 RENO                   NV   89511  SFD     8.125    7.859      $2,494.79     360  1-Apr-27    $335,111.87
6998802 HUNTSVILLE             UT   84317  SFD     8.375    8.109      $2,736.26     360  1-May-27    $357,093.41
6998804 DURHAM                 NC   27707  SFD     8.000    7.734      $1,761.04     360  1-Jun-27    $239,676.85
6998805 PISMO BEACH            CA   93401  SFD     8.125    7.859      $1,871.09     360  1-Jun-27    $251,669.20
6998806 FAIRVIEW               PA   16415  SFD     8.250    7.984      $2,018.65     360  1-Jun-27    $268,356.14
6998807 SEAFORD                VA   23696  SFD     8.000    7.734      $1,916.96     360  1-Jul-27    $261,074.71
6998808 ANGWIN                 CA   94508  SFD     8.875    8.609      $2,259.63     360  1-Jun-27    $283,680.40
6998810 MANORVILLE             NY   11949  SFD     8.000    7.734      $1,806.16     360  1-Jun-27    $245,818.58
6998813 MINNEAPOLIS            MN   55416  SFD     8.125    7.859      $3,418.46     360  1-Mar-27    $458,873.62

                                                                                                     $125,117,678.05


MORTGAGE                  MORTGAGE            T.O.P.   MASTER
LOAN                      INSURANCE  SERVICE MORTGAGE  SERVICE
NUMBER      LTV   SUBSIDY   CODE      FEE     LOAN      FEE
------      ---   -------   ----      ---     ----      ---
2098127    68.51                    0.250             0.016
2105969    95.00             33     0.250             0.016
2115319    80.00                    0.250             0.016
2139086    65.06                    0.250             0.016
2167902    75.95                    0.250             0.016
6042912    59.20                    0.250             0.016
6048070    84.86             24     0.250             0.016
6072166    74.63                    0.250             0.016
6075538    88.95             06     0.250             0.016
6080582    54.95                    0.250             0.016
6082414    87.74             33     0.250             0.016
6087164    66.67                    0.250             0.016
6089302    90.00             06     0.250             0.016
6089771    81.29             06     0.250             0.016
6091877    79.99                    0.250             0.016
6097279    84.79             33     0.250             0.016
6111711    75.47                    0.250             0.016
6127935    77.14                    0.250             0.016
6152087    61.27                    0.250             0.016
6152739    78.65                    0.250             0.016
6153784    63.47                    0.250             0.016
6160597    90.00             12     0.250             0.016
6161894    89.99             13     0.250             0.016
6162032    89.99             33     0.250             0.016
6163226    37.63                    0.250             0.016
6165729    93.70             11     0.250             0.016
6166311    67.27                    0.250             0.016
6168435    79.99                    0.250             0.016
6170595    80.00                    0.250             0.016
6172667    75.61                    0.250             0.016
6177807    76.86                    0.250             0.016
6180151    80.00                    0.250             0.016
6180835    53.67                    0.250             0.016
6182395    75.00                    0.250             0.016
6182854    80.00                    0.250             0.016
6184061    90.00             33     0.250             0.016
6184112    80.00                    0.250             0.016
6187686    89.46             33     0.250             0.016
6191913    70.00                    0.250             0.016
6194870    73.33                    0.250             0.016
6195196    90.00             12     0.250             0.016
6202476    95.00             33     0.250             0.016
6211575    58.48                    0.250             0.016
6219573    87.84             33     0.250             0.016
6234549    90.00             13     0.250             0.016
6236230    80.00                    0.250             0.016
6255763    79.99                    0.250             0.016
6256781    80.00                    0.250             0.016
6257048    80.00                    0.250             0.016
6257161    80.00                    0.250             0.016
6262223    77.99                    0.250             0.016
6262291    80.00                    0.250             0.016
6262768    67.74                    0.250             0.016
6263089    68.97                    0.250             0.016
6265760    90.00             11     0.250             0.016
6266073    55.40                    0.250             0.016
6266173    80.00                    0.250             0.016
6266761    95.00             06     0.250             0.016
6267209    80.00                    0.250             0.016
6270884    80.00                    0.250             0.016
6272829    80.00                    0.250             0.016
6275265    69.62                    0.250             0.016
6276181    68.97                    0.250             0.016
6277587    77.67                    0.250             0.016
6277756    80.00                    0.250             0.016
6278458    90.00             33     0.250             0.016
6278554    80.00                    0.250             0.016
6279035    70.00                    0.250             0.016
6279500    90.00             33     0.250             0.016
6280024    75.00                    0.250             0.016
6281470    90.00             33     0.250             0.016
6282105    90.00             33     0.250             0.016
6282278    82.87             11     0.250             0.016
6283447    54.79                    0.250             0.016
6284332    61.22                    0.250             0.016
6287855    80.00                    0.250             0.016
6287946    75.00                    0.250             0.016
6287988    65.75                    0.250             0.016
6288522    80.00                    0.250             0.016
6289679    80.00                    0.250             0.016
6290545    95.00             11     0.250             0.016
6291217    51.40                    0.250             0.016
6291957    80.00                    0.250             0.016
6294543    61.99                    0.250             0.016
6294974    73.77                    0.250             0.016
6295432    78.95                    0.250             0.016
6297934    74.02                    0.250             0.016
6298049    69.07                    0.250             0.016
6299099    84.99             11     0.250             0.016
6299508    50.00                    0.250             0.016
6300957    95.00             33     0.250             0.016
6301522    79.99                    0.250             0.016
6301858    60.32                    0.250             0.016
6301993    80.00                    0.250             0.016
6302030    90.00             17     0.250             0.016
6302167    80.00                    0.250             0.016
6302261    58.46                    0.250             0.016
6302820    70.00                    0.250             0.016
6304617    67.59                    0.250             0.016
6304788    90.00             33     0.250             0.016
6307021    80.00                    0.250             0.016
6307567    95.00             24     0.250             0.016
6308697    80.00                    0.250             0.016
6309705    66.92                    0.250             0.016
6310286    66.67                    0.250             0.016
6311168    68.49                    0.250             0.016
6312620    95.00             33     0.250             0.016
6312774    80.00                    0.250             0.016
6313519    75.38                    0.250             0.016
6314548    76.60                    0.250             0.016
6314553    95.00             24     0.250             0.016
6314909    80.00                    0.250             0.016
6315046    80.00                    0.250             0.016
6315761    80.00                    0.250             0.016
6315968    80.00                    0.250             0.016
6317074    75.00                    0.250             0.016
6317934    77.19                    0.250             0.016
6318110    80.00                    0.250             0.016
6318217    80.00                    0.250             0.016
6318564    80.00                    0.250             0.016
6318825    95.00             33     0.250             0.016
6319068    80.00                    0.250             0.016
6320382    65.36                    0.250             0.016
6320433    90.00             11     0.250             0.016
6320471    69.97                    0.250             0.016
6321519    79.99                    0.250             0.016
6321933    68.50                    0.250             0.016
6322090    90.00             33     0.250             0.016
6322869    64.71                    0.250             0.016
6323371    62.50                    0.250             0.016
6323833    89.94             24     0.250             0.016
6324220    53.20                    0.250             0.016
6324996    90.00             06     0.250             0.016
6325175    80.00                    0.250             0.016
6326142    58.54                    0.250             0.016
6326414    80.00                    0.250             0.016
6326552    88.57             33     0.250             0.016
6328044    90.00             33     0.250             0.016
6329548    80.00                    0.250             0.016
6329646    70.00                    0.250             0.016
6330219    61.63                    0.250             0.016
6330532    90.00             33     0.250             0.016
6330547    68.57                    0.250             0.016
6330572    76.00                    0.250             0.016
6330717    95.00             33     0.250             0.016
6330982    95.00             12     0.250             0.016
6331530    48.78                    0.250             0.016
6333177    80.00                    0.250             0.016
6333757    63.64                    0.250             0.016
6334073    80.00                    0.250             0.016
6334856    90.00             13     0.250             0.016
6335678    74.60                    0.250             0.016
6336637    74.96                    0.250             0.016
6336989    80.00                    0.250             0.016
6337707    94.99             13     0.250             0.016
6338068    73.33                    0.250             0.016
6339073    88.50             33     0.250             0.016
6339128    80.00                    0.250             0.016
6339183    80.00                    0.250             0.016
6339357    80.00                    0.250             0.016
6340352    72.57                    0.250             0.016
6340615    70.00                    0.250             0.016
6340955    90.00             24     0.250             0.016
6341420    94.98             13     0.250             0.016
6342482    80.00                    0.250             0.016
6343211    90.00             33     0.250             0.016
6343981    86.07             33     0.250             0.016
6344074    90.00             17     0.250             0.016
6344383    70.00                    0.250             0.016
6344413    80.00                    0.250             0.016
6344483    65.54                    0.250             0.016
6344747    80.00                    0.250             0.016
6345002    90.00             17     0.250             0.016
6345724    95.00             06     0.250             0.016
6345975    95.00             01     0.250             0.016
6346467    71.96                    0.250             0.016
6346591    62.50                    0.250             0.016
6347151    80.00                    0.250             0.016
6347515    80.00                    0.250             0.016
6348997    80.00                    0.250             0.016
6349209    75.00                    0.250             0.016
6349466    80.04                    0.250             0.016
6349680    63.24                    0.250             0.016
6350815    84.71             33     0.250             0.016
6351063    80.00                    0.250             0.016
6351362    80.00                    0.250             0.016
6351409    69.73                    0.250             0.016
6352109    74.94                    0.250             0.016
6352525    95.00             33     0.250             0.016
6353324    89.92             13     0.250             0.016
6353438    80.00                    0.250             0.016
6353887    67.57                    0.250             0.016
6353996    80.00                    0.250             0.016
6355827    95.00             24     0.250             0.016
6355869    79.91                    0.250             0.016
6356334    80.00                    0.250             0.016
6356630    71.18                    0.250             0.016
6357816    95.00             11     0.250             0.016
6358351    58.10                    0.250             0.016
6359002    79.88                    0.250             0.016
6359004    78.69                    0.250             0.016
6359638    80.00                    0.250             0.016
6360221    57.12                    0.250             0.016
6360394    80.00                    0.250             0.016
6360582    49.97                    0.250             0.016
6360769    95.00             24     0.250             0.016
6360934    75.00                    0.250             0.016
6361516    80.00                    0.250             0.016
6361564    47.46                    0.250             0.016
6364908    85.00             06     0.250             0.016
6365950    79.99                    0.250             0.016
6366270    90.00             12     0.250             0.016
6366285    80.00                    0.250             0.016
6366433    80.00                    0.250             0.016
6366564    80.00                    0.250             0.016
6367536    93.71             11     0.250             0.016
6367948    80.00                    0.250             0.016
6368324    79.28                    0.250             0.016
6368440    78.57                    0.250             0.016
6369158    80.00                    0.250             0.016
6369423    49.99                    0.250             0.016
6369430    85.00             06     0.250             0.016
6369437    95.00             06     0.250             0.016
6369684    71.88                    0.250             0.016
6369823    75.76                    0.250             0.016
6369965    80.00                    0.250             0.016
6370065    75.00                    0.250             0.016
6370840    80.00                    0.250             0.016
6371044    50.00                    0.250             0.016
6372162    80.00                    0.250             0.016
6372412    70.00                    0.250             0.016
6372832    70.00                    0.250             0.016
6373258    80.00                    0.250             0.016
6373639    80.00                    0.250             0.016
6373925    59.33                    0.250             0.016
6374326    74.63                    0.250             0.016
6375064    85.00             11     0.250             0.016
6376080    90.00             33     0.250             0.016
6376321    95.00             33     0.250             0.016
6376411    86.98             11     0.250             0.016
6376432    66.48                    0.250             0.016
6377336    89.99             33     0.250             0.016
6377478    75.00                    0.250             0.016
6377669    70.00                    0.250             0.016
6380196    80.00                    0.250             0.016
6380558    75.00                    0.250             0.016
6380662    64.04                    0.250             0.016
6380909    80.00                    0.250             0.016
6383175    70.00                    0.250             0.016
6384121    80.00                    0.250             0.016
6384219    60.08                    0.250             0.016
6384577    95.00             13     0.250             0.016
6385061    80.00                    0.250             0.016
6386060    80.00                    0.250             0.016
6386324    80.00                    0.250             0.016
6387163    80.00                    0.250             0.016
6388096    80.00                    0.250             0.016
6388589    76.62                    0.250             0.016
6388693    80.00                    0.250             0.016
6389459    95.00             11     0.250             0.016
6389781    67.11                    0.250             0.016
6390194    62.30                    0.250             0.016
6393051    95.00             11     0.250             0.016
6393097    95.00             12     0.250             0.016
6394061    79.96                    0.250             0.016
6394347    66.96                    0.250             0.016
6394738    80.00                    0.250             0.016
6395213    73.75                    0.250             0.016
6395480    89.79             11     0.250             0.016
6397362    50.00                    0.250             0.016
6398240    51.30                    0.250             0.016
6398550    64.10                    0.250             0.016
6399084    84.14             13     0.250             0.016
6399110    80.00                    0.250             0.016
6399834    17.65                    0.250             0.016
6402704    60.29                    0.250             0.016
6403244    59.52                    0.250             0.016
6404539    57.32                    0.250             0.016
6404606    78.00                    0.250             0.016
6406352    75.00                    0.250             0.016
6407722    80.00                    0.250             0.016
6407958    80.00                    0.250             0.016
6408088    80.00                    0.250             0.016
6408118    89.90             33     0.250             0.016
6408964    70.00                    0.250             0.016
6409051    80.00                    0.250             0.016
6410341    69.98                    0.250             0.016
6410792    77.45                    0.250             0.016
6412110    80.00                    0.250             0.016
6412474    90.00             06     0.250             0.016
6414520    50.00                    0.250             0.016
6414625    70.00                    0.250             0.016
6415141    80.00                    0.250             0.016
6415439    80.00                    0.250             0.016
6415495    57.03                    0.250             0.016
6417601    75.00                    0.250             0.016
6419114    79.99                    0.250             0.016
6420637    80.00                    0.250             0.016
6420845    90.00             17     0.250             0.016
6423348    69.23                    0.250             0.016
6428660    47.37                    0.250             0.016
6996183    80.52                    0.250             0.016
6997217    80.00                    0.250             0.016
6997771    80.00                    0.250             0.016
6997845    80.00                    0.250             0.016
6997978    80.00                    0.250             0.016
6998095    95.00             24     0.250             0.016
6998217    80.00                    0.250             0.016
6998370    80.00                    0.250             0.016
6998398    70.00                    0.250             0.016
6998401    60.00                    0.250             0.016
6998457    79.99                    0.250             0.016
6998458    69.77                    0.250             0.016
6998459    80.00                    0.250             0.016
6998463    56.44                    0.250             0.016
6998492    74.29                    0.250             0.016
6998504    80.00                    0.250             0.016
6998514    78.26                    0.250             0.016
6998515    62.50                    0.250             0.016
6998523    80.00                    0.250             0.016
6998525    90.00             01     0.250             0.016
6998527    56.21                    0.250             0.016
6998529    80.00                    0.250             0.016
6998537    80.00                    0.250             0.016
6998538    94.98             17     0.250             0.016
6998542    84.14             33     0.250             0.016
6998543    90.00             13     0.250             0.016
6998559    80.00                    0.250             0.016
6998566    95.00             06     0.250             0.016
6998568    80.00                    0.250             0.016
6998569    64.37                    0.250             0.016
6998570    45.98                    0.250             0.016
6998573    66.13                    0.250             0.016
6998577    80.00                    0.250             0.016
6998579    63.90                    0.250             0.016
6998583    75.00                    0.250             0.016
6998585    61.18                    0.250             0.016
6998596    72.37                    0.250             0.016
6998599    50.00                    0.250             0.016
6998600    36.36                    0.250             0.016
6998601    80.00                    0.250             0.016
6998602    80.00                    0.250             0.016
6998603    80.00                    0.250             0.016
6998604    80.00                    0.250             0.016
6998606    80.00                    0.250             0.016
6998612    79.28                    0.250             0.016
6998623    95.00             33     0.250             0.016
6998638    76.42                    0.250             0.016
6998658    80.00                    0.250             0.016
6998659    80.00                    0.250             0.016
6998660    80.00                    0.250             0.016
6998663    77.61                    0.250             0.016
6998665    80.00                    0.250             0.016
6998673    56.84                    0.250             0.016
6998681    80.00                    0.250             0.016
6998688    80.00                    0.250             0.016
6998693    80.00                    0.250             0.016
6998696    80.00                    0.250             0.016
6998700    70.00                    0.250             0.016
6998701    37.84                    0.250             0.016
6998702    68.55                    0.250             0.016
6998705    80.00                    0.250             0.016
6998709    95.00             33     0.250             0.016
6998713    79.99                    0.250             0.016
6998716    68.62                    0.250             0.016
6998721    79.79                    0.250             0.016
6998725    90.00             17     0.250             0.016
6998729    80.00                    0.250             0.016
6998730    80.00                    0.250             0.016
6998731    89.89             24     0.250             0.016
6998732    90.00             33     0.250             0.016
6998734    80.00                    0.250             0.016
6998735    83.80             17     0.250             0.016
6998737    39.07                    0.250             0.016
6998740    80.00                    0.250             0.016
6998742    74.60                    0.250             0.016
6998743    80.00                    0.250             0.016
6998746    80.00                    0.250             0.016
6998750    79.99                    0.250             0.016
6998751    80.00                    0.250             0.016
6998752    79.98                    0.250             0.016
6998753    80.00                    0.250             0.016
6998757    79.43                    0.250             0.016
6998758    61.03                    0.250             0.016
6998765    90.00             11     0.250             0.016
6998767    80.00                    0.250             0.016
6998768    80.00                    0.250             0.016
6998769    69.69                    0.250             0.016
6998770    80.00                    0.250             0.016
6998771    80.00                    0.250             0.016
6998773    79.93                    0.250             0.016
6998775    90.00             11     0.250             0.016
6998776    79.78                    0.250             0.016
6998778    69.89                    0.250             0.016
6998780    90.00             11     0.250             0.016
6998781    80.00                    0.250             0.016
6998782    90.00             33     0.250             0.016
6998784    95.00             13     0.250             0.016
6998785    80.00                    0.250             0.016
6998787    94.82             06     0.250             0.016
6998790    66.31                    0.250             0.016
6998791    66.58                    0.250             0.016
6998792    31.25                    0.250             0.016
6998793    80.00                    0.250             0.016
6998794    48.97                    0.250             0.016
6998795    80.00                    0.250             0.016
6998796    90.00             17     0.250             0.016
6998797    80.00                    0.250             0.016
6998798    80.00                    0.250             0.016
6998799    95.00             01     0.250             0.016
6998800    80.00                    0.250             0.016
6998801    80.00                    0.250             0.016
6998802    58.06                    0.250             0.016
6998804    80.00                    0.250             0.016
6998805    70.00                    0.250             0.016
6998806    94.98             11     0.250             0.016
6998807    95.00             33     0.250             0.016
6998808    80.00                    0.250             0.016
6998810    90.00             33     0.250             0.016
6998813    80.00                    0.250             0.016

                                   EXHIBIT F-2


[Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland]



NASCOR
NMI / 1997-12  Exhibit F-2
20 & 30 YEAR FIXED RATE NON-RELOCATION LOANS

                                                          NET                                CUT-OFF
MORTGAGE                                       MORTGAGE MORTGAGE CURRENT ORIGINAL SCHEDULED   DATE
LOAN                             ZIP  PROPERTY INTEREST INTEREST MONTHLY TERM TO  MATURITY  PRINCIPAL
NUMBER   CITY              STATE CODE   TYPE     RATE     RATE   PAYMENT MATURITY   DATE     BALANCE
------   ----              ----------   ----     ----     ----   ----------------   ----     -------
4522676  SELDEN             NY   11784  SFD     8.500    8.234      $749.70  360 1-Jul-27 $97,440.92
4525250  SOUTHAMPTON        NY   11968  SFD     8.500    8.234    $2,383.64  360 1-Aug-27 $310,000.00
4530809  SOUTHOLD           NY   11971  SFD     8.375    8.109    $3,277.82  360 1-Jun-27 $430,712.03
4545289  MISSOULA           MT   59801  SFD     8.125    7.859    $1,865.16  360 1-Jul-27 $251,035.67
4545842  BLOOMING GLEN ROAD PA   18927  SFD     7.750    7.484    $1,791.03  360 1-Jun-27 $249,645.97
4554618  CAPE CORAL         FL   33909  SFD     8.500    8.234      $545.55  360 1-Jul-27 $70,907.02
4558981  NAGS HEAD          NC   27959  PUD     8.250    7.984    $1,711.39  360 1-Jul-27 $227,654.74
4561624  MILPITAS           CA   95035  LCO     8.375    8.109    $1,809.36  360 1-Jul-27 $237,902.03
4562417  SEATTLE            WA   98107  PUD     8.250    7.984    $1,908.22  360 1-Jul-27 $253,838.03
4562783  MIDDLETOWN         NJ   07748  SFD     8.250    7.984    $1,857.14  360 1-Feb-27 $246,237.75
4563053  PALO ALTO          CA   94306  SFD     8.000    7.734    $2,450.78  360 1-Aug-27 $334,000.00
4566423  LEONIA             NJ   07605  SFD     8.500    8.234      $968.84  360 1-Jul-27 $125,923.66
4567785  NEW VERNON         NJ   07960  SFD     8.250    7.984    $2,298.88  360 1-Aug-27 $306,000.00
4569200  BEDFORD            NY   10506  SFD     8.500    8.234    $3,075.66  360 1-Jun-27 $399,513.63
4570202  REDMOND            WA   98053  SFD     8.000    7.734    $1,812.77  360 1-Jun-27 $246,717.36
4571201  HAMBURG            NJ   07419  SFD     8.250    7.984    $1,002.94  360 1-Jul-27 $133,414.87
4571991  PLEASANT HILL      CA   94523  SFD     8.125    7.859    $1,663.19  360 1-Feb-27 $223,105.79
4572563  RICHMOND HILL      NY   11418  SFD     8.250    7.984    $1,400.36  360 1-Jul-27 $186,281.14
4572597  WESTFIELD          NJ   07090  SFD     8.250    7.984    $2,216.24  360 1-Jul-27 $294,811.89
4572626  DALLAS             TX   75217  SFD     8.375    8.109    $3,268.32  360 1-Aug-27 $430,000.00
4572984  PROVIDENCE         RI   02906  SFD     7.750    7.484    $1,604.77  360 1-Aug-27 $224,000.00
4573526  ORANGE             NJ   07052  SFD     7.875    7.609    $2,856.78  360 1-Aug-27 $394,000.00
4574584  WASHINGTON         DC   20016  SFD     8.125    7.859    $2,598.75  360 1-Jul-27 $349,771.04
4575710  RIVERDALE          NY   10463  MF2     8.250    7.984    $2,764.67  360 1-Jul-27 $367,765.33
4576182  WESTFIELD          NJ   07090  SFD     8.000    7.734    $1,790.39  360 1-Aug-27 $244,000.00
4576853  BROOKLYN           NY   11226  SFD     8.125    7.859    $2,190.37  360 1-Jun-27 $294,612.75
4577006  WESTFIELD          NJ   07090  SFD     8.875    8.609    $2,380.97  360 1-Jul-27 $299,082.23
4577687  HOFFMAN ESTATES    IL   60195  SFD     8.125    7.859    $1,796.85  360 1-Jul-27 $241,841.69
4578496  BOCA RATON         FL   33496  SFD     8.750    8.484    $4,598.27  360 1-Jul-27 $584,163.71
4578924  VILLANOVA          PA   19085  SFD     8.375    8.109    $2,778.83  360 1-Jul-27 $365,151.58
4579095  VALDOSTA           GA   31602  SFD     8.500    8.234    $1,916.52  360 1-Jul-27 $249,099.01
4579167  NEW YORK           NY   10016  HCO     8.250    7.984    $2,366.49  360 1-Aug-27 $315,000.00
4579498  BELMONT            MA   02178  SFD     8.250    7.984    $1,893.19  360 1-Jun-27 $251,677.52
4579734  HUNTINGTON STATION NY   11746  SFD     7.750    7.484    $1,996.65  360 1-Aug-27 $278,700.00
4579925  UPPER PROVIDENCE TOPA   19426  SFD     7.625    7.359    $1,840.27  360 1-Apr-27 $259,240.05
4580475  HOPEWELL JUNCTION  NY   12533  SFD     8.500    8.234    $2,552.41  360 1-Jul-27 $331,748.90
4580496  ELKTON             MD   21921  SFD     7.500    7.234    $1,929.84  360 1-Mar-27 $274,962.92
4580555  NEW MILFORD        NJ   07646  SFD     8.375    8.109    $1,568.79  360 1-Aug-27 $206,400.00
4580930  BROOKLYN           NY   11234  MF2     8.250    7.984    $2,772.17  360 1-Jul-27 $368,764.71
4581006  ZIONSVILLE         IN   46077  SFD     8.125    7.859    $1,908.93  348 1-Apr-26 $254,263.08
4581095  PACIFIC PALISADES  CA   90272  SFD     7.875    7.609    $4,930.48  360 1-Jul-27 $679,532.02
4581176  MENDHAM TOWNSHIP   NJ   07945  SFD     7.875    7.609    $2,465.24  360 1-Jun-27 $339,530.49
4581629  SCARSDALE          NY   10583  SFD     8.000    7.734    $2,348.05  360 1-Aug-27 $320,000.00
4581892  DAVIE              FL   33328  SFD     8.750    8.484    $2,360.10  360 1-Apr-27 $299,302.01
4582127  SAN FRANCISCO      CA   94123  SFD     8.000    7.734    $6,016.87  360 1-Jul-27 $819,449.80
4582655  SAN ANTONIO        TX   78230  SFD     8.375    8.109    $2,420.07  360 1-Jul-27 $318,202.10
4583335  BETHPAGE           NY   11714  SFD     8.000    7.734    $1,001.59  360 1-Aug-27 $136,500.00
4583444  SHAMONG            NJ   08088  SFD     8.250    7.984    $2,884.87  360 1-May-27 $383,260.33
4583557  WAYNE              PA   19087  SFD     7.750    7.484    $2,829.83  360 1-Jul-27 $394,721.21
4583819  PRINCETON          NJ   08540  SFD     7.875    7.609    $1,957.69  360 1-Jul-27 $269,814.19
4584066  CORAL SPRINGS      FL   33065  SFD     8.200    7.934      $822.53  360 1-Jan-27 $109,493.66
4584382  LONG BEACH         NY   11561  LCO     8.050    7.784      $455.63  360 1-Jan-27 $61,506.75
4584580  AURORA             OR   97002  SFD     8.375    8.109    $2,255.13  360 1-May-27 $296,142.90
4584627  ASTORIA            NY   11105  SFD     8.500    8.234    $1,353.29  360 1-Jun-27 $175,758.74
4585053  MOUNT SINAI        NY   11766  SFD     8.000    7.734    $2,067.02  360 1-Jul-27 $281,510.98
4585480  BOCA RATON         FL   33433  SFD     8.375    8.109    $2,040.79  360 1-Jun-27 $268,165.07
4585965  HUNTINGTON BEACH   CA   92648  SFD     8.050    7.784    $3,644.98  360 1-Feb-27 $492,396.39
4585975  SALINAS            CA   93908  SFD     8.375    8.109    $2,637.46  360 1-Jul-27 $346,784.31
4586076  MARLBORO           NJ   07746  SFD     8.750    8.484    $5,113.55  360 1-May-27 $648,869.90
4586381  EAST HILLS         NY   11576  SFD     8.500    8.234    $2,048.39  360 1-Jul-27 $266,238.61
4586648  FRANKLIN SQUARE    NY   11010  SFD     8.500    8.234    $1,187.20  360 1-Jul-27 $154,306.47
4586810  SOUTH OGDEN        UT   84405  SFD     8.250    7.984    $1,840.60  360 1-Jul-27 $244,843.78
4586849  MT. VERNON         WA   98273  SFD     8.000    7.734    $2,514.61  360 1-Jun-27 $342,005.56
4588004  BEDFORD            NH   03110  SFD     8.375    8.109    $2,007.94  240 1-Jul-17 $233,121.70
4588098  WEST LINN          OR   97068  SFD     8.125    7.859    $1,704.03  360 1-Jun-27 $229,099.29
4588207  MADISON            NJ   07940  SFD     8.625    8.359    $1,785.81  360 1-Jun-27 $229,327.91
4588477  LINCOLN            NE   68512  SFD     8.375    8.109    $4,063.35  360 1-Jul-27 $534,267.71
4588617  JERICHO            NY   11753  LCO     8.125    7.859    $1,781.99  360 1-Jul-27 $239,843.01
4588742  CARLSBAD           CA   92009  SFD     8.500    8.234    $3,908.39  360 1-Jun-27 $507,681.96
4588779  GOLDENS BRIDGE     NY   10526  SFD     8.375    8.109    $2,660.25  360 1-Jul-27 $349,782.46
4588913  BASKING RIDGE      NJ   07920  SFD     7.625    7.359    $1,592.54  360 1-Jul-27 $224,837.15
4589264  GATLINBURG         TN   37738  SFD     7.875    7.609    $1,232.62  360 1-Jul-27 $169,883.01
4589310  LEONARDO           NJ   07737  SFD     8.250    7.984    $2,349.59  360 1-Jul-27 $312,550.57
4589407  SARASOTA           FL   34239  SFD     8.200    7.934      $560.82  360 1-Feb-27 $74,705.09
4589469  GLEN HEAD          NY   11545  SFD     8.500    8.234    $2,160.65  360 1-Jul-27 $280,829.77
4589591  STANFORDVILLE      NY   12581  SFD     8.625    8.359    $1,088.91  360 1-Jul-27 $139,917.34
4589681  BEDFORD            NH   03110  SFD     8.625    8.359    $1,715.03  360 1-Jun-27 $220,238.69
4590453  FRANKLIN LAKES     NJ   07417  SFD     8.375    8.109    $2,432.24  360 1-Jul-27 $319,801.09
4590636  HAMPTON BAYS       NY   11946  SFD     8.500    8.234      $768.92  360 1-Aug-27 $100,000.00
4590751  GREELEY            CO   80634  SFD     8.375    8.109    $1,696.49  360 1-Jun-27 $222,921.55
4590754  LONGMONT           CO   80501  SFD     8.500    8.234    $2,306.74  360 1-Jun-27 $299,635.23
4591180  LATTINGTOWN        NY   11560  SFD     8.250    7.984    $4,131.97  360 1-Jul-27 $549,649.28
4591192  ROCKVILLE CENTRE   NY   11570  SFD     8.125    7.859    $2,049.30  360 1-Jul-27 $275,819.45
4591457  BERNARDS           NJ   07920  SFD     8.375    8.109    $2,310.62  360 1-Aug-27 $304,000.00
4591489  KEY LARGE          FL   33037  SFD     8.375    8.109    $2,280.22  360 1-Jul-27 $299,813.53
4591523  OAKTON             VA   22033  SFD     8.000    7.734    $1,930.91  360 1-Jun-27 $262,795.68
4591759  BEND               OR   97701  SFD     8.125    7.859    $1,781.99  360 1-Jun-27 $239,684.96
4592050  SEAFORD            NY   11783  SFD     8.625    8.359    $1,337.80  360 1-Jul-27 $171,898.45
4592057  FARMINGTON         UT   84025  SFD     8.125    7.859    $1,770.86  360 1-May-27 $238,028.78
4592060  FAIRHOPE           AL   36532  SFD     8.500    8.234    $1,740.82  360 1-May-27 $225,985.62
4592152  BURBANK            CA   91506  SFD     7.875    7.609    $2,436.24  360 1-Jul-27 $335,768.76
4592232  BRIAN HEAD         UT   84719  SFD     8.625    8.359    $2,858.38  360 1-Jul-27 $367,283.03
4592266  PLAINVIEW          NY   11803  SFD     8.500    8.234    $1,628.56  360 1-Jul-27 $211,671.69
4592372  EUGENE             OR   97401  SFD     8.625    8.359    $1,750.03  360 1-Jul-27 $224,867.16
4592433  RENO               NV   89511  SFD     8.375    8.109    $2,531.05  360 1-Jul-27 $332,793.01
4592497  HILLSDALE          NJ   07642  SFD     8.875    8.609    $1,145.73  360 1-Jul-27 $143,919.27
4592633  EDINA              MN   55436  SFD     8.250    7.984    $3,365.68  360 1-Jul-27 $447,714.32
4592723  DENVER             CO   80220  SFD     8.375    8.109    $3,454.53  360 1-Jul-27 $454,217.50
4592764  ALPINE             UT   84004  SFD     8.500    8.234    $1,730.06  360 1-Jun-27 $224,726.41
4592950  ALEXANDRIA         VA   22310  SFD     7.750    7.484    $1,633.42  360 1-Jul-27 $227,839.08
4593290  MINNETONKA         MN   55343  SFD     8.500    8.234    $3,460.11  360 1-Jun-27 $449,452.85
4593395  CHESTERFIELD       MO   63005  SFD     8.875    8.609    $1,802.74  360 1-Jun-27 $226,320.00
4593597  ELIJAY             GA   30539  SFD     8.750    8.484      $409.09  360 1-May-27 $51,909.58
4593773  GAINESVILLE        GA   30506  SFD     8.250    7.984    $2,065.98  360 1-Jun-27 $274,648.08
4593967  TUCSON             AZ   85737  SFD     8.125    7.859    $2,004.75  360 1-Jun-27 $269,645.56
4593973  BAYPORT            NY   11705  SFD     8.125    7.859      $902.88  360 1-Jun-27 $121,440.37
4594451  BROOKFIELD         CT   06804  SFD     7.750    7.484    $2,865.65  360 1-Jul-27 $399,717.68
4594527  WHITE PLAINS       NY   10605  SFD     8.000    7.734    $1,929.81  360 1-Jul-27 $262,823.52
4594545  SPRING GROVE       PA   17362  SFD     8.375    8.109    $1,725.37  360 1-Jul-27 $226,849.45
4594560  SHREVEPORT         LA   71119  SFD     8.250    7.984    $2,163.65  360 1-Jun-27 $287,631.44
4594633  RUTHERFORD         NJ   07070  SFD     8.625    8.359      $933.35  360 1-Jul-27 $119,929.15
4594634  MCKINNEY           TX   75070  SFD     8.250    7.984    $2,100.55  360 1-Jul-27 $279,421.70
4594643  GREAT FALLS        VA   22066  SFD     7.750    7.484    $2,464.46  360 1-Jul-27 $343,757.21
4594807  DOBBS FERRY        NY   10522  SFD     8.000    7.734    $2,459.58  360 1-Aug-27 $335,200.00
4594942  LITTLETON          CO   80124  SFD     8.125    7.859    $1,904.51  360 1-Jun-27 $256,163.28
4595113  WOODSTOCK          GA   30188  SFD     8.250    7.984    $1,911.22  360 1-Jun-27 $254,074.44
4595115  HUNTSVILLE         AL   35811  SFD     8.375    8.109    $1,710.17  360 1-May-27 $224,577.49
4595194  WEST MILFORD       NJ   07438  SFD     8.500    8.234    $1,048.80  360 1-Jul-27 $136,317.37
4595320  CEDAR FALLS        IA   50613  SFD     8.375    8.109    $1,748.17  360 1-Jul-27 $229,857.04
4595346  RARITAN TOWNSHIP   NJ   08822  SFD     7.875    7.609    $1,623.44  360 1-Jun-27 $223,590.80
4595439  COMMERCE TWP       MI   48382  SFD     8.125    7.859    $1,799.44  360 1-Jul-27 $242,191.48
4595462  CHICAGO            IL   60631  SFD     8.125    7.859    $1,744.87  360 1-Jul-27 $234,846.28
4595586  WHITE PLAINS       NY   10605  SFD     7.875    7.609    $2,748.02  360 1-Jul-27 $378,739.17
4595625  RICHMOND           VA   23233  SFD     7.875    7.609    $1,972.19  360 1-Jul-27 $271,812.81
4595663  PROSPECT           KY   40059  SFD     8.625    8.359    $5,561.20  360 1-Aug-27 $715,000.00
4595700  MONSEY             NY   10952  SFD     8.750    8.484      $742.65  360 1-Jul-27 $94,345.68
4595719  EDEN PRAIRIE       MN   55347  SFD     8.250    7.984    $4,704.81  360 1-Jun-27 $625,448.57
4595731  SAN JOSE           CA   95123  SFD     8.375    8.109    $1,703.32  360 1-Jul-27 $223,960.71
4595742  SMITHFIELD         RI   02917  SFD     8.250    7.984      $751.27  360 1-Jul-27 $99,936.23
4595784  CORTLANDT MANOR    NY   10566  SFD     8.625    8.359    $3,111.16  360 1-Jul-27 $399,763.84
4595879  OSSINING           NY   10562  SFD     8.500    8.234      $422.90  360 1-Jul-27 $54,966.68
4595889  MIDDLETOWN         NY   10940  SFD     8.625    8.359      $497.79  360 1-Jul-27 $63,962.21
4595924  DARIEN             CT   06820  SFD     8.125    7.859    $2,506.68  360 1-Jul-27 $337,379.15
4595990  SPRINGFIELD        IL   62704  SFD     8.375    8.109    $3,268.32  360 1-Jul-27 $429,732.72
4596033  BELMONT            CA   94002  SFD     8.250    7.984    $2,873.60  360 1-Aug-27 $382,500.00
4596066  TIGARD             OR   97224  SFD     8.000    7.734    $1,761.04  360 1-Jul-27 $239,838.96
4596092  LEXINGTON          SC   29072  SFD     8.375    8.109    $1,758.05  360 1-Jun-27 $230,011.47
4596305  RICHFIELD          CT   06877  SFD     8.375    8.109    $3,040.29  360 1-Jul-27 $399,751.38
4596426  ROUND ROCK         TX   78681  SFD     8.250    7.984    $2,196.71  360 1-Jul-27 $292,213.54
4596480  ISLE OF PALMS      SC   29458  SFD     8.750    8.484    $1,888.08  360 1-Jul-27 $239,861.92
4596508  LAKEWOOD           WA   98499  SFD     8.250    7.984    $3,005.07  360 1-Jun-27 $399,346.36
4596559  NEW ROCHELLE       NY   10804  SFD     7.750    7.484    $2,149.24  360 1-Jul-27 $299,788.26
4596724  FORT LEE           NJ   07024  SFD     8.375    8.109    $1,246.52  360 1-Jul-27 $163,898.06
4596765  TIVOLI             NY   12583  SFD     7.875    7.609    $2,610.25  360 1-Jul-27 $359,752.25
4596909  JACKSON            MI   49203  SFD     8.250    7.984      $330.56  360 1-Jul-27 $43,971.94
4596947  BRANCHBURG         NJ   08876  SFD     8.125    7.859    $2,118.35  360 1-Aug-27 $285,300.00
4596968  FLORHAM PARK       NJ   07940  SFD     8.250    7.984    $2,253.80  360 1-Aug-27 $300,000.00
4597066  MOUNT LAUREL TWP   NJ   08054  SFD     7.875    7.609      $942.59  360 1-Jul-27 $129,910.53
4597140  POTOMAC            MD   20854  SFD     8.250    7.984    $1,878.17  360 1-Jul-27 $249,840.58
4597194  FREEHOLD           NJ   07728  SFD     7.750    7.484    $2,669.72  360 1-Aug-27 $372,650.00
4597211  WALNUT CREEK       CA   94598  SFD     9.125    8.859    $2,237.49  360 1-Jun-27 $274,693.21
4597285  BARRINGTON         RI   02806  SFD     8.000    7.734    $1,710.41  360 1-Jul-27 $232,943.59
4597289  CRYSTAL LAKE       IL   60012  SFD     7.750    7.484    $1,898.50  360 1-May-27 $264,435.24
4597344  CORAL SPRINGS      FL   33071  SFD     8.875    8.609      $795.65  360 1-Jul-27 $99,943.93
4597432  HOLMDEL            NJ   07733  SFD     8.250    7.984    $2,207.98  360 1-Aug-27 $293,900.00
4597560  SUN VALLEY         ID   83354  PUD     8.500    8.234    $2,921.88  360 1-Jul-27 $379,769.79
4597754  HAYMARKET          VA   20167  SFD     8.000    7.734    $2,295.22  360 1-Jul-27 $312,590.12
4597857  VACAVILLE          CA   95688  SFD     8.375    8.109    $2,432.23  360 1-Jul-27 $319,801.11
4597884  EAST GREENWICH     RI   02818  SFD     8.375    8.109    $2,101.60  360 1-Jul-27 $276,328.14
4597885  LINCOLN PARK       NJ   07035  SFD     8.250    7.984    $1,239.59  360 1-Aug-27 $165,000.00
4597909  COLLIERVILLE       TN   38017  SFD     8.000    7.734    $1,672.25  360 1-Jun-27 $227,593.15
4597943  REDMOND            WA   98053  SFD     8.250    7.984    $2,629.36  360 1-Jul-27 $349,766.82
4597987  DANVILLE           IN   46122  SFD     8.125    7.859    $1,647.23  360 1-Jul-27 $221,704.88
4598021  WILMINGTON         NC   28403  SFD     8.625    8.359      $777.79  360 1-Jun-27 $99,881.50
4598356  HUNTINGTON         NY   11743  SFD     8.250    7.984    $2,223.75  360 1-Jul-27 $295,811.25
4598361  INDIANAPOLIS       IN   46236  SFD     8.625    8.359    $2,302.26  360 1-Jun-27 $295,649.22
4598403  PRESCOTT           AZ   86301  SFD     8.375    8.109    $1,978.12  348 1-Jun-26 $257,882.73
4598456  COLORADO SPRINGS   CO   80919  SFD     8.125    7.859    $2,079.00  360 1-Jul-27 $279,816.83
4598649  VIENNA             VA   22181  SFD     8.000    7.734    $1,687.66  360 1-Jun-27 $229,690.32
4598657  VIENNA             VA   22181  SFD     8.000    7.734    $2,035.47  360 1-Jul-27 $277,213.86
4598667  UPPER DUBLUN TWP   PA   19002  SFD     7.625    7.359    $1,839.56  360 1-Jul-27 $259,711.89
4598732  ANAHEIM            CA   92807  SFD     8.125    7.859    $1,893.37  360 1-Aug-27 $255,000.00
4598894  BAYSIDE            NY   11361  SFD     8.125    7.859    $2,316.60  360 1-Aug-27 $312,000.00
4598917  BLACK BUTTE RANCH  OR   97759  SFD     8.000    7.734    $1,687.66  360 1-Jul-27 $229,845.67
4598944  ENCINO             CA   91316  SFD     8.250    7.984    $2,332.69  360 1-Jul-27 $309,769.24
4598961  CHARLOTTE          NC   28277  SFD     8.000    7.734    $1,717.01  360 1-Jun-27 $233,684.93
4598978  ROCKY POINT        NY   11778  SFD     8.625    8.359      $801.13  360 1-Jul-27 $102,939.18
4599024  CARLSBAD           CA   92009  PUD     8.375    8.109    $2,469.48  360 1-Jul-27 $324,698.05
4599073  IRVINE             CA   92620  SFD     8.375    8.109    $2,166.59  360 1-Jul-27 $284,872.82
4599093  BRICK              NJ   08723  SFD     7.875    7.609    $1,883.01  360 1-Jul-27 $259,521.27
4599095  SICKLERVILLE       NJ   08081  SFD     7.875    7.609      $852.69  360 1-Jul-27 $117,519.06
4599177  WARRENTON          VA   20187  SFD     7.750    7.484    $1,942.91  360 1-Jun-27 $270,815.94
4599194  DEMAREST           NJ   07627  SFD     8.250    7.984    $4,507.60  360 1-Jul-27 $599,617.40
4599210  BARTLETT           TN   38135  SFD     8.250    7.984    $1,716.65  360 1-Jun-27 $228,143.30
4599219  PRESCOTT           AZ   86303  SFD     8.625    8.359    $2,275.03  360 1-Jul-27 $292,327.32
4599228  CORONA             CA   91719  SFD     8.250    7.984    $1,690.35  360 1-Jul-27 $224,856.53
4599231  VIRGINIA BEACH     VA   23451  SFD     8.375    8.109    $1,862.18  360 1-Jun-27 $244,694.37
4599233  NASHVILLE          TN   37221  SFD     8.250    7.984    $2,854.82  360 1-Jul-27 $379,757.68
4599242  OAK RIDGE          TN   37830  SFD     8.000    7.734    $1,816.07  360 1-Jun-27 $247,166.75
4599246  TAYLOR MILL        KY   41015  SFD     8.125    7.859    $1,752.29  360 1-Jul-27 $235,845.63
4599335  SOUTH ORANGE       NJ   07079  SFD     8.250    7.984    $2,028.42  360 1-Aug-27 $270,000.00
4599455  ARLINGTON          VA   22201  SFD     7.625    7.359    $1,840.26  360 1-Jul-27 $259,811.82
4599463  SCOTTSDALE         AZ   85250  SFD     8.375    8.109    $2,280.22  360 1-Jun-27 $299,625.76
4599473  NORTHBOROUGH       MA   01532  SFD     8.375    8.109    $1,751.21  360 1-Aug-27 $230,400.00
4599499  SAN ANTONIO        TX   78209  SFD     8.125    7.859    $1,403.32  360 1-Jul-27 $188,876.37
4599520  TUCKAHOE           NY   10707  SFD     8.125    7.859    $1,672.11  360 1-Aug-27 $225,200.00
4599543  NORTH BERGEN       NJ   07047  MF2     8.750    8.484    $2,249.97  360 1-Jun-27 $285,669.70
4599547  HARRINGTON PARK    NJ   07640  SFD     8.500    8.234    $2,152.96  360 1-Jul-27 $279,830.37
4599553  VALLEY STREAM      NY   11580  SFD     8.000    7.734      $785.13  360 1-Jul-27 $106,928.20
4599562  LITTLE NECK        NY   11362  SFD     8.500    8.234    $2,768.09  360 1-Jul-27 $359,781.91
4599671  NEW ROCHELLE       NY   10804  SFD     7.875    7.609    $2,646.51  360 1-Aug-27 $365,000.00
4599683  MERRICK            NY   11566  SFD     8.000    7.734    $1,733.52  360 1-Jul-27 $236,091.48
4599764  PALM BEACH         FL   33480  SFD     8.000    7.734    $4,769.47  360 1-Aug-27 $650,000.00
4599818  CARMEL             NY   10512  SFD     8.250    7.984    $1,295.19  360 1-Jul-27 $172,290.06
4599820  HARTSDALE          NY   10530  LCO     8.250    7.984      $961.63  360 1-Jul-27 $127,918.37
4599982  BELLINGHAM         WA   98226  SFD     7.875    7.609    $1,718.41  360 1-Jun-27 $236,507.49
4600039  SALINE             MI   48176  SFD     8.500    8.234    $2,106.83  360 1-Jul-27 $273,834.00
4600090  SHERWOOD           OR   97140  SFD     7.875    7.609    $1,993.94  360 1-Jul-27 $274,810.75
4600142  NORTHVALE          NJ   07647  SFD     8.250    7.984    $2,028.42  360 1-Aug-27 $270,000.00
4600203  PORT WASHINGTON    NY   11050  SFD     8.375    8.109    $3,313.92  360 1-Jul-27 $435,729.00
4600341  MORRISVILLE        NC   27560  SFD     8.125    7.859    $1,812.03  360 1-Jun-27 $242,057.29
4600371  SLEEPY HOLLOW      NY   10591  SFD     7.750    7.484    $1,862.68  360 1-Jul-27 $259,816.49
4600380  SANTA BARBARA      CA   93109  SFD     8.000    7.734    $1,893.12  360 1-Jul-27 $257,826.88
4600392  RANCHO SANTA MARG. CA   92688  SFD     8.375    8.109    $1,725.37  360 1-Jul-27 $226,858.90
4600413  SPRINGFIELD        VA   22152  SFD     7.500    7.234    $1,571.83  360 1-Jul-27 $224,633.17
4600422  DIX HILLS          NY   11746  SFD     8.375    8.109    $2,850.27  360 1-Jul-27 $374,766.92
4600435  PARK CITY          UT   84098  SFD     8.500    8.234    $2,306.75  360 1-Jun-27 $299,635.21
4600461  SCARSDALE          NY   10583  SFD     8.250    7.984    $2,524.26  360 1-Aug-27 $336,000.00
4600498  EAST WHITELAND TOWNPA   19355  SFD     8.000    7.734    $1,683.99  360 1-Jul-27 $229,346.01
4600626  MIAMI              FL   33156  SFD     8.375    8.109    $3,465.93  360 1-Jun-27 $455,431.16
4600658  GERMANTOWN         MD   20874  SFD     8.250    7.984    $2,253.80  360 1-Jul-27 $299,808.70
4600663  FURLONG            PA   18925  SFD     7.500    7.234    $3,915.61  360 1-Jul-27 $559,584.39
4600689  BASKING RIDGE      NJ   07920  SFD     8.125    7.859    $2,338.87  360 1-Jul-27 $314,793.94
4600767  SIGNAL MOUNTAIN    TN   37377  SFD     8.000    7.734    $1,761.03  360 1-Jun-27 $239,676.87
4600792  MEDIA              PA   19063  SFD     7.750    7.484    $2,364.17  360 1-Jul-27 $329,767.08
4600799  NEWPORT BEACH      CA   92660  SFD     8.000    7.734    $2,286.42  360 1-Jul-27 $311,200.38
4600804  GUILFORD           CT   06437  SFD     8.375    8.109    $4,940.47  360 1-Jul-27 $649,595.99
4600813  CHARLES TOWN       WV   25414  SFD     8.375    8.109    $1,987.21  360 1-Jul-27 $261,287.49
4600964  VIRGINIA BEACH     VA   23454  SFD     8.000    7.734    $3,155.19  360 1-Jul-27 $429,711.48
4601041  MILL CREEK         WA   98012  SFD     7.750    7.484    $1,719.39  360 1-Jun-27 $239,660.13
4601046  MARTINEZ           GA   30907  SFD     8.125    7.859    $3,207.59  360 1-Jun-27 $431,432.91
4601059  YORBA LINDA        CA   92887  SFD     7.875    7.609    $2,055.58  360 1-Aug-27 $283,500.00
4601102  DALLAS             TX   75225  SFD     8.125    7.859    $1,743.39  360 1-Jul-27 $234,646.40
4601142  MERRICK            NY   11566  SFD     8.125    7.859    $1,744.87  360 1-Aug-27 $235,000.00
4601171  VIRGINIA BEACH     VA   23455  SFD     8.500    8.234    $2,214.48  360 1-Jul-27 $287,825.52
4601187  OLYMPIA            WA   98502  SFD     8.250    7.984    $1,652.79  360 1-Jul-27 $219,859.71
4601231  BRICK TOWNSHIP     NJ   08701  SFD     8.125    7.859    $1,054.35  360 1-Jul-27 $141,907.11
4601255  LITTLETON          CO   80127  SFD     8.125    7.859    $2,932.87  360 1-Jul-27 $394,741.61
4601409  LIVINGSTON TOWNSHIPNJ   07039  SFD     7.750    7.484    $1,934.32  360 1-Jul-27 $269,809.43
4601549  ISSAQUAH           WA   98027  SFD     8.000    7.734    $1,663.52  360 1-Jul-27 $226,557.88
4601568  TRABUCO CANYON AREACA   92679  SFD     7.875    7.609    $1,647.36  360 1-Jun-27 $226,886.26
4601620  VIENNA             VA   22181  SFD     7.875    7.609      $768.57  360 1-Jun-27 $105,853.63
4601622  BELLEVUE           WA   98006  SFD     7.875    7.609    $1,921.43  360 1-Jul-27 $264,817.63
4601677  LOS ANGELES        CA   90064  SFD     8.125    7.859    $2,392.33  360 1-Jun-27 $321,777.05
4601727  PETALUMA           CA   94952  SFD     8.375    8.109    $1,915.38  360 1-Jul-27 $251,843.37
4601882  EVANSTON           IL   60201  SFD     8.000    7.734    $1,699.04  360 1-Jul-27 $231,394.63
4601905  COROLLA            NC   27927  SFD     8.375    8.109    $3,192.31  360 1-Jul-27 $419,408.55
4601925  CHESAPEAKE         VA   23320  SFD     8.500    8.234    $1,371.75  360 1-Jul-27 $178,291.92
4601953  GREELEY            CO   80634  SFD     8.250    7.984    $2,291.36  360 1-Aug-27 $305,000.00
4601973  BARRINGTON         IL   60010  SFD     8.000    7.734    $2,348.05  360 1-Aug-27 $320,000.00
4601980  ATLANTA            GA   30305  SFD     7.375    7.109    $2,028.17  360 1-Apr-27 $292,747.94
4602006  NEW ORLEANS        LA   70124  SFD     8.250    7.984    $1,630.25  360 1-Aug-27 $217,000.00
4602126  SAN FRANCISCO      CA   94112  SFD     8.125    7.859    $2,412.38  360 1-Jul-27 $324,687.46
4602198  DUXBURY            MA   02332  SFD     8.250    7.984    $1,010.45  360 1-Jul-27 $134,414.24
4602247  EDMONDS            WA   98026  SFD     8.125    7.859    $1,752.29  360 1-Jun-27 $235,690.21
4602266  ALAMO              CA   94507  SFD     8.375    8.109    $2,614.65  360 1-Jul-27 $343,786.18
4602301  WATSONVILLE        CA   95076  SFD     8.500    8.234    $1,937.67  360 1-Jun-27 $251,693.58
4602399  COVINGTON          LA   70435  SFD     8.125    7.859    $1,722.59  360 1-Jun-27 $231,695.47
4602403  FAIRFAX STATION    VA   22039  SFD     7.750    7.484    $1,955.81  360 1-Jul-27 $270,807.31
4602426  GIG HARBOR         WA   98335  SFD     8.125    7.859    $1,810.95  360 1-Jul-27 $243,740.46
4602449  VA BEACH           VA   23451  SFD     8.000    7.734    $3,096.49  360 1-Jul-27 $421,716.84
4602476  MARIETTA           GA   30060  SFD     8.250    7.984    $2,404.05  360 1-Jul-27 $319,795.95
4602495  HOWELL             MI   48843  SFD     8.125    7.859    $1,685.47  360 1-Jun-27 $226,702.01
4602498  BRENTWOOD          TN   37027  SFD     7.875    7.609    $3,262.82  360 1-Jul-27 $449,690.31
4602508  OVERLAND PARK      KS   66213  SFD     8.250    7.984    $1,959.30  360 1-Jul-27 $260,633.70
4602514  ATLANTA            GA   30327  SFD     8.125    7.859    $2,539.35  360 1-Jul-27 $341,776.27
4602521  PLEASANTVILLE      NY   10570  SFD     7.875    7.609    $2,030.20  360 1-Jul-27 $279,807.30
4602543  HARRINGTON PARK    NJ   07640  SFD     7.625    7.359    $1,987.49  360 1-Aug-27 $280,800.00
4602560  MUKILTEO           WA   98275  SFD     8.125    7.859    $2,472.52  360 1-Jul-27 $332,782.17
4602572  CRESTED BUTTE      CO   81224  SFD     8.000    7.734    $1,023.61  360 1-Jul-27 $139,406.39
4602640  SOUTH HUNTINGTON   NY   11746  SFD     7.875    7.609    $1,740.17  360 1-Jul-27 $239,334.83
4602656  SHOREWOOD          MN   55331  SFD     7.875    7.609    $1,813.40  360 1-Jul-27 $249,927.88
4602679  BETHESDA           MD   20817  SFD     8.000    7.734    $2,201.30  360 1-Jul-27 $299,798.70
4602682  EDMOND             OK   73003  SFD     7.750    7.484    $4,298.48  360 1-Jul-27 $599,576.52
4602719  PHOENIX            AZ   85014  SFD     8.250    7.984    $2,404.06  360 1-Jul-27 $319,795.94
4602737  ASPEN              CO   81611  LCO     8.250    7.984    $3,561.01  360 1-Jul-27 $473,697.74
4602754  MISSION HILLS      KS   66208  SFD     8.250    7.984    $2,313.91  360 1-Jul-27 $307,803.59
4602774  BURLESON           TX   76028  SFD     7.625    7.359    $1,592.54  360 1-Jul-27 $224,837.15
4602796  HARRISON           NY   10528  SFD     8.500    8.234    $2,692.74  360 1-Aug-27 $350,200.00
4602823  OMAHA              NE   68114  SFD     8.125    7.859    $3,019.74  360 1-Jun-27 $406,166.12
4602887  SNOHOMISH          WA   98296  SFD     8.375    8.109    $1,732.96  360 1-Jul-27 $227,858.29
4602974  HILTON HEAD ISLAND SC   29928  SFD     8.250    7.984    $2,253.80  360 1-Jun-27 $299,616.08
4603019  OREM               UT   84097  SFD     8.750    8.484      $747.37  360 1-Jun-27 $94,890.28
4603055  REDMOND            OR   97756  SFD     8.500    8.234    $2,825.76  360 1-Jul-27 $367,277.36
4603084  REDMOND            WA   98053  SFD     7.875    7.609    $1,636.84  360 1-Jul-27 $225,594.65
4603168  VOORHEES           NJ   08043  LCO     8.500    8.234    $1,005.74  360 1-Jun-27 $130,640.96
4603212  SHERMAN OAKS       CA   91403  SFD     8.000    7.734    $2,553.51  360 1-Jul-27 $347,766.49
4603223  TUCSON             AZ   85749  SFD     8.125    7.859    $1,912.68  360 1-Aug-27 $257,600.00
4603303  EUGENE             OR   97401  SFD     8.375    8.109    $1,799.09  360 1-Jun-27 $236,055.09
4603306  ANNANDALE          VA   22003  SFD     7.750    7.484    $1,737.66  360 1-Jul-27 $242,378.81
4603436  GLEN ROCK BOROUGH  NJ   07452  SFD     7.750    7.484    $2,009.54  360 1-Jul-27 $280,302.02
4603520  MAMMOTH LAKES      CA   93546  LCO     8.250    7.984    $2,197.46  360 1-Jul-27 $292,313.48
4603628  GOLD BEACH         OR   97444  SFD     8.250    7.984    $2,096.04  360 1-Jun-27 $278,642.95
4603670  WINDERMERE         FL   34786  SFD     7.875    7.609    $1,993.95  360 1-Aug-27 $275,000.00
4603681  KENNETT SQUARE     PA   19348  SFD     7.625    7.359    $2,276.26  360 1-Jun-27 $321,133.00
4603689  RIDGEWOOD          NJ   07450  SFD     8.000    7.734    $3,301.95  360 1-Jul-27 $449,698.05
4603723  EAST HAMPTON       NY   11937  SFD     8.250    7.984      $826.40  360 1-Aug-27 $110,000.00
4603860  ESCONDIDO          CA   92029  SFD     8.375    8.109    $2,094.00  360 1-Jul-27 $275,328.76
4603861  STERLING           VA   20165  SFD     7.250    6.984    $1,921.01  360 1-Jul-27 $281,380.33
4603914  RANCHO CUCAMONGA   CA   91737  SFD     8.000    7.734    $2,122.05  360 1-Jul-27 $289,005.95
4603977  ALBANY             CA   94706  SFD     7.875    7.609    $2,407.24  360 1-Aug-27 $332,000.00
4603992  KILL DEVIL HILLS   NC   27948  LCO     8.375    8.109      $760.08  360 1-Aug-27 $100,000.00
4604019  GULF SHORES        AL   36542  LCO     8.250    7.984    $1,727.92  360 1-Jul-27 $229,853.33
4604028  MILPITAS           CA   95035  SFD     8.125    7.859    $2,749.47  360 1-Jul-27 $370,057.77
4604048  HARRINGTON PARKS   NJ   07075  SFD     8.250    7.984    $1,682.84  360 1-Jul-27 $223,857.16
4604049  WHITESTONE         NY   11357  SFD     8.375    8.109    $1,786.17  360 1-Aug-27 $235,000.00
4604057  MOUNT VERNON       WA   98273  SFD     8.000    7.734    $1,775.71  360 1-Jul-27 $241,837.62
4604058  BAINBRIDGE ISLAND  WA   98110  SFD     8.250    7.984    $1,690.35  360 1-Jul-27 $224,856.53
4604116  FULLERTON          CA   92631  SFD     8.250    7.984    $2,707.57  360 1-Aug-27 $360,400.00
4604174  BETHESDA           MD   20816  SFD     7.500    7.234    $1,769.02  360 1-Jul-27 $252,812.23
4604216  BERNARDS TOWNSHIP  NJ   07920  SFD     8.250    7.984    $2,253.80  360 1-Jul-27 $299,808.70
4604218  MILLWOOD           NY   10546  SFD     8.125    7.859    $2,227.50  360 1-Aug-27 $300,000.00
4604230  SIMI VALLEY        CA   93063  SFD     8.250    7.984    $2,704.56  360 1-Jun-27 $359,539.30
4604258  NEWTON             MA   02165  SFD     8.250    7.984    $5,258.87  360 1-Jul-27 $699,553.63
4604316  BIRMINGHAM         AL   35244  SFD     8.250    7.984    $1,757.97  360 1-Jun-27 $233,700.53
4604349  SURF CITY          NJ   08008  SFD     7.750    7.484    $1,934.32  360 1-Jul-27 $269,809.43
4604383  RESTON             VA   20194  SFD     7.750    7.484    $2,063.27  360 1-Jul-27 $287,796.73
4604403  PORT WASHINGTON    NY   11050  SFD     7.875    7.609    $2,175.21  360 1-Jul-27 $299,793.54
4604422  WHITE RIVER TWP    MI   49437  SFD     8.500    8.234    $3,244.81  360 1-Aug-27 $422,000.00
4604432  BAYSIDE            NY   11360  SFD     8.375    8.109    $2,432.23  360 1-Jul-27 $319,801.10
4604486  PRESCOTT           AZ   86301  SFD     8.500    8.234    $2,172.95  360 1-Jul-27 $282,428.80
4604513  ATLANTA            GA   30319  SFD     8.375    8.109      $763.12  360 1-Jul-27 $100,337.59
4604537  OSWEGO             IL   60543  SFD     8.375    8.109      $532.05  360 1-Jul-27 $69,868.56
4604544  NEW CANAAN         CT   06840  SFD     8.250    7.984    $2,516.75  360 1-Aug-27 $335,000.00
4604702  SAN JOSE           CA   95148  SFD     8.500    8.234    $2,228.32  360 1-Jul-27 $289,624.43
4604772  SOUTHLAKE          TX   76092  SFD     8.125    7.859    $3,155.62  360 1-Jun-27 $424,442.08
4604881  TEMPE              AZ   85284  SFD     8.375    8.109    $2,114.41  360 1-Jun-27 $277,837.97
4604882  HOUSTON            TX   77030  SFD     8.125    7.859    $2,542.32  360 1-Jul-27 $342,176.01
4604884  VALENCIA           CA   91354  SFD     8.250    7.984    $2,071.25  360 1-Jul-27 $275,524.19
4604920  FRANKFORT          IL   60423  SFD     8.250    7.984    $1,724.16  360 1-Jun-27 $229,206.31
4605074  MASSAPEQUA         NY   11758  SFD     7.750    7.484    $1,740.88  360 1-Jul-27 $242,828.50
4605078  SALT LAKE CITY     UT   84117  SFD     8.125    7.859    $3,341.24  360 1-Jun-27 $449,409.28
4605091  SEATTLE            WA   98177  SFD     8.125    7.859    $2,598.74  360 1-Jul-27 $349,771.05
4605108  SCOTTSDALE         AZ   85254  SFD     8.125    7.859    $1,965.39  360 1-Jul-27 $264,526.85
4605114  CASTRO VALLEY      CA   94552  SFD     7.875    7.609    $1,769.17  360 1-Jul-27 $243,832.08
4605123  ROWLAND HEIGHTS    CA   91748  SFD     8.375    8.109    $2,280.22  360 1-Jun-27 $299,625.76
4605284  SAN DIEGO          CA   92103  SFD     8.125    7.859    $1,670.62  360 1-Jul-27 $224,852.82
4605312  BEVERLY HILLS      CA   90210  SFD     8.500    8.234    $3,167.93  360 1-Jul-27 $411,750.40
4605319  WOODBURY           NY   11797  LCO     7.875    7.609    $2,117.21  360 1-Aug-27 $292,000.00
4605447  MADISON            MS   39110  SFD     8.500    8.234    $1,854.62  360 1-Jun-27 $240,906.72
4605486  ATLANTA            GA   30327  SFD     8.250    7.984    $2,065.98  360 1-Jun-27 $274,648.09
4605492  RENO               NV   89509  SFD     8.250    7.984    $1,677.21  360 1-Jul-27 $223,107.63
4605537  ALPINE             UT   84004  SFD     8.250    7.984    $2,231.26  360 1-Jul-27 $296,810.61
4605602  WADSWORTH          IL   60083  SFD     8.125    7.859    $1,773.83  360 1-Aug-27 $238,900.00
4605666  MEMPHIS            TN   38419  SFD     8.375    8.109    $1,064.11  360 1-Jun-27 $139,825.35
4605701  AUSTIN             TX   78748  SFD     8.500    8.234      $276.81  360 1-Jun-27 $35,956.23
4605743  PORT WASHINGTON    NY   11050  SFD     8.375    8.109    $1,710.17  360 1-Jul-27 $224,860.14
4605837  LAKE OSWEGO        OR   97035  SFD     8.125    7.859    $1,967.62  360 1-Jul-27 $264,826.65
4605849  FOREST HILLS       NY   11375  SFD     8.250    7.984    $2,854.82  360 1-Jul-27 $379,757.68
4605917  BOCA RATON         FL   33487  THS     8.375    8.109      $611.86  360 1-Jul-27 $80,449.96
4605924  MILLBURN TOWNSHIP  NJ   07078  SFD     8.250    7.984    $2,208.73  360 1-Jul-27 $293,812.52
4605947  STATEN ISLAND      NY   10304  SFD     8.000    7.734    $2,353.92  360 1-Aug-27 $320,800.00
4605961  LAGUNA NIGUEL      CA   92677  SFD     8.250    7.984    $2,501.72  360 1-Jul-27 $332,787.66
4606006  ALAMEDA            CA   94502  SFD     7.875    7.609    $1,993.94  360 1-Jul-27 $274,810.75
4606025  ADA                MI   49301  SFD     8.000    7.734    $2,421.42  360 1-Jul-27 $329,778.58
4606057  LOS ANGELES        CA   90048  SFD     8.500    8.234    $1,937.67  360 1-Jun-27 $251,693.58
4606074  TRACY              CA   95376  SFD     7.750    7.484    $2,303.27  360 1-Jul-27 $321,073.08
4606090  BEND               OR   97701  SFD     8.750    8.484      $557.58  360 1-Jul-27 $70,834.22
4606092  WOODLAND HILLS     CA   91367  SFD     8.375    8.109    $2,688.38  360 1-Jul-27 $353,480.15
4606099  MADISON            AL   35758  SFD     7.875    7.609    $1,897.05  360 1-Jul-27 $261,456.94
4606106  FRESNO             CA   93711  SFD     8.125    7.859    $2,366.71  360 1-Aug-27 $318,750.00
4606117  MEMPHIS            TN   38111  SFD     8.125    7.859    $2,524.49  360 1-Jul-27 $339,777.60
4606203  BALDWIN HARBOR     NY   11510  SFD     8.625    8.359    $1,477.81  360 1-Aug-27 $190,000.00
4606249  PLANO              TX   75093  SFD     8.250    7.984    $1,784.26  360 1-Jul-27 $237,348.55
4606279  YONKERS            NY   10710  SFD     8.250    7.984    $1,014.21  360 1-Aug-27 $135,000.00
4606344  SALT LAKE CITY     UT   84121  SFD     8.000    7.734    $2,217.44  360 1-Jul-27 $301,997.23
4606485  NEW ROCHELLE       NY   10801  SFD     8.000    7.734    $3,370.19  360 1-Aug-27 $459,300.00
4606582  PHOENIX            AZ   85204  SFD     7.500    7.234    $1,643.15  360 1-Jul-27 $234,825.60
4606724  PLAINVIEW          NY   11803  SFD     8.375    8.109    $1,938.18  360 1-Jul-27 $254,840.95
4606744  SEARINGTOWN        NY   11507  SFD     7.875    7.609    $2,469.46  240 1-Aug-17 $298,000.00
4606762  SAN CLEMENTE       CA   92673  PUD     8.250    7.984    $3,224.44  360 1-Jul-27 $428,926.31
4606773  LA SELVA BEACH     CA   95076  SFD     8.250    7.984    $1,784.26  360 1-Jul-27 $237,348.55
4606793  LA JOLLA           CA   92037  SFD     8.125    7.859    $3,088.79  360 1-Aug-27 $416,000.00
4606797  LOS ANGELES        CA   90045  SFD     8.125    7.859    $1,811.70  360 1-Jul-27 $243,652.08
4606909  NEW YORK           NY   10025  SFD     8.250    7.984    $2,742.13  360 1-Aug-27 $365,000.00
4607030  SAN DIEGO          CA   92120  SFD     8.125    7.859    $1,812.81  360 1-Jul-27 $243,990.29
4607041  LOS ANGELES        CA   90049  SFD     8.375    8.109    $3,800.37  360 1-Jul-27 $499,689.21
4607050  MANHATTAN BEACH    CA   90266  SFD     7.750    7.484    $2,478.79  360 1-Jul-27 $345,755.79
4607058  MONSEY             NY   10952  SFD     8.625    8.359    $2,488.93  360 1-Jul-27 $319,811.07
4607212  STONY BROOK        NY   11790  SFD     8.250    7.984    $2,319.17  360 1-Jul-27 $308,503.14
4607222  WASHINGTON TOWNSHIPNJ   07853  SFD     8.250    7.984    $2,181.68  360 1-Jun-27 $290,028.37
4607245  DALLAS             TX   75214  SFD     7.875    7.609    $1,664.76  360 1-Jul-27 $229,441.99
4607247  BETHPAGE           NY   11714  SFD     8.625    8.359    $1,287.36  240 1-Jul-17 $146,769.20
4607256  ANAHEIM            CA   92807  SFD     8.125    7.859    $2,104.98  360 1-Jul-27 $283,214.55
4607303  TINTON FALLS       NJ   07753  LCO     8.250    7.984      $871.47  360 1-Jul-27 $115,926.03
4607341  COROLLA            NC   27927  SFD     8.500    8.234      $569.00  360 1-Jul-27 $73,855.17
4607357  LOS ALTOS          CA   94024  SFD     7.750    7.484    $3,868.63  360 1-Jul-27 $539,618.87
4607568  MONTEREY           CA   93940  SFD     8.000    7.734    $2,641.55  360 1-Jul-27 $359,758.45
4607595  HARRISON           NY   10528  MF2     8.125    7.859    $2,301.75  360 1-Jul-27 $309,797.21
4607605  LOS ANGELES        CA   90049  LCO     8.000    7.734    $1,966.49  360 1-Jul-27 $267,820.18
4607625  FALLS CHURCH       VA   22043  SFD     7.625    7.359    $1,520.34  360 1-Jun-27 $214,488.08
4607668  MILLBRAE           CA   94030  SFD     8.000    7.734    $2,230.65  360 1-Jul-27 $303,796.02
4607670  SAN PEDRO          CA   90731  SFD     7.875    7.609    $2,900.28  360 1-Jul-27 $399,724.72
4607754  CAMANO ISLAND      WA   98292  SFD     7.750    7.484    $1,640.58  360 1-Jul-27 $228,838.38
4607773  ROSLYN HEIGHTS     NY   11577  SFD     8.625    8.359    $1,925.03  360 1-Jul-27 $247,353.88
4607835  PORTLAND           OR   97214  SFD     8.500    8.234    $2,566.25  360 1-Jul-27 $333,547.81
4607873  LOS ANGELES        CA   90049  SFD     7.875    7.609    $3,422.33  360 1-Jul-27 $471,675.17
4607877  PROVO              UT   84604  SFD     8.625    8.359    $3,111.16  360 1-Jul-27 $399,763.84
4607955  ESPANOLA           NM   87532  SFD     8.500    8.234    $2,068.38  360 1-Jul-27 $268,837.04
4608046  SAN JOSE           CA   95121  SFD     8.625    8.359    $1,784.64  360 1-Jul-27 $229,314.53
4608066  TELLURIDE          CO   81435  SFD     8.250    7.984    $5,737.80  360 1-Jul-27 $763,262.98
4608087  LINDENHURST        NY   11757  SFD     8.250    7.984      $826.40  360 1-Aug-27 $110,000.00
4608194  SOUTHAMPTON        NY   11968  SFD     8.500    8.234    $1,585.89  360 1-Aug-27 $206,250.00
4608312  SAN RAFAEL         CA   94901  SFD     8.375    8.109    $2,432.23  360 1-Jun-27 $319,600.83
4608319  SANTA BARBARA      CA   93105  SFD     8.000    7.734    $2,494.80  360 1-Jun-27 $339,542.22
4608325  MOORPARK           CA   93021  SFD     8.375    8.109    $1,912.34  360 1-May-27 $251,127.58
4608413  HEALDSBURG         CA   95448  SFD     8.625    8.359    $2,348.93  360 1-Jun-27 $301,642.11
4608418  SAN JOSE           CA   95117  SFD     8.000    7.734    $2,800.05  360 1-May-27 $380,826.72
4608490  SAN JOSE           CA   95128  SFD     8.250    7.984    $1,862.39  360 1-May-27 $247,422.50
4608497  RANCHO PALOS VERDESCA   90275  SFD     8.375    8.109    $2,063.60  360 1-Jun-27 $271,161.32
4608578  HOWARD BEACH       NY   11414  SFD     8.375    8.109    $1,596.16  360 1-Jul-27 $209,869.47
4608593  EUGENE             OR   97404  SFD     8.000    7.734    $2,066.28  360 1-Aug-27 $281,600.00
4608616  PORTSMOUTH         RI   02871  SFD     8.750    8.484    $2,655.11  360 1-Jul-27 $337,305.82
4608646  INDIANAPOLIS       IN   46240  LCO     8.500    8.234    $2,456.68  360 1-Jul-27 $319,306.44
4608744  REDMOND            WA   98052  SFD     8.250    7.984    $1,762.48  360 1-Jul-27 $234,450.40
4608818  REDWOOD CITY       CA   94065  LCO     7.750    7.484    $2,055.75  360 1-Jul-27 $286,747.47
4609017  ALPHARETTA         GA   30202  SFD     8.000    7.734    $1,758.10  360 1-Jul-27 $239,439.23
4609097  SMITHTOWN          NY   11787  SFD     8.250    7.984    $1,712.89  360 1-Aug-27 $228,000.00
4609130  FRANKIN TOWNSHIP   NJ   07416  LCO     8.625    8.359      $746.68  360 1-Apr-27 $95,770.82
4609144  GILROY             CA   95020  SFD     8.250    7.984    $2,103.55  360 1-Jul-27 $279,821.45
4609247  FREMONT            CA   94536  SFD     8.500    8.234    $2,737.34  360 1-Jul-27 $355,784.33
4609346  LOS ALTOS          CA   94022  SFD     7.875    7.609    $5,981.83  360 1-Aug-27 $825,000.00
4609431  MIAMI BEACH        FL   33139  HCO     8.750    8.484      $595.93  360 1-Jul-27 $75,706.41
4609435  HUNTINGTON BEACH   CA   92646  LCO     8.500    8.234    $1,014.97  360 1-Jul-27 $131,920.03
4609458  LAS FLORES AREA    CA   92688  SFD     8.000    7.734    $1,320.78  360 1-Jul-27 $179,829.22
4609460  BIG BEAR LAKE      CA   92315  SFD     8.250    7.984    $1,893.20  360 1-Jul-27 $251,839.30
4609464  TRABUCO CANYON     CA   92679  PUD     8.000    7.734    $1,980.44  360 1-Jul-27 $269,718.89
4609596  TARZANA            CA   91356  LCO     8.625    8.359      $394.34  360 1-Jul-27 $50,670.07
4609672  GERMANTOWN         TN   38139  SFD     8.000    7.734    $1,726.18  360 1-Jul-27 $235,092.15
4609675  GERMANTOWN         TN   38139  SFD     8.000    7.734    $2,025.19  360 1-Jul-27 $275,814.81
4609690  RALEIGH            NC   27607  SFD     8.375    8.109    $2,103.50  360 1-Jul-27 $276,577.98
4609730  SALT LAKE CITY     UT   84117  SFD     7.875    7.609    $1,359.51  360 1-Jul-27 $187,370.96
4609743  TULSA              OK   74136  SFD     8.000    7.734    $1,965.02  360 1-Jul-27 $267,620.32
4609907  HARWICH            MA   02645  SFD     8.750    8.484      $708.03  360 1-Jul-27 $89,922.84
4609932  WEST PALM BEACH    FL   33409  LCO     8.500    8.234      $442.90  360 1-Jul-27 $57,565.10
4609966  PORTLAND           OR   97229  SFD     8.500    8.234    $1,913.83  360 1-Jul-27 $248,749.21
4609984  WASHINGTON         DC   20016  SFD     7.750    7.484    $2,516.04  360 1-Aug-27 $351,200.00
4609996  MOSCA              CO   81146  SFD     8.250    7.984    $2,422.84  360 1-Jul-27 $322,294.35
4610020  CHESTERFIELD       MO   63005  SFD     7.875    7.609    $2,900.28  360 1-Aug-27 $400,000.00
4610046  MANDEVILLE         LA   70471  SFD     8.000    7.734    $1,995.84  360 1-Aug-27 $272,000.00
4610096  WRIGHTSVILLE BEACH NC   28480  LCO     8.250    7.984    $1,727.92  360 1-Aug-27 $230,000.00
4610099  ARNOLD             MD   21012  SFD     8.125    7.859    $2,601.71  360 1-Jun-27 $349,940.03
4610115  SCOTTSDALE         AZ   85255  SFD     8.250    7.984    $2,253.80  360 1-Jun-27 $299,616.08
4610162  KAYSVILLE          UT   84037  SFD     8.750    8.484    $1,943.15  360 1-Jun-27 $246,714.76
4610180  ALPHARETTA         GA   30202  SFD     8.000    7.734    $3,610.13  360 1-Jul-27 $491,669.87
4610212  ALPHARETTA         GA   30202  SFD     8.375    8.109    $2,082.22  360 1-Jul-27 $273,779.72
4610215  SILVERDALE         WA   98383  SFD     8.250    7.984    $1,532.59  360 1-Jul-27 $203,869.91
4610246  CAPTIVA ISLAND     FL   33924  SFD     8.375    8.109    $1,748.17  360 1-Jul-27 $229,857.04
4610273  TIVERTON           RI   02878  SFD     8.625    8.359    $1,796.70  360 1-Jul-27 $230,863.61
4610331  HOUSTON            TX   77025  SFD     7.875    7.609    $1,921.44  360 1-Jul-27 $264,617.62
4610337  MORGAN HILL        CA   95037  SFD     7.875    7.609    $2,494.24  360 1-Aug-27 $344,000.00
4610439  ALBUQUERQUE        NM   87109  SFD     8.375    8.109    $1,731.45  360 1-Jun-27 $227,515.82
4610441  TRAFALGAR          IN   46181  SFD     8.500    8.234    $2,422.08  360 1-Jul-27 $314,809.17
4610442  PHOENIX            AZ   85045  SFD     8.000    7.734    $1,981.16  360 1-Jul-27 $269,818.84
4610462  SCOTTSDALE         AZ   85260  SFD     8.125    7.859    $1,756.01  360 1-Jul-27 $236,345.29
4610470  BELLEVUE           WA   98004  SFD     7.875    7.609    $2,175.21  360 1-Jul-27 $299,793.54
4610477  PEQUANNOCK         NJ   07444  LCO     8.250    7.984      $991.68  360 1-Jul-27 $131,915.82
4610553  LAGUNA NIGUEL      CA   92677  LCO     8.375    8.109    $1,787.69  360 1-Jun-27 $234,906.60
4610561  LOS ANGELES        CA   91436  SFD     7.875    7.609    $3,393.32  360 1-Jun-27 $467,353.75
4610566  MILL VALLEY        CA   94941  SFD     8.250    7.984    $3,005.07  360 1-May-27 $399,229.52
4610567  PROVO              UT   84604  SFD     8.000    7.734    $1,761.03  360 1-Jul-27 $239,838.97
4610570  APTOS              CA   95003  SFD     8.125    7.859    $2,108.69  360 1-May-27 $283,438.90
4610579  BLUE POINT         NY   11715  SFD     8.250    7.984    $2,280.29  360 1-Aug-27 $303,525.00
4610581  NOVATO             CA   94947  SFD     7.750    7.484    $2,229.83  360 1-Jun-27 $310,809.24
4610593  LOS ANGELES        CA   91364  SFD     8.375    8.109    $1,824.17  360 1-May-27 $239,549.36
4610605  CASTRO VALLEY      CA   94546  SFD     8.125    7.859    $1,670.62  360 1-Jun-27 $224,504.64
4610615  TRABUCO CANYON     CA   92679  SFD     7.875    7.609    $1,811.95  360 1-Aug-27 $249,900.00
4610616  SALINAS            CA   93908  SFD     8.500    8.234    $2,122.20  360 1-May-27 $275,494.84
4610703  FLORHAM PARK       NJ   07932  SFD     8.375    8.109    $2,660.25  360 1-Jul-27 $349,782.46
4610711  MOUNTAIN VIEW      CA   94041  SFD     8.625    8.359    $3,033.38  360 1-Jul-27 $389,769.75
4610743  HOUSTON            TX   77027  THS     7.875    7.609    $1,939.11  240 1-Jul-17 $233,596.52
4610745  CARMEL VALLEY      CA   93924  SFD     7.875    7.609    $2,473.22  360 1-Jul-27 $340,865.25
4610773  COLORADO SPRINGS   CO   80904  PUD     8.250    7.984    $3,177.86  360 1-Aug-27 $423,000.00
4610811  VALLEY STREAM      NY   11580  SFD     8.125    7.859      $742.50  360 1-Jul-27 $99,934.58
4610836  GREAT FALLS        VA   22066  SFD     7.750    7.484    $1,994.49  360 1-Jul-27 $278,203.51
4610839  OGDEN              UT   84403  SFD     7.750    7.484    $1,736.59  360 1-Jul-27 $242,228.91
4610897  LAKE OSWEGO        OR   97034  SFD     8.375    8.109    $2,166.21  360 1-Jul-27 $284,822.86
4610953  MILPITAS           CA   95035  SFD     7.750    7.484    $1,826.86  360 1-Jul-27 $254,820.01
4610963  BUENA PARK         CA   90621  SFD     8.125    7.859    $1,900.79  360 1-May-27 $255,494.22
4610973  LOS ANGELES        CA   91367  SFD     8.125    7.859    $2,061.17  360 1-Jun-27 $277,235.60
4610981  CAMBRIA            CA   93428  SFD     8.125    7.859    $1,856.24  360 1-Jun-27 $249,671.83
4610992  PASADENA           CA   91106  SFD     8.500    8.234    $2,552.79  360 1-May-27 $330,783.83
4611004  WASHINGTON TOWNSHIPNJ   07675  SFD     8.250    7.984    $1,805.29  360 1-Aug-27 $240,300.00
4611047  BELMONT            CA   94002  SFD     7.875    7.609    $1,885.18  360 1-Jun-27 $259,640.97
4611054  SAN JOSE           CA   95120  SFD     8.250    7.984    $2,629.43  360 1-Jun-27 $349,552.11
4611060  SANTA ROSA         CA   95409  SFD     8.750    8.484    $2,026.54  360 1-Jun-27 $257,302.51
4611072  LAGUNA BEACH       CA   92651  SFD     8.250    7.984    $1,751.21  360 1-Jul-27 $232,951.35
4611149  WOODINVILLE        WA   98072  SFD     8.250    7.984    $1,741.06  360 1-Jul-27 $231,602.22
4611413  LAKE FOREST        CA   92630  LCO     8.000    7.734      $873.18  360 1-Jul-27 $118,920.15
4611418  PORT WASHINGTON    NY   11050  SFD     7.750    7.484    $1,662.08  360 1-Jul-27 $231,836.25
4611423  EL SEGUNDO         CA   90245  SFD     7.875    7.609    $2,447.11  360 1-Jul-27 $337,267.73
4611474  PLANTATION         FL   33324  SFD     8.000    7.734    $2,555.85  360 1-Jul-27 $348,086.28
4611494  ALPINE             UT   84004  SFD     8.375    8.109    $3,040.29  360 1-Jul-27 $399,751.38
4611518  ATLANTA            GA   30319  SFD     7.875    7.609    $2,363.73  360 1-Jul-27 $325,775.65
4611520  FALLS CHURCH       VA   22046  SFD     7.750    7.484    $1,701.48  360 1-Aug-27 $237,500.00
4611527  AUSTIN             TX   78733  SFD     8.000    7.734    $2,153.23  360 1-Jul-27 $293,253.10
4611535  ATLANTA            GA   30327  SFD     7.875    7.609    $1,885.18  360 1-Aug-27 $260,000.00
4611607  SUMMIT             NJ   07901  SFD     8.500    8.234    $3,375.53  360 1-Jul-27 $438,734.05
4611673  FAIRFIELD          CA   94533  SFD     8.250    7.984    $1,727.92  360 1-Jul-27 $229,853.33
4611776  SANTA MONICA       CA   90405  LCO     7.875    7.609      $971.60  360 1-Jul-27 $133,907.78
4611787  HACIENDA HEIGHTS   CA   91745  SFD     8.375    8.109    $1,935.15  360 1-Jul-27 $254,441.75
4611792  YORBA LINDA        CA   92887  SFD     7.875    7.609    $2,922.76  360 1-Aug-27 $403,100.00
4611948  SOUTHAMPTON        NY   11968  SFD     8.500    8.234    $1,537.83  360 1-Aug-27 $200,000.00
4612027  EL PASO            TX   79922  SFD     7.750    7.484    $1,805.36  360 1-Aug-27 $252,000.00
4612140  MOUNT ANGEL        OR   97362  SFD     8.125    7.859    $2,004.75  360 1-Jul-27 $269,823.37
4612142  THOUSAND OAKS      CA   91362  SFD     8.125    7.859    $1,336.50  360 1-Aug-27 $180,000.00
4612148  COTO DE CAZA       CA   92679  PUD     8.500    8.234    $2,422.08  360 1-Jul-27 $314,809.17
4612237  WANTAGE TOWNSHIP   NJ   07461  SFD     8.625    8.359    $1,254.19  360 1-Aug-27 $161,250.00
4612282  GULF SHORES        AL   36542  LCO     8.250    7.984    $1,690.35  360 1-Jul-27 $224,856.53
4612319  FLAGSTAFF          AZ   86001  SFD     7.875    7.609    $1,751.77  360 1-Jul-27 $241,433.73
4612327  EDEN PRAIRE        MN   55347  SFD     8.000    7.734    $1,714.81  360 1-Jul-27 $233,543.19
4612365  ALPHARETTA         GA   30202  SFD     7.875    7.609    $2,145.85  360 1-Jul-27 $295,746.33
4612499  BALTIMORE          MD   21218  SFD     8.500    8.234    $2,337.50  360 1-Jun-27 $303,630.37
4612510  VERO               FL   32962  SFD     8.625    8.359      $551.06  360 1-Jun-27 $70,766.05
4612518  KENTFIELD          CA   94904  SFD     8.125    7.859    $2,368.57  360 1-Jun-27 $318,581.24
4612530  NOVATO             CA   94949  SFD     8.250    7.984    $1,765.48  360 1-May-27 $234,547.35
4612543  ANAHEIM            CA   92807  SFD     8.125    7.859    $2,895.74  360 1-Aug-27 $390,000.00
4612544  MILL VALLEY        CA   94941  SFD     8.250    7.984    $3,375.07  360 1-Jun-27 $448,675.08
4612557  ATLANTA            GA   30308  SFD     7.875    7.609    $3,019.91  360 1-Jul-27 $416,213.38
4612574  VASHON ISLAND      WA   98070  SFD     8.125    7.859    $1,670.62  360 1-Aug-27 $225,000.00
4612613  BREWSTER           NY   10509  SFD     8.000    7.734    $2,201.30  360 1-Aug-27 $300,000.00
4612697  APTOS              CA   95003  SFD     8.125    7.859    $1,597.86  360 1-Jul-27 $215,059.22
4612700  SAN FRANCISCO      CA   94134  SFD     7.875    7.609    $2,305.73  360 1-Jul-27 $317,781.15
4612747  PHOENIX            AZ   85024  SFD     8.500    8.234    $1,951.50  360 1-Jul-27 $253,646.25
4612849  SALT LAKE CITY     UT   84124  LCO     8.250    7.984    $1,803.04  360 1-Jul-27 $239,846.96
4612887  CARMICHAEL         CA   95608  SFD     8.625    8.359    $2,333.37  360 1-May-27 $299,464.81
4612896  MOUNTAIN VIEW      CA   94040  SFD     8.750    8.484    $2,950.13  360 1-Jun-27 $374,566.92
4612904  SONOMA             CA   95476  SFD     8.625    8.359    $1,928.92  360 1-May-27 $247,557.58
4612905  OCEANSIDE          NY   11572  SFD     8.125    7.859    $1,388.47  360 1-Jul-27 $186,877.68
4612908  MINNEAPOLIS        MN   55403  SFD     8.625    8.359    $3,179.22  360 1-Jul-27 $408,508.05
4612914  SCOTTSDALE         AZ   85255  SFD     7.875    7.609    $1,740.17  360 1-Jun-27 $239,668.58
4612934  LIVINGSTON         NJ   07039  SFD     8.500    8.234    $1,568.59  360 1-Jul-27 $203,376.41
4613183  HAMPTON            VA   23669  SFD     8.000    7.734    $1,761.03  360 1-Jul-27 $239,838.97
4613205  OMAHA              NE   68154  SFD     7.875    7.609    $2,186.08  360 1-Jul-27 $301,292.52
4613236  GLENDALE           CA   91207  SFD     8.000    7.734    $1,790.39  360 1-Jun-27 $243,671.47
4613244  SAN JOSE           CA   95138  SFD     7.750    7.484    $2,754.61  360 1-Jun-27 $383,955.49
4613248  ISSAQUAH           WA   98029  SFD     7.875    7.609    $2,326.02  360 1-Jun-27 $320,357.01
4613255  CANYON LAKE        CA   92587  SFD     8.125    7.859    $1,648.34  360 1-Jun-27 $221,708.59
4613269  CAMARILLO          CA   93010  SFD     8.125    7.859    $1,692.89  360 1-Jun-27 $227,700.71
4613273  PETALUMA           CA   94954  SFD     8.000    7.734    $2,927.72  360 1-Jul-27 $398,732.28
4613282  SAN JOSE           CA   95132  SFD     7.875    7.609    $2,099.80  360 1-Jun-27 $289,200.07
4613288  PENN VALLEY        CA   95946  SFD     8.500    8.234    $1,814.64  360 1-May-27 $234,921.68
4613319  THOUSAND OAKS      CA   91362  SFD     8.250    7.984    $1,982.22  360 1-Jun-27 $263,512.34
4613388  DALLAS             TX   75225  SFD     8.125    7.859    $1,956.49  360 1-Jul-27 $263,327.62
4613420  STUART             FL   34997  SFD     7.875    7.609      $725.07  360 1-Jul-27 $99,931.18
4613443  THOUSAND OAKS      CA   91361  SFD     8.250    7.984    $1,863.15  360 1-Jul-27 $247,841.85
4613458  WELLINGTON         FL   33414  SFD     8.250    7.984    $2,013.78  360 1-Aug-27 $268,050.00
4613483  FLORAL PARK        NY   11001  SFD     8.000    7.734      $880.52  360 1-Aug-27 $120,000.00
4613662  ANNAPOLIS          MD   21403  SFD     8.125    7.859    $3,266.99  360 1-Jul-27 $439,712.18
4613670  BOYNTON BEACH      FL   33462  SFD     8.250    7.984      $511.24  360 1-Jul-27 $68,006.61
4613770  COROLLA            NC   27927  SFD     8.125    7.859    $3,460.04  360 1-Jul-27 $465,695.17
4613777  BIRMINGHAM         AL   35242  SFD     7.875    7.609    $1,664.04  360 1-Jul-27 $229,342.05
4613786  DOWNEY             CA   90240  SFD     8.625    8.359    $2,022.26  360 1-Jul-27 $259,846.49
4613866  UPPER PROVIDENCE TOPA   19063  SFD     8.125    7.859    $1,484.99  360 1-Jul-27 $199,869.18
4613920  MILL VALLEY        CA   94941  SFD     8.250    7.984    $2,464.15  360 1-Jun-27 $327,580.26
4613932  LOS ANGELES        CA   90066  SFD     7.875    7.609    $1,914.18  360 1-Jun-27 $263,595.45
4613936  IRVINE             CA   92604  SFD     8.000    7.734    $1,916.59  360 1-Jun-27 $260,848.33
4613942  SUNNYVALE          CA   94086  SFD     8.375    8.109    $2,018.75  360 1-May-27 $265,101.29
4613952  YERINGTON          NV   89447  SFD     8.500    8.234      $369.08  360 1-Jul-27 $47,970.92
4613959  LOS ANGELES        CA   90068  SFD     8.125    7.859    $1,817.63  360 1-Jun-27 $244,478.66
4613963  PEBBLE BEACH       CA   93953  SFD     8.625    8.359    $2,722.26  360 1-May-27 $349,375.63
4613981  PARK CITY          UT   84060  SFD     8.000    7.734    $1,871.10  360 1-Jul-27 $254,828.90
4614035  FALLS CHURCH       VA   22041  SFD     8.250    7.984    $2,065.99  360 1-Aug-27 $275,000.00
4614141  ROWLAND HEIGHTS ARECA   91748  SFD     8.250    7.984    $1,927.00  360 1-Jun-27 $256,171.75
4614144  CALABASAS          CA   91302  SFD     8.125    7.859    $1,989.89  360 1-Jul-27 $267,824.69
4614148  VIENNA             VA   22182  SFD     8.125    7.859    $2,732.39  360 1-Jun-27 $367,516.93
4614149  LODI               CA   95240  SFD     8.000    7.734    $2,076.55  360 1-Jun-27 $282,618.97
4614155  WILMINGTON         DE   19808  SFD     7.750    7.484      $286.57  360 1-Jun-27 $39,943.35
4614161  LOS ANGELES        CA   90045  SFD     8.125    7.859    $2,869.01  360 1-Jun-27 $385,892.77
4614169  CARMEL             CA   93923  SFD     8.500    8.234    $2,768.09  360 1-Jun-27 $359,562.28
4614172  LOS ANGELES        CA   91604  SFD     8.000    7.734    $1,643.63  360 1-Jul-27 $223,849.70
4614175  SALINAS            CA   93908  SFD     8.375    8.109    $2,225.49  360 1-Jun-27 $292,434.75
4614177  LOS ANGELES        CA   90025  SFD     7.875    7.609    $3,422.33  360 1-Jun-27 $471,348.21
4614181  SAN FRANCISCO      CA   94123  SFD     7.750    7.484    $2,328.34  360 1-Jun-27 $324,539.76
4614188  SAN ANSELMO        CA   94960  SFD     8.125    7.859    $2,422.40  360 1-Jun-27 $325,821.73
4614229  BEDFORD            MA   01757  LCO     8.375    8.109    $2,097.80  360 1-Aug-27 $276,000.00
4614257  SOUTH SAN FRANCISCOCA   94080  SFD     8.625    8.359    $1,832.47  360 1-May-27 $235,179.72
4614302  HOUSTON            TX   77024  SFD     7.875    7.609    $3,328.07  360 1-Aug-27 $459,000.00
4614450  PETALUMA           CA   94954  SFD     7.625    7.359    $1,953.51  360 1-Jun-27 $275,599.21
4614482  SAN RAFAEL         CA   94901  SFD     8.000    7.734    $2,623.94  360 1-Jul-27 $357,360.06
4614493  SOLANA BEACH       CA   92075  SFD     8.500    8.234    $2,399.01  360 1-Jun-27 $311,620.64
4614500  PASADENA AREA      CA   91107  SFD     8.250    7.984    $2,173.04  360 1-Jun-27 $288,879.85
4614508  BELMONT            CA   94002  SFD     8.000    7.734    $2,692.92  360 1-Jun-27 $366,505.86
4614534  OAKLAND            CA   94610  SFD     7.875    7.609    $1,566.15  360 1-Jul-27 $215,851.35
4614540  ENCINITAS          CA   92024  SFD     8.375    8.109    $3,040.29  360 1-Jun-27 $399,501.02
4614562  SAN DIEGO          CA   92109  MF2     8.250    7.984    $2,464.15  360 1-Jul-27 $327,790.85
4614565  INDIANAPOLIS       IN   46240  SFD     7.875    7.609    $2,175.21  360 1-Jul-27 $299,793.54
4614637  CINCINNATI         OH   45243  SFD     8.000    7.734    $3,580.77  360 1-Jul-27 $487,672.57
4614689  ENCINITAS          CA   92024  SFD     8.000    7.734    $2,212.31  360 1-Aug-27 $301,500.00
4614701  EASTON             MD   21601  SFD     8.125    7.859    $2,227.50  360 1-Aug-27 $300,000.00
4614997  WALNUT CREEK       CA   94596  SFD     8.125    7.859    $2,168.09  360 1-Jun-27 $291,616.70
4615020  DRAPER             UT   84020  SFD     8.250    7.984    $1,833.10  360 1-Jul-27 $243,844.40
4615049  NEWPORT BEACH      CA   92660  SFD     8.000    7.734    $1,995.84  360 1-Aug-27 $272,000.00
4615095  BERKELEY           CA   94704  SFD     8.250    7.984    $2,794.71  360 1-Jun-27 $371,523.95
4615114  LAGUNA NIGUEL      CA   92677  SFD     8.000    7.734    $3,492.72  360 1-Jun-27 $475,359.10
4615156  LA VERNE           CA   91750  SFD     8.000    7.734    $1,672.98  360 1-Jul-27 $227,847.02
4615245  SAN MARCOS         CA   92069  SFD     8.250    7.984    $1,835.34  360 1-Jul-27 $244,144.22
4615304  MELBOURNE          FL   32901  SFD     8.625    8.359      $472.90  360 1-Aug-27 $60,800.00
4615344  DALLAS             TX   75248  SFD     8.250    7.984    $1,292.18  360 1-Jul-27 $171,890.32
4615380  LOS ANGELES        CA   91326  SFD     8.000    7.734    $2,091.23  360 1-Jul-27 $284,808.77
4615422  PISCATAWAY         NJ   08854  SFD     7.875    7.609    $1,681.44  360 1-Jul-27 $231,740.40
4615432  SAN DIEGO          CA   92131  SFD     8.000    7.734    $2,091.23  360 1-Jun-27 $284,616.27
4615437  SAN JOSE           CA   95118  SFD     7.875    7.609    $1,745.97  360 1-Jun-27 $240,467.47
4615455  VENTURA            CA   93004  SFD     8.000    7.734    $1,779.38  360 1-Jul-27 $242,337.29
4615458  PASADENA           CA   91107  SFD     8.000    7.734    $2,047.94  360 1-Jul-27 $278,912.73
4615461  FAIRFAX STATION    VA   22039  SFD     8.125    7.859    $2,151.39  360 1-Jul-27 $289,560.46
4615465  SAN JOSE           CA   95120  SFD     8.000    7.734    $2,979.08  360 1-Jun-27 $405,453.36
4615475  PETALUMA           CA   94952  SFD     7.875    7.609    $1,827.17  360 1-Jun-27 $251,652.02
4615485  SOUTH SAN FRANCISCOCA   94080  SFD     8.000    7.734    $1,731.68  360 1-Jun-27 $235,682.26
4615501  CAMARILLO          CA   93010  SFD     7.750    7.484    $2,493.11  360 1-Jun-27 $347,507.19
4615505  PROVO              UT   84601  SFD     8.375    8.109    $2,189.01  360 1-Jun-27 $287,640.73
4615515  FALLBROOK          CA   92028  SFD     8.500    8.234    $2,306.74  360 1-Jun-27 $299,635.23
4615524  LOS ANGELES        CA   90402  SFD     8.250    7.984    $4,811.86  360 1-Jun-27 $639,680.35
4615543  SHINGLE SPRINGS    CA   95682  SFD     8.000    7.734    $1,834.41  360 1-Jun-27 $249,663.40
4615550  MIAMI              FL   33156  SFD     8.000    7.734    $3,485.39  360 1-Aug-27 $475,000.00
4615551  BERKELEY           CA   94707  SFD     7.750    7.484    $1,683.57  360 1-Jul-27 $234,834.14
4615610  TIGARD             OR   97224  SFD     8.625    8.359    $1,902.67  360 1-Aug-27 $244,625.00
4615622  EAST BRUNSWICK     NJ   08816  SFD     7.375    7.109    $1,878.64  360 1-Aug-27 $272,000.00
4615690  LAGUNA NIGUEL      CA   92677  PUD     8.125    7.859    $2,185.92  360 1-Jul-27 $294,207.41
4615766  NAPA               CA   94558  SFD     8.000    7.734      $711.75  360 1-Jul-27 $96,934.92
4615782  MILLSTONE TWSP     NJ   08535  SFD     8.375    8.109    $1,910.44  360 1-Aug-27 $251,350.00
4615821  ATLANTA            GA   30305  LCO     8.000    7.734      $736.70  360 1-Aug-27 $100,400.00
4615895  CHULA VISTA        CA   91910  SFD     8.000    7.734    $2,524.16  360 1-Jul-27 $343,769.17
4615908  NEW HYDE PARK      NY   11040  SFD     8.375    8.109    $1,368.14  360 1-Aug-27 $180,000.00
4616002  SAN JOSE           CA   95131  LCO     8.000    7.734    $1,227.23  360 1-Jul-27 $167,137.77
4616029  MIAMI BEACH        FL   33140  HCO     8.500    8.234    $1,014.97  360 1-Aug-27 $132,000.00
4616036  SCOTTSDALE         AZ   85255  SFD     8.000    7.734    $2,141.86  360 1-Jul-27 $291,704.14
4616060  SCOTTSDALE         AZ   85250  SFD     7.625    7.359    $2,548.06  360 1-Jul-27 $359,739.44
4616107  CULVER CITY        CA   90232  SFD     7.875    7.609    $1,798.17  360 1-Jun-27 $247,657.54
4616128  REDWOOD CITY       CA   94065  LCO     8.375    8.109    $1,894.11  360 1-Aug-27 $249,200.00
4616171  SOUTHAMPTON        NY   11968  SFD     8.500    8.234    $1,993.80  360 1-Aug-27 $259,300.00
4616300  KAYSVILLE          UT   84037  SFD     8.250    7.984    $2,718.84  360 1-Aug-27 $361,900.00
4616375  SOUTHAMPTON        NY   11968  SFD     8.500    8.234    $2,352.88  360 1-Aug-27 $306,000.00
4616633  RANCHO MIRAGE      CA   92270  SFD     8.250    7.984    $2,561.82  360 1-Jul-27 $340,782.56
4616681  OXNARD             CA   93030  SFD     8.250    7.984    $1,690.35  360 1-Aug-27 $225,000.00
4616744  OAKDALE            NY   11769  SFD     8.375    8.109    $1,178.12  360 1-Aug-27 $155,000.00
4616810  CORONADO           CA   92118  LCO     7.750    7.484    $3,897.29  360 1-Aug-27 $544,000.00
4616857  PLEASANT HILL      CA   94523  SFD     8.125    7.859    $1,620.51  360 1-Jul-27 $218,107.22
4616896  PARK CITY          UT   84060  PUD     8.375    8.109    $3,454.53  360 1-Aug-27 $454,500.00
4617078  ASHFORD            AL   36312  SFD     7.875    7.609    $1,972.19  360 1-Aug-27 $272,000.00
4617087  CARSON             CA   90745  SFD     8.000    7.734      $759.45  360 1-Jul-27 $103,430.55
4617154  LOS ANGELES        CA   90036  SFD     8.375    8.109    $2,165.45  360 1-Jul-27 $284,722.91
4617607  SARATOGA           CA   95070  SFD     7.750    7.484    $3,223.86  360 1-Aug-27 $450,000.00
4617628  SAINT JOSEPH       MO   64506  SFD     8.000    7.734    $1,854.23  360 1-Aug-27 $252,700.00
4617733  THOUSAND OAKS      CA   91320  SFD     7.625    7.359    $1,813.72  360 1-Jul-27 $256,064.54
4617900  FAIRFAX            VA   22030  SFD     7.750    7.484    $2,148.52  360 1-Aug-27 $299,900.00
4618040  WANTAGH            NY   11793  SFD     8.500    8.234      $884.26  360 1-Aug-27 $115,000.00
4618149  VIRGINIA BEACH     VA   23454  SFD     8.000    7.734      $970.04  360 1-Jul-27 $132,111.30
4618230  RIDGEWOOD          NJ   07450  SFD     8.250    7.984    $2,906.65  360 1-Aug-27 $386,900.00
4618331  VIENNA             VA   22181  SFD     8.500    8.234    $2,179.87  360 1-Aug-27 $283,500.00
4618345  PALM DESSERT       CA   92260  LCO     8.125    7.859    $1,781.99  360 1-Jul-27 $239,843.01
4618462  LAKE FOREST        CA   92630  SFD     8.000    7.734    $1,707.84  360 1-Aug-27 $232,750.00
4618502  WOODSTOCK          MD   21163  SFD     7.875    7.609    $2,238.29  360 1-Jul-27 $308,487.55
4618646  PLAINSBORO         NJ   08512  SFD     8.875    8.609    $2,377.39  360 1-Jul-27 $298,632.49
4618776  PETALUMA           CA   94954  SFD     8.000    7.734    $2,610.74  360 1-Jul-27 $355,561.26
4618782  OVERLAND PARK      KS   66209  SFD     7.875    7.609    $2,719.01  360 1-Jul-27 $374,741.93
4618783  BURLINGAME         CA   94010  SFD     8.250    7.984    $2,216.24  360 1-Jul-27 $294,811.89
4618785  CITY OF CARLSABAD  CA   92009  SFD     8.125    7.859    $1,893.37  360 1-Jul-27 $254,833.19
4618787  BLYTHEWOOD         SC   29016  SFD     8.250    7.984    $1,675.33  360 1-Jul-27 $222,857.80
4618810  BROOKLYN           NY   11234  MF2     8.250    7.984    $3,425.78  360 1-Aug-27 $456,000.00
4618983  REHOBOTH           DE   19971  LCO     8.375    8.109      $700.41  360 1-Aug-27 $92,150.00
4618991  MARIETTA           GA   30064  SFD     8.625    8.359      $752.91  360 1-Aug-27 $96,800.00
4619397  RESCUE             CA   95672  SFD     8.000    7.734    $1,907.79  360 1-Aug-27 $260,000.00
4619715  MONTE SERENO       CA   95030  SFD     7.750    7.484    $2,364.16  360 1-Jul-27 $329,767.09
4619804  DELTONA            FL   32738  SFD     8.500    8.234      $356.17  360 1-Aug-27 $46,320.00
4619923  MARLBORO           NJ   07746  SFD     8.500    8.234    $2,714.27  360 1-Aug-27 $353,000.00
4620098  COLORADO SPRINGS   CO   80918  SFD     8.125    7.859    $1,831.00  360 1-Aug-27 $246,600.00
4620166  OAKDALE            CA   95361  SFD     8.375    8.109    $1,319.49  360 1-Jul-27 $173,492.09
4620556  MINNETRISTA        MN   55364  SFD     8.250    7.984    $1,649.78  360 1-Jul-27 $219,459.97
4620574  ARCADIA            CA   91006  SFD     7.750    7.484    $1,948.65  360 1-Aug-27 $272,000.00
4620846  BETHANY BEACH      DE   19930  LCO     8.250    7.984    $1,893.20  360 1-Aug-27 $252,000.00
4620890  DANIA              FL   33004  SFD     8.125    7.859    $1,877.04  360 1-Aug-27 $252,800.00
4621305  SAN JOSE           CA   95148  SFD     7.875    7.609    $1,832.98  360 1-Aug-27 $252,800.00
4621347  KINGWOOD           TX   77345  SFD     7.750    7.484    $2,187.93  360 1-Aug-27 $305,400.00
4621356  EVERGREEN          CO   80439  SFD     7.875    7.609    $1,903.31  360 1-Aug-27 $262,500.00
4621556  CRESTED BUTTE      CO   81224  LCO     8.125    7.859      $691.27  360 1-Aug-27 $93,100.00
4621598  ALBUQUERQUE        NM   87122  SFD     8.000    7.734    $1,761.04  360 1-Jul-27 $239,838.96
4621809  MORGAN HILL        CA   95037  SFD     7.875    7.609    $2,189.71  360 1-Aug-27 $302,000.00
4622018  SAN JOSE           CA   95131  SFD     8.750    8.484    $2,109.93  360 1-Jul-27 $268,045.70
4622033  SAN MARINO         CA   91108  SFD     8.250    7.984    $2,734.61  360 1-Jul-27 $363,767.89
4622806  KAILUA-KONA        HI   96740  SFD     8.375    8.109    $2,827.47  360 1-Jul-27 $371,768.78
4623042  HIGHLAND VILLAGE   TX   75067  SFD     7.875    7.609    $4,314.17  360 1-Aug-27 $595,000.00
4623227  WHITTIER           CA   90602  SFD     8.250    7.984    $1,724.16  360 1-Jul-27 $229,353.66
4623331  PHOENIX            AZ   85045  SFD     7.875    7.609    $2,049.05  360 1-Aug-27 $282,600.00
4624767  SOLON              OH   44139  SFD     7.875    7.609    $1,768.81  360 1-Aug-27 $243,950.00
4625012  LOS ANGELES        CA   90045  SFD     7.750    7.484    $1,735.51  360 1-Aug-27 $242,250.00
4625017  ST. SIMONS ISLAND  GA   31522  SFD     7.875    7.609    $3,126.86  360 1-Aug-27 $431,250.00
4625679  SAN FRANCISCO      CA   94131  SFD     8.000    7.734    $2,472.79  360 1-Aug-27 $337,000.00
4627449  CROFTON            MD   21114  SFD     8.000    7.734    $1,721.42  360 1-Aug-27 $234,600.00
4627451  ESCONDIDO          CA   92029  SFD     8.125    7.859    $1,593.40  360 1-Jul-27 $214,459.63

                                                                                          $193,959,631.38


MORTGAGE                  MORTGAGE          T.O.P.  MASTER
  LOAN                   INSURANCE SERVICE MORTGAGE SERVICE
 NUMBER     LTV   SUBSIDY   CODE     FEE     LOAN     FEE
 ------     ---   -------   ----     ---     ----     ---
 4522676   75.00                    0.250            0.016
 4525250   51.67                    0.250            0.016
 4530809   75.00                    0.250            0.016
 4545289   75.21                    0.250            0.016
 4545842   71.43                    0.250            0.016
 4554618   74.96                    0.250            0.016
 4558981   88.64             11     0.250            0.016
 4561624   94.99             11     0.250            0.016
 4562417   80.00                    0.250            0.016
 4562783   85.24             06     0.250            0.016
 4563053   63.62                    0.250            0.016
 4566423   70.00                    0.250            0.016
 4567785   90.00             06     0.250            0.016
 4569200   89.89             01     0.250            0.016
 4570202   70.00                    0.250            0.016
 4571201   78.99                    0.250            0.016
 4571991   80.00                    0.250            0.016
 4572563   80.00                    0.250            0.016
 4572597   74.68                    0.250            0.016
 4572626   68.80                    0.250            0.016
 4572984   78.60                    0.250            0.016
 4573526   80.00                    0.250            0.016
 4574584   76.92                    0.250            0.016
 4575710   80.00                    0.250            0.016
 4576182   80.00                    0.250            0.016
 4576853   84.29             33     0.250            0.016
 4577006   95.00                    0.250            0.016
 4577687   94.90             06     0.250            0.016
 4578496   70.00                    0.250            0.016
 4578924   80.00                    0.250            0.016
 4579095   94.99             06     0.250            0.016
 4579167   90.00             11     0.250            0.016
 4579498   90.00             11     0.250            0.016
 4579734   89.99                    0.250            0.016
 4579925   80.00                    0.250            0.016
 4580475   79.99                    0.250            0.016
 4580496   78.30                    0.250            0.016
 4580555   80.00                    0.250            0.016
 4580930   90.00             11     0.250            0.016
 4581006   69.65                    0.250            0.016
 4581095   68.00                    0.250            0.016
 4581176   77.27                    0.250            0.016
 4581629   61.84                    0.250            0.016
 4581892   80.00                    0.250            0.016
 4582127   56.55                    0.250            0.016
 4582655   80.00                    0.250            0.016
 4583335   62.90                    0.250            0.016
 4583444   74.85                    0.250            0.016
 4583557   56.83                    0.250            0.016
 4583819   75.00                    0.250            0.016
 4584066   70.97                    0.250            0.016
 4584382   74.91                    0.250            0.016
 4584580   76.08                    0.250            0.016
 4584627   80.00                    0.250            0.016
 4585053   90.00             11     0.250            0.016
 4585480   75.00                    0.250            0.016
 4585965   80.00                    0.250            0.016
 4585975   79.77                    0.250            0.016
 4586076   50.00                    0.250            0.016
 4586381   80.00                    0.250            0.016
 4586648   80.00                    0.250            0.016
 4586810   79.03                    0.250            0.016
 4586849   74.50                    0.250            0.016
 4588004   90.00             12     0.250            0.016
 4588098   90.00             06     0.250            0.016
 4588207   80.00                    0.250            0.016
 4588477   75.00                    0.250            0.016
 4588617   80.00                    0.250            0.016
 4588742   80.00                    0.250            0.016
 4588779   59.52                    0.250            0.016
 4588913   42.86                    0.250            0.016
 4589264   62.96                    0.250            0.016
 4589310   90.00             06     0.250            0.016
 4589407   60.00                    0.250            0.016
 4589469   80.00                    0.250            0.016
 4589591   70.00                    0.250            0.016
 4589681   90.00                    0.250            0.016
 4590453   80.00                    0.250            0.016
 4590636   43.10                    0.250            0.016
 4590751   90.00             01     0.250            0.016
 4590754   80.00                    0.250            0.016
 4591180   48.93                    0.250            0.016
 4591192   80.00                    0.250            0.016
 4591457   80.00                    0.250            0.016
 4591489   74.07                    0.250            0.016
 4591523   95.00             11     0.250            0.016
 4591759   80.00                    0.250            0.016
 4592050   80.00                    0.250            0.016
 4592057   90.34             01     0.250            0.016
 4592060   80.00                    0.250            0.016
 4592152   89.84             06     0.250            0.016
 4592232   70.00                    0.250            0.016
 4592266   80.00                    0.250            0.016
 4592372   90.00             11     0.250            0.016
 4592433   90.00             11     0.250            0.016
 4592497   80.00                    0.250            0.016
 4592633   80.00                    0.250            0.016
 4592723   79.99                    0.250            0.016
 4592764   90.00             06     0.250            0.016
 4592950   80.00                    0.250            0.016
 4593290   63.38                    0.250            0.016
 4593395   95.00             11     0.250            0.016
 4593597   63.41                    0.250            0.016
 4593773   67.90                    0.250            0.016
 4593967   90.00             06     0.250            0.016
 4593973   80.00                    0.250            0.016
 4594451   65.57                    0.250            0.016
 4594527   58.44                    0.250            0.016
 4594545   89.02             06     0.250            0.016
 4594560   90.00             01     0.250            0.016
 4594633   50.53                    0.250            0.016
 4594634   80.00                    0.250            0.016
 4594643   80.00                    0.250            0.016
 4594807   80.00                    0.250            0.016
 4594942   90.00             06     0.250            0.016
 4595113   80.00                    0.250            0.016
 4595115   90.00             01     0.250            0.016
 4595194   80.00                    0.250            0.016
 4595320   80.00                    0.250            0.016
 4595346   79.99                    0.250            0.016
 4595439   89.98             24     0.250            0.016
 4595462   78.33                    0.250            0.016
 4595586   69.03                    0.250            0.016
 4595625   80.00                    0.250            0.016
 4595663   65.00                    0.250            0.016
 4595700   80.00                    0.250            0.016
 4595719   75.00                    0.250            0.016
 4595731   90.00             17     0.250            0.016
 4595742   44.44                    0.250            0.016
 4595784   89.39             12     0.250            0.016
 4595879   39.29                    0.250            0.016
 4595889   74.42                    0.250            0.016
 4595924   80.00                    0.250            0.016
 4595990   72.27                    0.250            0.016
 4596033   90.00                    0.250            0.016
 4596066   88.89             06     0.250            0.016
 4596092   79.40                    0.250            0.016
 4596305   69.57                    0.250            0.016
 4596426   90.00             06     0.250            0.016
 4596480   80.00                    0.250            0.016
 4596508   88.89             01     0.250            0.016
 4596559   55.05                    0.250            0.016
 4596724   80.00                    0.250            0.016
 4596765   66.06                    0.250            0.016
 4596909   80.00                    0.250            0.016
 4596947   90.00             06     0.250            0.016
 4596968   78.95                    0.250            0.016
 4597066   56.52                    0.250            0.016
 4597140   68.27                    0.250            0.016
 4597194   80.00                    0.250            0.016
 4597211   94.99                    0.250            0.016
 4597285   74.00                    0.250            0.016
 4597289   89.83             12     0.250            0.016
 4597344   59.07                    0.250            0.016
 4597432   70.16                    0.250            0.016
 4597560   79.17                    0.250            0.016
 4597754   80.00                    0.250            0.016
 4597857   80.00                    0.250            0.016
 4597884   68.78                    0.250            0.016
 4597885   75.00                    0.250            0.016
 4597909   95.00             17     0.250            0.016
 4597943   79.56                    0.250            0.016
 4597987   90.00             01     0.250            0.016
 4598021   34.48                    0.250            0.016
 4598356   80.00                    0.250            0.016
 4598361   80.00                    0.250            0.016
 4598403   79.46                    0.250            0.016
 4598456   78.65                    0.250            0.016
 4598649   80.00                    0.250            0.016
 4598657   95.00                    0.250            0.016
 4598667   79.99                    0.250            0.016
 4598732   62.96                    0.250            0.016
 4598894   80.00                    0.250            0.016
 4598917   40.00                    0.250            0.016
 4598944   90.00             11     0.250            0.016
 4598961   80.00                    0.250            0.016
 4598978   74.37                    0.250            0.016
 4599024   79.98                    0.250            0.016
 4599073   84.99             13     0.250            0.016
 4599093   89.99             11     0.250            0.016
 4599095   74.95                    0.250            0.016
 4599177   80.00                    0.250            0.016
 4599194   66.67                    0.250            0.016
 4599210   90.00             01     0.250            0.016
 4599219   90.00             06     0.250            0.016
 4599228   90.00             13     0.250            0.016
 4599231   71.01                    0.250            0.016
 4599233   89.92             12     0.250            0.016
 4599242   75.00                    0.250            0.016
 4599246   80.00                    0.250            0.016
 4599335   80.00                    0.250            0.016
 4599455   80.00                    0.250            0.016
 4599463   48.56                    0.250            0.016
 4599473   80.00                    0.250            0.016
 4599499   70.00                    0.250            0.016
 4599520   80.00                    0.250            0.016
 4599543   89.94             11     0.250            0.016
 4599547   80.00                    0.250            0.016
 4599553   68.15                    0.250            0.016
 4599562   78.26                    0.250            0.016
 4599671   87.95             06     0.250            0.016
 4599683   75.00                    0.250            0.016
 4599764   68.42                    0.250            0.016
 4599818   79.63                    0.250            0.016
 4599820   80.00                    0.250            0.016
 4599982   79.00                    0.250            0.016
 4600039   79.88                    0.250            0.016
 4600090   44.72                    0.250            0.016
 4600142   85.99             06     0.250            0.016
 4600203   80.00                    0.250            0.016
 4600341   74.17                    0.250            0.016
 4600371   59.09                    0.250            0.016
 4600380   79.63                    0.250            0.016
 4600392   94.98             11     0.250            0.016
 4600413   80.00                    0.250            0.016
 4600422   70.89                    0.250            0.016
 4600435   73.17                    0.250            0.016
 4600461   79.25                    0.250            0.016
 4600498   90.00             11     0.250            0.016
 4600626   74.15                    0.250            0.016
 4600658   94.06             11     0.250            0.016
 4600663   80.00                    0.250            0.016
 4600689   57.85                    0.250            0.016
 4600767   80.00                    0.250            0.016
 4600792   76.74                    0.250            0.016
 4600799   80.00                    0.250            0.016
 4600804   45.05                    0.250            0.016
 4600813   90.00             06     0.250            0.016
 4600964   60.65                    0.250            0.016
 4601041   66.21                    0.250            0.016
 4601046   78.50                    0.250            0.016
 4601059   65.39                    0.250            0.016
 4601102   80.00                    0.250            0.016
 4601142   74.60                    0.250            0.016
 4601171   80.00                    0.250            0.016
 4601187   73.33                    0.250            0.016
 4601231   80.00                    0.250            0.016
 4601255   69.91                    0.250            0.016
 4601409   89.40             12     0.250            0.016
 4601549   90.00             12     0.250            0.016
 4601568   80.00                    0.250            0.016
 4601620   80.00                    0.250            0.016
 4601622   72.60                    0.250            0.016
 4601677   90.00             12     0.250            0.016
 4601727   90.00             01     0.250            0.016
 4601882   93.18             06     0.250            0.016
 4601905   80.00                    0.250            0.016
 4601925   80.00                    0.250            0.016
 4601953   78.21                    0.250            0.016
 4601973   66.12                    0.250            0.016
 4601980   84.99             01     0.250            0.016
 4602006   89.67             06     0.250            0.016
 4602126   90.00                    0.250            0.016
 4602198   59.91                    0.250            0.016
 4602247   80.00                    0.250            0.016
 4602266   69.78                    0.250            0.016
 4602301   90.00             12     0.250            0.016
 4602399   89.92             06     0.250            0.016
 4602403   70.00                    0.250            0.016
 4602426   90.00             06     0.250            0.016
 4602449   79.94                    0.250            0.016
 4602476   80.00                    0.250            0.016
 4602495   87.64             11     0.250            0.016
 4602498   74.38                    0.250            0.016
 4602508   80.00                    0.250            0.016
 4602514   90.00             06     0.250            0.016
 4602521   80.00                    0.250            0.016
 4602543   80.00                    0.250            0.016
 4602560   90.00             17     0.250            0.016
 4602572   69.75                    0.250            0.016
 4602640   80.00                    0.250            0.016
 4602656   52.79                    0.250            0.016
 4602679   80.00                    0.250            0.016
 4602682   70.59                    0.250            0.016
 4602719   75.29                    0.250            0.016
 4602737   80.00                    0.250            0.016
 4602754   80.00                    0.250            0.016
 4602774   78.95                    0.250            0.016
 4602796   60.90                    0.250            0.016
 4602823   73.95                    0.250            0.016
 4602887   80.00                    0.250            0.016
 4602974   75.00                    0.250            0.016
 4603019   63.12                    0.250            0.016
 4603055   70.00                    0.250            0.016
 4603084   86.99             01     0.250            0.016
 4603168   79.99                    0.250            0.016
 4603212   80.00                    0.250            0.016
 4603223   80.00                    0.250            0.016
 4603303   40.81                    0.250            0.016
 4603306   70.00                    0.250            0.016
 4603436   85.00             06     0.250            0.016
 4603520   75.00                    0.250            0.016
 4603628   90.00             13     0.250            0.016
 4603670   39.29                    0.250            0.016
 4603681   80.00                    0.250            0.016
 4603689   63.38                    0.250            0.016
 4603723   68.75                    0.250            0.016
 4603860   75.48                    0.250            0.016
 4603861   80.00                    0.250            0.016
 4603914   88.98             06     0.250            0.016
 4603977   80.00                    0.250            0.016
 4603992   66.67                    0.250            0.016
 4604019   64.79                    0.250            0.016
 4604028   69.80                    0.250            0.016
 4604048   64.18                    0.250            0.016
 4604049   83.93                    0.250            0.016
 4604057   76.83                    0.250            0.016
 4604058   60.00                    0.250            0.016
 4604116   90.00                    0.250            0.016
 4604174   72.29                    0.250            0.016
 4604216   67.42                    0.250            0.016
 4604218   67.42                    0.250            0.016
 4604230   90.00                    0.250            0.016
 4604258   59.57                    0.250            0.016
 4604316   72.22                    0.250            0.016
 4604349   90.00             11     0.250            0.016
 4604383   80.00                    0.250            0.016
 4604403   75.00                    0.250            0.016
 4604422   80.00                    0.250            0.016
 4604432   50.79                    0.250            0.016
 4604486   90.00             01     0.250            0.016
 4604513   80.00                    0.250            0.016
 4604537   56.91                    0.250            0.016
 4604544   50.00                    0.250            0.016
 4604702   90.00                    0.250            0.016
 4604772   68.00                    0.250            0.016
 4604881   72.26                    0.250            0.016
 4604882   80.00                    0.250            0.016
 4604884   79.99                    0.250            0.016
 4604920   90.00             12     0.250            0.016
 4605074   62.31                    0.250            0.016
 4605078   45.00                    0.250            0.016
 4605091   58.33                    0.250            0.016
 4605108   89.99             06     0.250            0.016
 4605114   80.00                    0.250            0.016
 4605123   58.82                    0.250            0.016
 4605284   68.18                    0.250            0.016
 4605312   80.00                    0.250            0.016
 4605319   80.00                    0.250            0.016
 4605447   90.00             06     0.250            0.016
 4605486   46.61                    0.250            0.016
 4605492   95.00             06     0.250            0.016
 4605537   75.94                    0.250            0.016
 4605602   77.06                    0.250            0.016
 4605666   80.00                    0.250            0.016
 4605701   43.37                    0.250            0.016
 4605743   76.27                    0.250            0.016
 4605837   63.86                    0.250            0.016
 4605849   80.00                    0.250            0.016
 4605917   75.94                    0.250            0.016
 4605924   80.00                    0.250            0.016
 4605947   79.98                    0.250            0.016
 4605961   90.00                    0.250            0.016
 4606006   73.33                    0.250            0.016
 4606025   75.86                    0.250            0.016
 4606057   70.00                    0.250            0.016
 4606074   79.99                    0.250            0.016
 4606090   75.00                    0.250            0.016
 4606092   90.00                    0.250            0.016
 4606099   80.00                    0.250            0.016
 4606106   85.00                    0.250            0.016
 4606117   80.00                    0.250            0.016
 4606203   79.17                    0.250            0.016
 4606249   95.00                    0.250            0.016
 4606279   67.50                    0.250            0.016
 4606344   77.89                    0.250            0.016
 4606485   74.99                    0.250            0.016
 4606582   61.21                    0.250            0.016
 4606724   83.61             17     0.250            0.016
 4606744   69.79                    0.250            0.016
 4606762   80.00                    0.250            0.016
 4606773   95.00             11     0.250            0.016
 4606793   80.00                    0.250            0.016
 4606797   80.00                    0.250            0.016
 4606909   42.94                    0.250            0.016
 4607030   95.00             11     0.250            0.016
 4607041   79.37                    0.250            0.016
 4607050   80.00                    0.250            0.016
 4607058   80.00                    0.250            0.016
 4607212   90.00             13     0.250            0.016
 4607222   80.00                    0.250            0.016
 4607245   80.00                    0.250            0.016
 4607247   60.00                    0.250            0.016
 4607256   90.00             13     0.250            0.016
 4607303   80.00                    0.250            0.016
 4607341   53.62                    0.250            0.016
 4607357   75.00                    0.250            0.016
 4607568   62.07                    0.250            0.016
 4607595   67.39                    0.250            0.016
 4607605   80.00                    0.250            0.016
 4607625   80.00                    0.250            0.016
 4607668   79.79                    0.250            0.016
 4607670   74.07                    0.250            0.016
 4607754   89.80             06     0.250            0.016
 4607773   75.00                    0.250            0.016
 4607835   75.00                    0.250            0.016
 4607873   62.93                    0.250            0.016
 4607877   84.21             11     0.250            0.016
 4607955   74.72                    0.250            0.016
 4608046   89.98             11     0.250            0.016
 4608066   65.00                    0.250            0.016
 4608087   74.83                    0.250            0.016
 4608194   75.00                    0.250            0.016
 4608312   80.00                    0.250            0.016
 4608319   80.00                    0.250            0.016
 4608325   89.89             33     0.250            0.016
 4608413   71.90                    0.250            0.016
 4608418   80.00                    0.250            0.016
 4608490   79.98                    0.250            0.016
 4608497   52.72                    0.250            0.016
 4608578   66.67                    0.250            0.016
 4608593   80.00                    0.250            0.016
 4608616   90.00             01     0.250            0.016
 4608646   90.00             11     0.250            0.016
 4608744   90.00             17     0.250            0.016
 4608818   89.69                    0.250            0.016
 4609017   79.99                    0.250            0.016
 4609097   88.37             06     0.250            0.016
 4609130   80.00                    0.250            0.016
 4609144   80.00                    0.250            0.016
 4609247   80.00                    0.250            0.016
 4609346   61.11                    0.250            0.016
 4609431   75.00                    0.250            0.016
 4609435   80.00                    0.250            0.016
 4609458   47.97                    0.250            0.016
 4609460   90.00             11     0.250            0.016
 4609464   90.00             11     0.250            0.016
 4609596   65.00                    0.250            0.016
 4609672   68.29                    0.250            0.016
 4609675   80.00                    0.250            0.016
 4609690   90.00                    0.250            0.016
 4609730   66.02                    0.250            0.016
 4609743   74.99                    0.250            0.016
 4609907   78.26                    0.250            0.016
 4609932   80.00                    0.250            0.016
 4609966   95.00             11     0.250            0.016
 4609984   80.00                    0.250            0.016
 4609996   75.00                    0.250            0.016
 4610020   69.57                    0.250            0.016
 4610046   85.00             17     0.250            0.016
 4610096   64.79                    0.250            0.016
 4610099   80.00                    0.250            0.016
 4610115   93.75             06     0.250            0.016
 4610162   89.82             01     0.250            0.016
 4610180   76.28                    0.250            0.016
 4610212   89.99                    0.250            0.016
 4610215   80.00                    0.250            0.016
 4610246   79.31                    0.250            0.016
 4610273   74.88                    0.250            0.016
 4610331   63.86                    0.250            0.016
 4610337   79.26                    0.250            0.016
 4610439   89.97             06     0.250            0.016
 4610441   90.00                    0.250            0.016
 4610442   67.92                    0.250            0.016
 4610462   50.86                    0.250            0.016
 4610470   34.68                    0.250            0.016
 4610477   80.00                    0.250            0.016
 4610553   80.00                    0.250            0.016
 4610561   80.00                    0.250            0.016
 4610566   55.17                    0.250            0.016
 4610567   30.19                    0.250            0.016
 4610570   80.00                    0.250            0.016
 4610579   90.00             06     0.250            0.016
 4610581   75.00                    0.250            0.016
 4610593   80.00                    0.250            0.016
 4610605   90.00             01     0.250            0.016
 4610615   62.49                    0.250            0.016
 4610616   80.00                    0.250            0.016
 4610703   73.53                    0.250            0.016
 4610711   76.02                    0.250            0.016
 4610743   80.00                    0.250            0.016
 4610745   90.00                    0.250            0.016
 4610773   90.00                    0.250            0.016
 4610811   66.67                    0.250            0.016
 4610836   80.00                    0.250            0.016
 4610839   69.99                    0.250            0.016
 4610897   62.43                    0.250            0.016
 4610953   88.85             06     0.250            0.016
 4610963   80.00                    0.250            0.016
 4610973   80.00                    0.250            0.016
 4610981   45.05                    0.250            0.016
 4610992   73.78                    0.250            0.016
 4611004   90.00             17     0.250            0.016
 4611047   80.00                    0.250            0.016
 4611054   77.78                    0.250            0.016
 4611060   79.26                    0.250            0.016
 4611072   90.00                    0.250            0.016
 4611149   75.00                    0.250            0.016
 4611413   76.77                    0.250            0.016
 4611418   80.00                    0.250            0.016
 4611423   90.00                    0.250            0.016
 4611474   80.00                    0.250            0.016
 4611494   47.06                    0.250            0.016
 4611518   67.22                    0.250            0.016
 4611520   71.97                    0.250            0.016
 4611527   79.99                    0.250            0.016
 4611535   69.33                    0.250            0.016
 4611607   73.17                    0.250            0.016
 4611673   66.76                    0.250            0.016
 4611776   79.76                    0.250            0.016
 4611787   89.96                    0.250            0.016
 4611792   74.99                    0.250            0.016
 4611948   57.97                    0.250            0.016
 4612027   80.00                    0.250            0.016
 4612140   75.00                    0.250            0.016
 4612142   80.00                    0.250            0.016
 4612148   90.00             50     0.250            0.016
 4612237   75.00                    0.250            0.016
 4612282   75.00                    0.250            0.016
 4612319   79.21                    0.250            0.016
 4612327   90.00             01     0.250            0.016
 4612365   79.99                    0.250            0.016
 4612499   80.00                    0.250            0.016
 4612510   74.97                    0.250            0.016
 4612518   68.02                    0.250            0.016
 4612530   79.66                    0.250            0.016
 4612543   72.90                    0.250            0.016
 4612544   75.00                    0.250            0.016
 4612557   85.00             11     0.250            0.016
 4612574   90.00                    0.250            0.016
 4612613   82.76             06     0.250            0.016
 4612697   80.00                    0.250            0.016
 4612700   79.90                    0.250            0.016
 4612747   89.98             24     0.250            0.016
 4612849   80.00                    0.250            0.016
 4612887   60.30                    0.250            0.016
 4612896   75.00                    0.250            0.016
 4612904   78.73                    0.250            0.016
 4612905   79.89                    0.250            0.016
 4612908   75.00                    0.250            0.016
 4612914   80.00                    0.250            0.016
 4612934   80.00                    0.250            0.016
 4613183   76.19                    0.250            0.016
 4613205   79.97                    0.250            0.016
 4613236   80.00                    0.250            0.016
 4613244   74.81                    0.250            0.016
 4613248   80.00                    0.250            0.016
 4613255   75.00                    0.250            0.016
 4613269   80.00                    0.250            0.016
 4613273   79.96                    0.250            0.016
 4613282   80.00                    0.250            0.016
 4613288   60.51                    0.250            0.016
 4613319   63.75                    0.250            0.016
 4613388   80.00                    0.250            0.016
 4613420   72.46                    0.250            0.016
 4613443   80.00                    0.250            0.016
 4613458   89.99                    0.250            0.016
 4613483   75.00                    0.250            0.016
 4613662   80.00                    0.250            0.016
 4613670   50.25                    0.250            0.016
 4613770   79.93                    0.250            0.016
 4613777   89.30             13     0.250            0.016
 4613786   89.66                    0.250            0.016
 4613866   75.47                    0.250            0.016
 4613920   80.00                    0.250            0.016
 4613932   80.00                    0.250            0.016
 4613936   80.00                    0.250            0.016
 4613942   80.00                    0.250            0.016
 4613952   80.00                    0.250            0.016
 4613959   80.00                    0.250            0.016
 4613963   61.95                    0.250            0.016
 4613981   68.92                    0.250            0.016
 4614035   66.27                    0.250            0.016
 4614141   90.00             06     0.250            0.016
 4614144   80.00                    0.250            0.016
 4614148   80.00                    0.250            0.016
 4614149   70.75                    0.250            0.016
 4614155   30.77                    0.250            0.016
 4614161   80.00                    0.250            0.016
 4614169   50.70                    0.250            0.016
 4614172   80.00                    0.250            0.016
 4614175   80.00                    0.250            0.016
 4614177   80.00                    0.250            0.016
 4614181   50.00                    0.250            0.016
 4614188   75.00                    0.250            0.016
 4614229   75.00                    0.250            0.016
 4614257   95.00             06     0.250            0.016
 4614302   49.89                    0.250            0.016
 4614450   80.00                    0.250            0.016
 4614482   80.00                    0.250            0.016
 4614493   80.00                    0.250            0.016
 4614500   89.00             01     0.250            0.016
 4614508   64.75                    0.250            0.016
 4614534   80.00                    0.250            0.016
 4614540   70.18                    0.250            0.016
 4614562   80.00                    0.250            0.016
 4614565   63.16                    0.250            0.016
 4614637   80.00                    0.250            0.016
 4614689   90.00                    0.250            0.016
 4614701   76.73                    0.250            0.016
 4614997   80.00                    0.250            0.016
 4615020   79.76                    0.250            0.016
 4615049   69.74                    0.250            0.016
 4615095   80.00                    0.250            0.016
 4615114   80.00                    0.250            0.016
 4615156   80.00                    0.250            0.016
 4615245   89.99             12     0.250            0.016
 4615304   65.84                    0.250            0.016
 4615344   80.00                    0.250            0.016
 4615380   58.76                    0.250            0.016
 4615422   79.99                    0.250            0.016
 4615432   72.15                    0.250            0.016
 4615437   78.95                    0.250            0.016
 4615455   89.98             06     0.250            0.016
 4615458   79.97                    0.250            0.016
 4615461   95.00             01     0.250            0.016
 4615465   63.44                    0.250            0.016
 4615475   80.00                    0.250            0.016
 4615485   85.51             01     0.250            0.016
 4615501   60.00                    0.250            0.016
 4615505   80.00                    0.250            0.016
 4615515   80.00                    0.250            0.016
 4615524   66.37                    0.250            0.016
 4615543   50.81                    0.250            0.016
 4615550   66.90                    0.250            0.016
 4615551   70.15                    0.250            0.016
 4615610   95.00             06     0.250            0.016
 4615622   80.00                    0.250            0.016
 4615690   80.00                    0.250            0.016
 4615766   25.19                    0.250            0.016
 4615782   90.99             06     0.250            0.016
 4615821   74.98                    0.250            0.016
 4615895   76.44                    0.250            0.016
 4615908   80.00                    0.250            0.016
 4616002   75.00                    0.250            0.016
 4616029   80.00                    0.250            0.016
 4616036   79.99                    0.250            0.016
 4616060   74.64                    0.250            0.016
 4616107   80.00                    0.250            0.016
 4616128   89.99                    0.250            0.016
 4616171   95.00                    0.250            0.016
 4616300   90.00             06     0.250            0.016
 4616375   90.00             06     0.250            0.016
 4616633   77.50                    0.250            0.016
 4616681   75.00                    0.250            0.016
 4616744   69.51                    0.250            0.016
 4616810   80.00                    0.250            0.016
 4616857   90.00             06     0.250            0.016
 4616896   79.99                    0.250            0.016
 4617078   80.00                    0.250            0.016
 4617087   72.13                    0.250            0.016
 4617154   74.97                    0.250            0.016
 4617607   63.20                    0.250            0.016
 4617628   79.99                    0.250            0.016
 4617733   79.99                    0.250            0.016
 4617900   74.99                    0.250            0.016
 4618040   74.19                    0.250            0.016
 4618149   62.36                    0.250            0.016
 4618230   89.98             01     0.250            0.016
 4618331   90.00                    0.250            0.016
 4618345   80.00                    0.250            0.016
 4618462   95.00             11     0.250            0.016
 4618502   89.96             01     0.250            0.016
 4618646   80.00                    0.250            0.016
 4618776   80.00                    0.250            0.016
 4618782   79.96                    0.250            0.016
 4618783   72.13                    0.250            0.016
 4618785   75.00                    0.250            0.016
 4618787   74.58                    0.250            0.016
 4618810   80.00                    0.250            0.016
 4618983   74.98                    0.250            0.016
 4618991   80.00                    0.250            0.016
 4619397   76.70                    0.250            0.016
 4619715   34.74                    0.250            0.016
 4619804   80.00                    0.250            0.016
 4619923   73.54                    0.250            0.016
 4620098   90.00             50     0.250            0.016
 4620166   80.00                    0.250            0.016
 4620556   90.00             06     0.250            0.016
 4620574   80.00                    0.250            0.016
 4620846   80.00                    0.250            0.016
 4620890   80.00                    0.250            0.016
 4621305   80.00                    0.250            0.016
 4621347   80.00                    0.250            0.016
 4621356   75.00                    0.250            0.016
 4621556   70.00                    0.250            0.016
 4621598   75.00                    0.250            0.016
 4621809   84.13                    0.250            0.016
 4622018   90.00                    0.250            0.016
 4622033   80.00                    0.250            0.016
 4622806   80.00                    0.250            0.016
 4623042   66.48                    0.250            0.016
 4623227   90.71             24     0.250            0.016
 4623331   85.00             01     0.250            0.016
 4624767   85.00                    0.250            0.016
 4625012   95.00             33     0.250            0.016
 4625017   75.00                    0.250            0.016
 4625679   77.47                    0.250            0.016
 4627449   78.30                    0.250            0.016
 4627451   67.59                    0.250            0.016

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1997-12  Exhibit F-3 (Part A)
20 & 30 YEAR FIXED RATE NON-RELOCATION LOANS

                                                             NET                                    CUT-OFF
MORTGAGE                                          MORTGAGE MORTGAGE CURRENT   ORIGINAL  SCHEDULED    DATE
 LOAN                               ZIP  PROPERTY INTEREST INTEREST MONTHLY   TERM TO   MATURITY   PRINCIPAL
NUMBER          CITY         STATE  CODE   TYPE     RATE     RATE   PAYMENT   MATURITY    DATE      BALANCE
------          ----         -----  ----   ----     ----     ----   -------   --------    ----      -------
4543095 YORBA LINDA          CA     92686  SFD     8.250    7.984      $817.53  360    1-Feb-24  $104,798.52
4563563 BALD HEAD ISLAND     NC     28461  SFD     8.125    7.859    $2,618.79  360    1-Jan-27  $351,051.80
4572777 BEAVERCREEK          OH     45440  SFD     8.250    7.984    $2,103.55  360    1-Feb-27  $278,910.12
4573131 MONROEVILLE          PA     15146  SFD     8.000    7.734    $2,740.62  360    1-Feb-27  $371,970.99
4578211 BALD HEAD ISLAND     NC     28461  SFD     7.750    7.484    $2,417.89  360    1-Feb-27  $336,047.51
4578507 BALD HEAD ISLAND     NC     28461  SFD     7.875    7.609    $2,186.81  360    1-Feb-27  $300,334.04
4579523 COLLIERVILLE         TN     38017  SFD     8.000    7.734    $2,201.30  360    1-Feb-27  $298,771.90
4579738 MEDINA               MN     55356  SFD     8.125    7.859    $2,969.99  360    1-Jun-27  $399,474.91
4588958 NAPERVILLE           IL     60565  SFD     8.000    7.984    $1,746.36  360    1-Jun-27  $237,669.18
4595330 ROSWELL              GA     30076  SFD     8.000    7.734    $2,054.55  360    1-Jul-27  $279,812.12
4595828 MINNEAPOLIS          MN     55405  SFD     8.125    7.859    $2,227.50  360    1-Jun-27  $299,606.17
4609428 WEST BLOOMFIELD      MI     48323  SFD     8.375    8.109    $1,660.00  360    1-Jul-27  $218,264.25
4610668 TALLAHASSEE          FL     32312  SFD     8.500    8.234    $1,730.06  360    1-May-27  $224,588.16
4610678 BRENTWOOD            TN     37027  SFD     8.125    7.859    $1,817.64  360    1-Jun-27  $244,415.33
4610922 ALPHARETTA           GA     30202  SFD     8.500    8.234    $2,196.02  360    1-May-27  $285,077.25
4611781 FORT LAUDERDALE      FL     33308  SFD     8.500    8.234    $1,906.91  360    1-May-27  $247,546.07
4613664 ORLANDO              FL     32827  SFD     9.000    8.734    $1,915.00  360    1-Apr-27  $237,474.12
4616655 KNOXVILLE            TN     37919  SFD     8.125    7.859    $2,880.89  360    1-Jun-27  $387,490.66
4616674 MECHANICSVILLE       VA     23116  SFD     8.500    8.234    $1,753.13  360    1-May-27  $227,582.67
4617134 SHAKER HTS           OH     44120  SFD     8.500    8.234    $1,922.29  360    1-May-27  $249,542.40
4617706 POWDER SPRINGS       GA     30073  SFD     8.125    7.859    $1,806.50  360    1-Jun-27  $242,980.61
4618295 WELLINGTON           FL     33414  SFD     7.875    7.609    $1,993.94  360    1-Jun-27  $274,620.26

MORTGAGE                  MORTGAGE          T.O.P.  MASTER
  LOAN                   INSURANCE SERVICE MORTGAGE SERVICE
 NUMBER     LTV   SUBSIDY  CODE     FEE     LOAN     FEE
 ------     ---   -------  ----     ---     ----     ---
4543095    52.13                   0.250            0.016
4563563    79.98                   0.250            0.016
4572777    88.89            06     0.250            0.016
4573131    90.00            13     0.250            0.016
4578211    90.00            12     0.250            0.016
4578507    80.00                   0.250            0.016
4579523    78.64                   0.250            0.016
4579738    80.00                   0.250            0.016
4588958    89.81            06     0.000            0.016
4595330    80.00                   0.250            0.016
4595828    57.14                   0.250            0.016
4609428    80.00                   0.250            0.016
4610668    90.00            24     0.250            0.016
4610678    80.00                   0.250            0.016
4610922    80.00                   0.250            0.016
4611781    80.00                   0.250            0.016
4613664    79.87                   0.250            0.016
4616655    80.00                   0.250            0.016
4616674    80.00                   0.250            0.016
4617134    89.93            11     0.250            0.016
4617706    89.99            13     0.250            0.016
4618295    74.07                   0.250            0.016


NASCOR
NMI / 1997-12  Exhibit F-3 (Part B)
20 & 30 YEAR FIXED RATE NON-RELOCATION LOANS

MORTGAGE                               NMI
LOAN                                   LOAN
NUMBER   SERVICER                      SELLER
-------  -------------------------     --------------------------
4543095  COUNTRYWIDE FUNDING CORP.     COUNTRYWIDE FUNDING CORP.
4563563  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4572777  NATIONAL CITY MORTGAGE CO.    NATIONAL CITY MORTGAGE CO.
4573131  NATIONAL CITY MORTGAGE CO.    NATIONAL CITY MORTGAGE CO.
4578211  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4578507  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4579523  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4579738  FIRST BANK NATIONAL ASSOC.    FIRST BANK NATIONAL ASSOC.
4588958  NATIONAL CITY MORTGAGE CO.    NATIONAL CITY MORTGAGE CO.
4595330  NATIONAL CITY MORTGAGE CO.    NATIONAL CITY MORTGAGE CO.
4595828  FIRST BANK NATIONAL ASSOC.    FIRST BANK NATIONAL ASSOC.
4609428  HUNTINGTON MORTGAGE COMPAN    HUNTINGTON MORTGAGE COMPAN
4610668  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4610678  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4610922  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4611781  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4613664  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4616655  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4616674  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4617134  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4617706  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4618295  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information

         Name of Mortgagor:
                                                 -----------------------------

         Servicer
         Loan No.:
                                                 -----------------------------

Custodian/Trustee

         Name:
                                                 -----------------------------

         Address:
                                                 -----------------------------

                                                 -----------------------------
         Custodian/Trustee
         Mortgage File No.:
                                                 -----------------------------

Seller

         Name:
                                                 -----------------------------

         Address:
                                                 -----------------------------

                                                 -----------------------------

         Certificates:                           Mortgage Pass-Through
                                                 Certificates, Series 1997-12


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1997-12, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of August 29, 1997 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

(  )     Promissory Note dated ______________,  199__, in the original principal sum of  $___________,  made by  ____________________,  payable  to,  or endorsed to the order of, the Trustee.

(  )     Mortgage   recorded  on   _____________________   as   instrument   no.
         ______________  in  the  County  Recorder's  Office  of the  County  of
         ____________________,     State    of     _______________________    in
         book/reel/docket ____________________ of official records at page/image
         ____________.

(  )     Deed of  Trust  recorded  on  ____________________  as  instrument  no.
         _________________  in the  County  Recorder's  Office of the  County of
         ___________________,  State of  _________________  in  book/reel/docket
         ____________________ of official records at page/image ____________.

(  )     Assignment  of  Mortgage or Deed of Trust to the  Trustee,  recorded on
         ______________________________  as instrument no. ______________ in the
         County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ------------.

(  )     Other  documents,  including  any  amendments,   assignments  or  other
         assumptions of the Mortgage Note or Mortgage.

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

          The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION

                                       By:  __________________________

                                       Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT    PURSUANT   TO   SECTION
                                            860E(e)(4)  OF THE INTERNAL  REVENUE
                                            CODE OF 1986,  AS  AMENDED,  AND FOR
                                            NON-ERISA INVESTORS

STATE OF                )
                        ) ss:
COUNTY OF               )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-12, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is not a person other than a U.S. Person (a "Non-U.S. Person") or (ii) is a Non-U.S. Person that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                       [NAME OF PURCHASER]


                                       By:__________________________
                                          [Name of Officer]
                                          [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this __ day of , 19 __.


-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I



            [Letter from Transferor of Class [A-R][A-LR] Certificate]



                                     [Date]



First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:      Norwest Asset Securities Corporation,
                           Series 1997-12, Class [A-R][A-LR]

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                       Very truly yours,
                                       [Transferor]

                                       ----------------------

                                    EXHIBIT J



                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-12
                CLASS [A-7] [A-PO] [B-3] [B-4] [B-5] CERTIFICATES


                               TRANSFEREE'S LETTER



                                       ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-12, Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates (the "Class [A-7] [A-PO] [B-3] [B-4]
[B-5] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of August 29, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-12.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trustee that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b) The Purchaser is acquiring the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated August __, 1997, relating to the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from NASCOR concerning the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates that NASCOR possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates other than in connection with a subsequent sale of Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates.

          [(e)  For  the  Class  A-PO,  Class  B-3,  Class  B-4  and  Class  B-5
     Certificates: Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA,
     Section 4975 of the Code or Similar Law).]

          [(e) For the Class A-7 Certificates: If the purchaser is an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
     Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan or a person utilizing the assets of a Plan, then such Plan or person is an "accredited investor" within the meaning of Rule 501(a)(1) of the Act.]

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates.

          (a) The Purchaser understands that the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither NASCOR, the Master Servicer nor the Trustee is under any obligation to register the Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to NASCOR and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or NASCOR may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which NASCOR or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the

     Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or NASCOR. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and NASCOR against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificate shall be made unless the transferee provides NASCOR and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class [A-7] [A-PO] [B-3] [B-4] [B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:  ______________________________

                                       Its:  ______________________________

                                    EXHIBIT K



                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-12
                       CLASS [M] [B-1] [B-2] CERTIFICATES


                               TRANSFEREE'S LETTER




                                       ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-12, Class [M] [B-1] [B-2] Certificates (the "Class [M] [B-1] [B-2] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of August 29, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-12.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trustee that:

     Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or
     (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.



                                       [PURCHASER]



                                       By:  _____________________________

                                       Its: _____________________________

                                       [Reserved]

                                    EXHIBIT L



                Countrywide Home Loans, Inc. Servicing Agreement

               First Bank National Association Servicing Agreement

                  Huntington Mortgage Corp. Servicing Agreement

                   Suntrust Mortgage, Inc. Servicing Agreement

               National City Mortgage Company Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

              is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-12, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of August 29, 1997 among Norwest Asset Securities Corporation, as Seller ("NASCOR"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

              intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)
(i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In such latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) be provided only to the extent it is not confidential in nature and (ii) be obtainable by the related Servicer from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan

(after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (I) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer if immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account or Lower-Tier Certificate Account as applicable; or (ii) the related Servicer may proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-12. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this
Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company,

         Norwest Bank Minnesota, National Association
         7485 New Horizon Way
         Frederick, MD  21703

         Attention:       Vice President, Master Servicing
         Phone:           301-696-7800
         Fax:             301-815-6365


     (b) in the case of the Purchaser,





         Attention:


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, NASCOR, and each Servicer and each person who controls the Company, NASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, NASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, NASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, NASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Norwest Bank Minnesota, National
                                       Association


                                       By:
                                       Name:
                                       Title:





                                       By:
                                       Name:
                                       Title: